            PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED JULY 1, 1999)

                      FIRST NATIONWIDE TRUST SERIES 1999-4

                         DLJ MORTGAGE ACCEPTANCE CORP.
                                   DEPOSITOR

FIRST NATIONWIDE MORTGAGE CORPORATION             HEADLANDS MORTGAGE COMPANY
         SELLER AND SERVICER                                SELLER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-4

                                 $1,100,001,848
                                 (APPROXIMATE)

  YOU SHOULD CAREFULLY REVIEW
  THE INFORMATION IN 'RISK
  FACTORS' ON PAGE S-6 IN THIS
  PROSPECTUS SUPPLEMENT AND
  PAGE 3 IN THE PROSPECTUS.

  This prospectus supplement
  may be used to offer and
  sell the certificates only
  if accompanied by the
  prospectus.

           THE TRUST WILL ISSUE:

             Four classes of senior Class A Certificates.

             One class of senior principal-only Class P
             Certificates.

             One class of senior interest-only Class X Certificates.

             One class of senior residual Class A-R Certificates.

             Seven classes of Class C-B Certificates, which provide credit enhancement for the senior certificates and each class of Class C-B Certificates, if any, with a lower numerical designation.

           THE CERTIFICATES:

             Represent ownership interests in a trust, whose assets are primarily a pool of fixed rate, first lien residential mortgage loans consisting of four groups.

             Represent obligations of the trust only and do not represent an interest in or obligation of DLJ Mortgage Acceptance Corp., First Nationwide Mortgage Corporation, Headlands Mortgage Company, The First National Bank of Chicago or any of their affiliates.

             Offered to the public are listed under the heading
             'Offered Certificates' in the table on page S-3.

           RISKS:

             The yield to investors on each class of certificates will be sensitive to the rate and timing of principal payments on the mortgage loans in the related loan group or loan groups which may vary over time.

             Net interest shortfalls from prepayments on mortgage loans and losses from liquidations of defaulted mortgage loans will adversely affect the yield to investors in the related certificates, and the investors in the related subordinate certificates in particular.

             The yield on the Class P Certificates and the Class X Certificates are extremely sensitive to the rate and timing of principal prepayments, as discussed in 'Risk Factors' in this prospectus supplement.

Donaldson, Lufkin & Jenrette Securities Corporation, as underwriter, will buy the offered certificates from DLJ Mortgage Acceptance Corp. at a price equal to 95.80% of their face value. The depositor will pay the expenses related to the issuance of the certificates from these proceeds. The underwriter will sell the offered certificates purchased by it from time to time in negotiated transactions at varying prices determined at the time of sale.

The trust will make two REMIC elections for federal income tax purposes.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          DONALDSON, LUFKIN & JENRETTE

                                August 26, 1999

             TABLE OF CONTENTS

                                        PAGE
                                        ----
           PROSPECTUS SUPPLEMENT
           ---------------------

Summary Information...................   S-3
Risk Factors..........................   S-6
Important Notice About Information
  Presented in this Prospectus
  Supplement and Prospectus...........  S-11
Introduction..........................  S-11
The Mortgage Pool.....................  S-11
The Sellers...........................  S-19
Servicing of Mortgage Loans...........  S-22
Description of the Certificates.......  S-25
Glossary of Terms.....................  S-27
Yield, Prepayment and Maturity
  Considerations......................  S-37
Credit Enhancement....................  S-48
Use of Proceeds.......................  S-49
Material Federal Income Tax
  Consequences........................  S-49
ERISA Considerations..................  S-51
Method of Distribution................  S-52
Legal Matters.........................  S-53
Ratings...............................  S-53

                                        PAGE
                                        ----
                 PROSPECTUS
                 ----------

RISK FACTORS..........................     3
IMPORTANT NOTICE ABOUT INFORMATION
  PRESENTED IN THIS PROSPECTUS AND THE
  ACCOMPANYING PROSPECTUS
  SUPPLEMENT..........................     7
DESCRIPTION OF THE SECURITIES.........     8
YIELD, PREPAYMENT AND MATURITY
  CONSIDERATION.......................    13
THE TRUST FUNDS.......................    18
LOAN UNDERWRITING PROCEDURES AND
  STANDARDS...........................    29
SERVICING OF LOANS....................    33
CREDIT SUPPORT........................    44
DESCRIPTION OF MORTGAGE AND OTHER
  INSURANCE...........................    47
THE AGREEMENTS........................    52
LEGAL ASPECTS OF LOANS................    64
MATERIAL FEDERAL INCOME TAX
  CONSIDERATIONS......................    76
STATE AND OTHER TAX CONSEQUENCES......    93
ERISA CONSIDERATIONS..................    93
LEGAL INVESTMENT......................    99
LEGAL MATTERS.........................   100
THE DEPOSITOR.........................   100
USE OF PROCEEDS.......................   101
PLAN OF DISTRIBUTION..................   101
GLOSSARY..............................   103

                              SUMMARY INFORMATION

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION NECESSARY TO MAKE YOUR INVESTMENT DECISION. PLEASE READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY FOR ADDITIONAL INFORMATION ABOUT THE OFFERED CERTIFICATES.

MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 1999-4

                                         PASS-     INITIAL RATING OF
                        INITIAL CLASS   THROUGH      CERTIFICATES
                          PRINCIPAL      RATE        S&P       DCR     DESIGNATIONS AND
CLASS                      BALANCE    (PER ANNUM)  RATING    RATING        FEATURES         FORM
---------------------------------------------------------------------------------------------------
OFFERED CERTIFICATES
IPP-A-1                 $ 49,873,280     6.75%       AAA       AAA          Senior       Book Entry
IIPP-A-1                $171,620,919     6.75%       AAA       AAA          Senior       Book Entry
IIIPP-A-1               $790,178,045     6.50%       AAA       AAA          Senior       Book Entry
IVPP-A-1                $ 48,010,734     6.50%       AAA       AAA          Senior       Book Entry
P                       $  3,227,617     0.00%      AAAr       AAA         Senior/       Book Entry
                                                                        Principal Only
X                       $          0     6.50%      AAAr       AAA         Senior/       Book Entry
                                                                        Interest Only
A-R                     $        100     6.75%       AAA       AAA     Senior/Residual    Physical
C-B-1                   $ 21,036,774        *        N/A        AA       Subordinate     Book Entry
C-B-2                   $  8,857,589        *        N/A         A       Subordinate     Book Entry
C-B-3                   $  2,767,996        *        N/A        A-       Subordinate     Book Entry
C-B-4                   $  4,428,794        *        N/A       BBB       Subordinate     Book Entry
NON-OFFERED
CERTIFICATES
C-B-5                   $  2,214,397        *        N/A        BB       Subordinate      Physical
C-B-6                   $  2,214,397        *        N/A         B       Subordinate      Physical
C-B-7                   $  2,767,999        *        N/A       N/A       Subordinate      Physical

------------
* The initial pass-through rate for the Class C-B Certificates will be approximately 6.5521% per annum and thereafter will vary from 6.50% to 6.75% per annum.

All balances are subject to a variance of no more than 5%.

OTHER INFORMATION:

  The Class X Certificates do not have a principal balance. For the purpose of calculating interest payments, interest will accrue on a notional amount which initially is approximately $4,151,663.

  Each of the Class A Certificates generally will receive distributions based on principal and interest collected on the mortgage loans in the corresponding group. The Class IPP-A-1 and Class A-R Certificates correspond to Group 1, the Class IIPP-A-1 Certificates correspond to Group 2, the Class IIIPP-A-1 Certificates correspond to Group 3 and the Class IVPP-A-1 Certificates correspond to Group 4.

  Distributions to each class of certificates other than the Class A Certificates will be based upon the principal and interest collected on all of the mortgage loans.

DEPOSITOR

  DLJ Mortgage Acceptance Corp.

  The Depositor maintains its principal office at 277 Park Avenue, 9th Floor, New York, New York 10172. Its telephone number is (212) 892-3000.

SELLERS

  First Nationwide Mortgage Corporation and Headlands Mortgage Company will sell the mortgage loans to the depositor.

SERVICER

  First Nationwide Mortgage Corporation will initially service all of the mortgage loans.

TRUSTEE

  The First National Bank of Chicago.

CUT-OFF DATE

  August 1, 1999.

CLOSING DATE

  August 30, 1999.

DETERMINATION DATE

  The 10th day of each month or if that day is not a business day, the next business day.

DISTRIBUTION DATE

  The 19th day of each month or if that day is not a business day, the next business day.

RECORD DATE

  The last business day of the month preceding the month of a distribution date.

THE MORTGAGE POOL

On August 30, 1999, the trust will acquire a pool of mortgage loans which will be divided into four groups. As of August 1, 1999, the mortgage pool consists of approximately 3,352 mortgage loans, with an aggregate principal balance of approximately $1,107,198,643. All of the mortgage loans are secured by residential properties and each is set to mature within 15 to 30 years of the date it was originated.

The four groups have the following characteristics:

                                          APPROXIMATE
                                           PRINCIPAL
                         NUMBER OF       BALANCE AS OF
DESIGNATION            MORTGAGE LOANS    AUGUST 1, 1999
--------------------------------------------------------
Group 1                      364          $ 51,960,346
Group 2                      490          $178,803,863
Group 3                    2,181          $826,251,827
Group 4                      317          $ 50,182,607

We refer you to 'The Mortgage Pool' in this prospectus supplement for more detail.

CROSS-COLLATERALIZATION

Generally, distributions of principal and interest to the holders of the senior certificates will be based solely on the payments received or advanced on the mortgage loans in the related group. However, in certain limited circumstances principal and interest collected from one group may be used to pay principal or interest, or both, to the senior certificates related to another group.

We refer you to 'Description of the Certificates -- Cross-Collateralization' in this prospectus supplement for more detail.

PRIORITY OF DISTRIBUTIONS

Funds available from monthly payments and other amounts received on the mortgage loans in each loan group on any distribution date will be distributed to the holders of the certificates related to that loan group in the following order:

  to principal of the Class P Certificates in the manner described in this prospectus supplement under 'Description of the Certificates -- Distributions of Principal';

  to interest on the related Class A Certificates and the Class X Certificates in the manner described in this prospectus supplement under 'Description of the Certificates -- Distributions of Interest';

  to principal of the related Class A Certificates;

After giving effect to the distributions set forth in the previous paragraph for all groups, all remaining funds will be aggregated and distributed as follows, subject to any payments required to be made to the senior certificates as described herein under 'Description of the Certificates -- Cross-
Collateralization':

  to any deferred amounts payable on the Class P Certificates;

  to interest on and principal of each class of subordinate certificates, in order of their numerical class designations, beginning with the Class C-B-1 Certificates; and

  to the Class A-R Certificates, any remaining amounts.

In certain limited circumstances, distributions of principal and interest on the senior certificates of one group may be based on payments received or advanced with respect to another group.

We refer you to 'Description of the Certificates -- Priority of Distributions Among Certificates' and ' -- Cross-Collateralization' in this prospectus supplement for more detail.

INTEREST DISTRIBUTIONS

Interest accrues on the interest-bearing certificates during the calendar month prior to a distribution date.

On each distribution date, you will be entitled to the following:

  interest at the pass-through rate that accrued during the related accrual period; and

  interest due on a prior distribution date that was not paid.

Your interest entitlement may be reduced as a result of prepayments on the mortgage loans in the related group and various types of losses on the mortgage loans.

The Class P Certificates do not receive interest distributions.

PRINCIPAL DISTRIBUTIONS

Principal distributions are payable on each distribution date. The priority and amount of principal distributions varies from class to class. Shortfalls in available funds may result in a class receiving less than what it is due. The calculation of the amount a class is entitled to receive on each distribution date is described in this prospectus supplement under 'Description of the Certificates -- Distributions of Principal.'

The Class X Certificates do not receive principal distributions.

CREDIT ENHANCEMENT

Credit enhancement in the form of subordination should reduce delays in distributions and losses on some classes of certificates in varying degrees.

There are two types of subordination in this transaction:

1. The senior certificates will receive distributions of interest and principal prior to distributions of interest and principal to the subordinate certificates. Also, on each distribution date each class of subordinate certificates will receive its interest and principal distribution before any class of subordinate certificates with a higher numerical class designation; and

2. Losses resulting from the liquidation of defaulted mortgage loans (other than certain losses allocable to special hazards, mortgagor fraud or mortgagor bankruptcy) will be allocated to the subordinate certificates in reverse numerical class order until their class balance has been reduced to zero, starting with the Class C-B-7 Certificates.

See 'Description of the Certificates -- Priority of Distributions Among Certificates' and ' -- Allocation of Losses; Subordination' in this prospectus supplement for more detail.

OPTIONAL TERMINATION

If the aggregate principal balance of the mortgage loans declines below 5% of the total pool principal balance as of the cut-off date, then the depositor may purchase all of the mortgage loans and the related properties in the trust. If the depositor purchases all of the mortgage loans, you will receive a final distribution and then the trust will be terminated.

We refer you to 'Description of the Certificates -- Optional Termination' in this prospectus supplement for more detail.

ADVANCES

If the servicer reasonably believes that cash advances can be recovered from a delinquent mortgagor or other collections on the mortgage loan, then the servicer will make cash advances to the trust to cover the delinquent mortgage loan payments. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates, and not to guarantee or insure against losses.

We refer you to 'Servicing of the Mortgage Loans -- Advances from the Servicer' in this prospectus supplement for more detail.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the trust will be treated as two REMICs. All classes of certificates, other than the Class A-R Certificates, will represent regular interests in a REMIC. The Class A-R Certificates will represent ownership of the residual interests in the REMICs.

ERISA CONSIDERATIONS

The senior certificates, other than the Class A-R Certificates, may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts subject to important considerations. Sales of the subordinate certificates and the Class A-R Certificates to these plans or retirement accounts are prohibited, except as permitted under 'ERISA Considerations' in this prospectus supplement. If you invest in a Class C-B-1, Class C-B-2, Class C-B-3 or Class C-B-4 Certificate, you will be deemed to represent that you comply with these restrictions.

LEGAL INVESTMENT

When issued, the senior certificates and the Class C-B-1 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. The Class C-B-2, Class C-B-3 and Class C-B-4 Certificates will not be mortgage related securities for purposes of SMMEA.

RATINGS

The trust will not issue the offered certificates unless they have been assigned the ratings designated on page S-3.

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either rating agency.

                                RISK FACTORS

     THIS PROSPECTUS SUPPLEMENT TOGETHER WITH THE PROSPECTUS DESCRIBES THE MATERIAL RISK FACTORS RELATED TO YOUR SECURITIES. THE SECURITIES OFFERED UNDER THIS PROSPECTUS SUPPLEMENT ARE COMPLEX SECURITIES. YOU SHOULD POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT IN THE CONTEXT OF YOUR FINANCIAL SITUATION AND TOLERANCE FOR RISK.

YOU MAY HAVE TO HOLD YOUR CERTIFICATES TO         The underwriter intends to make a secondary market
MATURITY IF THEIR MARKETABILITY IS LIMITED        for the certificates, but is not obligated to do
                                                  so. There is currently no secondary market for the
                                                  offered certificates. We cannot give you any
                                                  assurance that a secondary market will develop or,
                                                  if it develops, that it will continue.
                                                  Consequently, you may not be able to sell your
                                                  offered certificates readily or at prices that will
                                                  enable you to realize your desired yield. The
                                                  market values of the offered certificates are
                                                  likely to fluctuate; these fluctuations may be
                                                  significant and could result in significant losses
                                                  to you.

                                                  The secondary markets for mortgage backed
                                                  securities have experienced periods of illiquidity
                                                  and can be expected to do so in the future.
                                                  Illiquidity means you may not be able to find a
                                                  buyer to buy your securities readily or at prices
                                                  that will enable you to realize a desired yield.
                                                  Illiquidity can have a severely adverse effect on
                                                  the prices of securities that are especially
                                                  sensitive to prepayment, credit or interest rate
                                                  risk, or that have been structured to meet the
                                                  investment requirements of limited categories
                                                  of investors.

THE YIELD ON YOUR CERTIFICATES WILL VARY          The rate of principal distributions and yield to
DEPENDING ON THE RATE OF PREPAYMENTS              maturity on your certificates will be directly
                                                  related to the rate of principal payments on the
                                                  mortgage loans in the related group or groups.
                                                  Mortgagors may prepay a mortgage loan at any time.
                                                  The rate of principal payments on the mortgage
                                                  loans will be affected by, among other factors, the
                                                  following:

                                                    the amortization schedules of the mortgage loans;

                                                    the rate of prepayments by mortgagors, including
                                                    prepayments resulting from refinancing;

                                                    liquidations of defaulted mortgage loans;

                                                    repurchases of mortgage loans as a result of
                                                    defective documentation and breaches of
                                                    representations and warranties; and

                                                    the optional purchase of the mortgage loans in
                                                    connection with the termination of the trust.

                                                  All of the mortgage loans impose a penalty for
                                                  early full or partial prepayments of a mortgage
                                                  loan if such prepayments are made by the mortgagor
                                                  during a specified period occurring during the
                                                  first one to five years after origination and the
                                                  amount of such prepayments in any twelve-month
                                                  period are in excess of 20% of the original
                                                  principal balance of such mortgage loan. Such
                                                  prepayment penalties may discourage borrowers from
                                                  prepaying their mortgage loans during the penalty
                                                  period and, accordingly,

                                                  affect the rate of prepayment of such mortgage
                                                  loans even in a declining interest rate
                                                  environment. Any such prepayment penalties will be
                                                  paid to First Nationwide Mortgage Corporation and
                                                  will not, in any circumstances, be available for
                                                  payment of the certificates.

                                                  The rate of principal payments on pools of mortgage
                                                  loans is influenced by a variety of economic,
                                                  geographic, social and other factors. For example,
                                                  if currently offered mortgage rates fall below the
                                                  mortgage rates on the mortgage loans, the
                                                  prepayment rate should increase. On the other hand,
                                                  if currently offered mortgage rates rise above the
                                                  mortgage rates on the mortgage loans, the
                                                  prepayment rate should decrease.

IF THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS  We cannot predict the rate at which mortgagors will
IS DIFFERENT THAN EXPECTED, YOUR YIELD MAY BE     repay their mortgage loans. Please consider the
CONSIDERABLY LOWER THAN ANTICIPATED               following:

                                                    If you are purchasing a certificate at a discount,
                                                    your yield may be lower than expected if principal
                                                    payments on the mortgage loans occur at a slower
                                                    rate than you expected.

                                                    If you are purchasing a certificate at a premium,
                                                    your yield may be lower than expected if principal
                                                    payments on the mortgage loans occur at a faster
                                                    rate than you expected.

                                                    Certificates that receive only payments of interest
                                                    are especially sensitive to variations in the rate
                                                    of prepayments. If the rate of prepayments is
                                                    faster than you expected, your yield will be lower
                                                    than expected and you may not fully recoup your
                                                    initial investment.

                                                    The earlier a payment of principal occurs, the
                                                    greater the impact on your yield. For example, if
                                                    you purchase a certificate at a premium, although
                                                    the average rate of principal payments is
                                                    consistent with your expectations, if the rate of
                                                    principal payments occurs initially at a rate
                                                    higher than expected, which would adversely impact
                                                    your yield, a subsequent reduction in the rate of
                                                    principal payments will not offset any adverse
                                                    yield effect.

                                                    We refer you to 'Yield, Prepayment and Maturity
                                                    Considerations' in this prospectus supplement for
                                                    more detail.

THE VALUE OF YOUR CERTIFICATES MAY BE REDUCED IF  If the performance of the mortgage loans is
LOSSES ARE HIGHER THAN EXPECTED                   substantially worse than assumed by the rating
                                                  agencies, the ratings of any class of certificates
                                                  may be lowered in the future. This would probably
                                                  reduce the value of those certificates. None of the
                                                  depositor, the servicer or any other entity will
                                                  have any obligation to supplement any credit
                                                  enhancement, or to take any other action to
                                                  maintain any rating of the certificates.
                                                  Consequently, if payments on the mortgage loans are
                                                  insufficient to make all payments required on the
                                                  certificates, then you may incur a loss on your
                                                  investment.

LOSSES ON THE MORTGAGE LOANS IN ONE GROUP MAY     The applicable coverages for special hazard losses,
REDUCE THE YIELD ON THE SENIOR CERTIFICATES       fraud losses and bankruptcy losses cover all
UNRELATED TO THAT GROUP                           groups. Therefore, if the mortgage loans in any
                                                  group suffer a high level of these losses, it will
                                                  reduce the available coverage for all certificates.
                                                  After the available coverage has been exhausted, if
                                                  a mortgage loan in any group suffers such a loss,
                                                  all of the senior certificates will be allocated a
                                                  portion of such loss.

                                                  Investors in the senior certificates should also be
                                                  aware that because the subordinate certificates
                                                  represent interests in all groups, the class
                                                  balance of the subordinate certificates could be
                                                  reduced to zero as a result of realized losses on
                                                  the mortgage loans in any of these groups.
                                                  Therefore, the allocation of realized losses on the
                                                  mortgage loans in any of these groups to the
                                                  subordinate certificates will reduce the
                                                  subordination provided by the subordinate
                                                  certificates to the senior certificates, including
                                                  the senior certificates related to a group which
                                                  did not suffer any losses. This will increase the
                                                  likelihood that future realized losses may be
                                                  allocated to the senior certificates.

YIELD ON THE CLASS P CERTIFICATES IS EXTREMELY      The Class P Certificates will receive a portion of
SENSITIVE TO RATE AND TIMING OF PREPAYMENTS         the principal payments only on the mortgage loans
                                                    that have net mortgage rates lower than:

                                                      in Group 1 and Group 2, 6.75% per annum, and

                                                      in Group 3 and Group 4, 6.50% per annum.

                                                    Therefore, the yield on the Class P Certificates is
                                                    extremely sensitive to the rate and timing of
                                                    principal prepayments and defaults on the mortgage
                                                    loans that have net mortgage rates lower than that
                                                    indicated above.

                                                    If you invest in the Class P Certificates, you
                                                    should be aware that mortgage loans with lower
                                                    mortgage rates are less likely to be prepaid than
                                                    mortgage loans with higher mortgage rates. If
                                                    prepayments of principal on the mortgage loans
                                                    that have low net mortgage rates occur at a rate
                                                    slower than you assumed at the time of purchase,
                                                    your yield will be less than expected.

                                                  We refer you to 'Yield, Prepayment and Maturity
                                                  Considerations' in this prospectus supplement for
                                                  more detail.

YIELD ON THE CLASS X CERTIFICATES IS EXTREMELY      The Class X Certificates will receive a portion of
SENSITIVE TO RATE AND TIMING OF PREPAYMENTS         the interest payments only from mortgage loans that
                                                    have net mortgage rates higher than:

                                                      in Group 1 and Group 2, 6.75% per annum, and

                                                      in Group 3 and Group 4, 6.50% per annum.

                                                    Therefore, the yield on the Class X Certificates
                                                    will be extremely sensitive to the rate and timing
                                                    of principal prepayments and defaults on the
                                                    mortgage loans that have net mortgage rates higher
                                                    than that indicated above.

                                                    If you invest in the Class X Certificates, you
                                                    should be aware that mortgage loans with higher
                                                    mortgage rates are more likely to be prepaid than
                                                    mortgage loans with

                                                    lower mortgage rates. If the mortgage loans that
                                                    have high net mortgage rates are prepaid at a rate
                                                    faster than you assumed at the time of purchase,
                                                    the yield on the Class X Certificates will be
                                                    adversely affected. You should fully consider the
                                                    risk that a rapid rate of prepayments on the
                                                    mortgage loans that have high net mortgage rates
                                                    could result in your failure to fully recover your
                                                    investments.

                                                  We refer you to 'Yield, Prepayment and Maturity
                                                  Considerations' in this prospectus supplement for
                                                  more detail.

RISKS OF HOLDING SUBORDINATE CERTIFICATES         Before purchasing subordinate certificates, you
                                                  should consider the following factors that may
                                                  negatively impact your yield:

                                                    The subordinate certificates are not entitled to a
                                                    proportionate share of principal prepayments on
                                                    the mortgage loans until the beginning of the
                                                    ninth year after the closing date. In addition, if
                                                    losses on the mortgage loans exceed stated levels,
                                                    a portion of the principal distribution payable to
                                                    classes of subordinate certificates with higher
                                                    numerical class designations will be paid to the
                                                    classes of subordinate certificates with lower
                                                    numerical class designations.

                                                  Losses resulting from the liquidation of defaulted
                                                  mortgage loans, other than excess losses resulting
                                                  from special hazards, mortgagor fraud or mortgagor
                                                  bankruptcy, will be allocated to the subordinate
                                                  certificates in reverse order of numerical class
                                                  designation, until the class balance has been
                                                  reduced to zero. A loss allocation results in a
                                                  reduction in a class balance without a
                                                  corresponding distribution of cash to the holder.
                                                  Also, the lower class balance will result in less
                                                  interest accruing on the certificate.

                                                    The earlier in the transaction that a loss on a
                                                    mortgage loan occurs, the greater the reduction in
                                                    yield.

                                                    These risks are more severe for the classes of
                                                    subordinate certificates with higher numerical
                                                    class designations.

                                                  We refer you to 'Description of the Certificates'
                                                  and 'Yield, Prepayment and Maturity Considerations'
                                                  in this prospectus supplement for more detail.

INCREASED RISK OF LOSS AS A RESULT OF GEOGRAPHIC  Approximately 65.25%, 86.29%, 90.55% and 85.59% of
CONCENTRATION                                     the Group 1, Group 2, Group 3 and Group 4 mortgage
                                                  loans, respectively, by principal balance as of
                                                  August 1, 1999, are secured by properties located
                                                  in California. If the California residential real
                                                  estate market should experience an overall decline
                                                  in property values after the dates of origination
                                                  of the mortgage loans, the rates of delinquency,
                                                  foreclosure, bankruptcy and loss on the mortgage
                                                  loans may increase, as compared to those rates in a
                                                  stable or improving real estate market. Also,
                                                  California is more susceptible to various types of
                                                  uninsurable hazards, such as earthquakes, brush
                                                  fires,

                                                  floods, mudslides and other natural disasters. If
                                                  these occur, the rates of delinquency, foreclosure,
                                                  bankruptcy and loss on the mortgage loans may
                                                  increase.

CONSEQUENCES OF OWNING BOOK-ENTRY CERTIFICATES    Limit on Liquidity of Certificates. Issuance of the
                                                  offered certificates in book-entry form may reduce
                                                  the liquidity of such certificates in the secondary
                                                  trading market since investors may be unwilling to
                                                  purchase certificates for which they cannot obtain
                                                  physical certificates.

                                                  Limit on Ability to Transfer or Pledge. Since
                                                  transactions in the book-entry certificates can be
                                                  effected only through DTC, participating
                                                  organizations, indirect participants and certain
                                                  banks, your ability to transfer or pledge a
                                                  book-entry certificate to persons or entities that
                                                  do not participate in the DTC system or otherwise
                                                  to take actions in respect of such certificates,
                                                  may be limited due to lack of a physical
                                                  certificate representing the book-entry
                                                  certificates.

                                                  Delays in Distributions. You may experience some
                                                  delay in the receipt of distributions on the
                                                  book-entry certificates since the distributions
                                                  will be forwarded by the trustee to DTC for DTC to
                                                  credit the accounts of its participants which will
                                                  thereafter credit them to your account either
                                                  directly or indirectly through indirect
                                                  participants, as applicable.

                                                  We refer you to 'Description of the Certificates --
                                                  DTC Registered Certificates' in this prospectus
                                                  supplement for more detail.

RISKS ASSOCIATED WITH YEAR 2000 COMPLIANCE        The servicer is faced with the task of completing
                                                  its goals for compliance in connection with the
                                                  year 2000 issue. The year 2000 issue is the result
                                                  of prior computer programs being written using two
                                                  digits to define the applicable year. Any computer
                                                  programs that have time-sensitive software may
                                                  recognize a date using '00' as the year 1900 rather
                                                  than the year 2000. Any such occurrence could
                                                  result in a major computer system failure or
                                                  miscalculations. The servicer is testing for
                                                  potential problems from two-digit programs, and it
                                                  plans to correct or replace its affected computer
                                                  programs and systems on a timely basis, which is
                                                  expected to be the end of the second quarter of
                                                  1999.

                                                  In the event that the servicer, any subservicer or
                                                  any of their suppliers, customers, brokers or
                                                  agents do not successfully and timely achieve
                                                  year 2000 compliance, such servicer's performance
                                                  of its respective obligations under the pooling and
                                                  servicing agreement could be adversely affected.
                                                  This could result in delays in processing payments
                                                  on the mortgage loans and could cause a delay in
                                                  distributions to you.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                    PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

      the prospectus, which provides general information, some of which may not apply to your series of certificates; and

      this prospectus supplement, which describes the specific terms of your series of certificates.

IF THE DESCRIPTION OF YOUR CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

                                  INTRODUCTION

     The depositor will establish a trust for Series 1999-4 on the closing date, under a pooling and servicing agreement among the depositor, the sellers, the servicer and the trustee, dated as of the cut-off date. On the closing date, the depositor will deposit into the trust a pool of mortgage loans, that in the aggregate, will constitute a mortgage pool, secured by one- to four-family residential properties with terms to maturity of not more than thirty years.

     Some capitalized terms used in this prospectus supplement will have meanings given below under 'Description of the Certificates -- Glossary of Terms' or in the prospectus under 'Glossary.'

                               THE MORTGAGE POOL

     The depositor will acquire 2,592 mortgage loans with an aggregate Stated Principal Balance as of the cut-off date of approximately $907,250,863 (the 'First Nationwide Loans') directly or indirectly from First National Mortgage Corporation pursuant to one or more mortgage loan purchase agreements. The depositor will also acquire 760 mortgage loans with an aggregate Stated Principal Balance as of the cut-off date of approximately $199,947,780 (the 'Headlands Loans') directly or indirectly from Headlands Mortgage Company pursuant to one or more mortgage loan purchase agreements. Neither the depositor nor any affiliate has reunderwritten any mortgage loan.

     Under the pooling and servicing agreement, the depositor will assign the mortgage loans and the depositor's rights under the mortgage loan purchase agreements to the trustee for the benefit of the holders of the certificates.

     Under the pooling and servicing agreement, the sellers will make representations and warranties relating to the characteristics of the applicable mortgage loans, as further described in the prospectus under 'Loan Underwriting Procedures and Standards -- Representations and Warranties'. These representations and warranties relating to the mortgage loans will be made by each seller as of the closing date. In the event of a breach of any representation or warranty relating to a mortgage loan that materially and adversely affects the interests of the certificateholders in that mortgage loan, the related seller will be obligated to do one of the following:

      cure that breach,

      repurchase that mortgage loan at an amount equal to the sum of the unpaid principal balance of the mortgage loan on the date of repurchase, and accrued interest on that mortgage loan at the applicable mortgage rate (net of the servicing fee, if the seller is the servicer) from the date through which interest was last paid by the mortgagor to the date of repurchase, or substitute a replacement mortgage loan for that mortgage loan.

However, this substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify the REMIC, or result in a prohibited transaction under the Internal Revenue Code. The depositor will make no representations or warranties for the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or that are otherwise defective. Each seller is selling the mortgage loans without recourse and will have no obligations for the mortgage loans in its capacity as seller other than the cure, repurchase or substitution obligations described above. The obligations of the servicer is limited to its contractual servicing obligations under the pooling and servicing agreement.

     Information relating to the mortgage loans to be included in the mortgage pool is presented in this section. Prior to the closing date, mortgage loans may be removed from the mortgage loans to be included in the mortgage pool and other mortgage loans may be substituted for those mortgage loans. The depositor believes that the information in this prospectus supplement relating to the mortgage loans to be included in the mortgage pool as presently constituted is representative of the characteristics of the these mortgage loans as it will be constituted at the closing date, although some characteristics of the mortgage loans in the mortgage pool may vary. Information presented below expressed as a percentage, other than rates of interest, are approximate percentages based on the Stated Principal Balances of the mortgage loans in the related group as of the cut-off date, unless otherwise indicated.

     As of the cut-off date, the aggregate Stated Principal Balance of the mortgage loans is expected to be approximately $1,107,198,643. The mortgage loans provide for the amortization of the amount financed over a series of substantially equal monthly payments. All of the mortgage loans provide for payments due on the first day of each month. The mortgage loans to be included in the mortgage pool were originated or acquired by a seller in the normal course of its business and in accordance with the underwriting criteria specified in this prospectus supplement. At origination, the mortgage loans had stated terms to maturity which ranged from 15 to 30 years. Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates will not affect the amortization schedule or the relative application of those payments to principal and interest. All of the mortgage loans are subject to a prepayment penalty. Generally, if a mortgagor prepays more than 20% of the original loan amount in any 12 month period, the mortgagor must pay a penalty equal to the lesser of (a) six month's interest on the amount prepaid over 20% and (b) the amount authorized by law. All prepayment penalties will be paid to First Nationwide Mortgage Corporation and will not be available to make payments on the certificates.

     The mortgage loans will be divided into four groups. As of the cut-off date, the groups will have the characteristics indicated in the following table:

                         AGGREGATE STATED      NUMBER OF      EARLIEST PAYMENT   LATEST STATED   EARLIEST STATED
      DESIGNATION        PRINCIPAL BALANCE   MORTGAGE LOANS         DATE         MATURITY DATE    MATURITY DATE
      -----------        -----------------   --------------         ----         -------------    -------------
Group 1................    $ 51,960,346            364             9/1/98           8/1/29           4/1/14
Group 2................    $178,803,863            490             7/1/98           8/1/29           5/1/14
Group 3................    $826,251,827          2,181             8/1/98           8/1/29           4/1/14
Group 4................    $ 50,182,607            317            12/1/98           7/1/29           6/1/14

     As of the cut-off date, except for 13 mortgage loans, representing approximately 0.37% of the aggregate Stated Principal Balance of the mortgage loans, no mortgage loan has been delinquent more than 30 days in the last 12 month period. No mortgage loan will be delinquent more than 30 days as of the cut-off date.

     No mortgage loan is subject to a buydown agreement. No mortgage loan provides for deferred interest or negative amortization.

     The LTV ratio of a mortgage loan at any given time is a fraction, expressed as a percentage. The numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is
(a) in the case of a purchase, the lesser of the selling price of the mortgaged property and its appraised value determined in an appraisal obtained by the originator at origination of such mortgage loan, or (b) in the case of a refinance, the appraised value of the mortgaged property at the time of such refinance. No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values overall or in a particular geographic area decline, the LTV ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on those mortgage loans.

     All of the mortgage loans as of the cut-off date had a LTV ratio at origination of 95% or less. Except for 253 mortgage loans, representing approximately 5.78% of the principal balance as of the cut-off date, each mortgage loan with a LTV ratio at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac, or any nationally recognized statistical rating organization. This primary mortgage guaranty insurance policy will not be required for any of these mortgage loans after the date that the related LTV ratio is 80% or less or, based on a new appraisal, the principal balance of that mortgage loan represents 80% or less of the new appraised value or as otherwise provided by law. See ' -- Underwriting Standards' in this prospectus supplement.

     The following information shows in tabular format some information, as of the cut-off date, about the mortgage loans in each group. Except for rates of interest, percentages, which are approximate, are stated by principal balance of the mortgage loans in each group as of the cut-off date and have been rounded in order to total 100%.

                             GROUP 1 LOANS

                   ORIGINAL LOAN-TO-VALUE RATIOS(1)
----------------------------------------------------------------------
                                             AGGREGATE
                               NUMBER OF     PRINCIPAL      PERCENT OF
   ORIGINAL LOAN-TO-VALUE      MORTGAGE       BALANCE       MORTGAGE
         RATIOS (%)            LOANS        OUTSTANDING       POOL
----------------------------------------------------------------------
 0.01 - 60.00................      52        7,447,876.22      14.33
60.01 - 65.00................      25        3,845,075.01       7.40
65.01 - 70.00................      66        9,149,589.75      17.61
70.01 - 75.00................      60        8,344,624.97      16.06
75.01 - 80.00................     123       18,312,362.50      35.24
80.01 - 85.00................       2          288,424.76       0.56
85.01 - 90.00................       7          663,382.88       1.28
90.01 - 95.00................      29        3,909,009.69       7.52
                                  ---      --------------     ------
   Totals....................     364      $51,960,345.78     100.00%
                                  ---      --------------     ------
                                  ---      --------------     ------

------------------------
(1) The weighted average original LTV ratio of the Group 1 mortgage loans is expected to be approximately 72.67%.

                CURRENT MORTGAGE PRINCIPAL BALANCES(1)
----------------------------------------------------------------------
                                             AGGREGATE
           CURRENT             NUMBER OF     PRINCIPAL      PERCENT OF
        MORTGAGE LOAN          MORTGAGE       BALANCE       MORTGAGE
   PRINCIPAL BALANCES ($)      LOANS        OUTSTANDING       POOL
----------------------------------------------------------------------
Less than 100,000............      91        6,740,824.36      12.97%
100,001 - 200,000............     207       30,591,327.67      58.87
200,001 - 300,000............      66       14,628,193.75      28.15
                                  ---      --------------     ------
   Totals....................     364      $51,960,345.78     100.00%
                                  ---      --------------     ------
                                  ---      --------------     ------

------------------------
(1) As of the cut-off date, the average current Group 1 mortgage loan principal balance is expected to be approximately $142,748.

                          MORTGAGE RATES(1)
----------------------------------------------------------------------
                                             AGGREGATE
                               NUMBER OF     PRINCIPAL      PERCENT OF
                               MORTGAGE       BALANCE       MORTGAGE
     MORTGAGE RATES (%)        LOANS        OUTSTANDING       POOL
----------------------------------------------------------------------
6.501 - 7.000................      38        5,772,464.09      11.11%
7.001 - 7.500................     207       29,603,602.79      56.97
7.501 - 8.000................     115       16,030,636.26      30.85
8.001 - 8.500................       4          553,642.64       1.07
                                  ---      --------------     ------
   Totals....................     364      $51,960,345.78     100.00%
                                  ---      --------------     ------
                                  ---      --------------     ------

------------------------
(1) As of the cut-off date, the weighted average current Group 1 mortgage rate of the mortgage loans is expected to be approximately 7.434%.

                          OCCUPANCY TYPES(1)
----------------------------------------------------------------------
                                             AGGREGATE
                               NUMBER OF     PRINCIPAL      PERCENT OF
                               MORTGAGE       BALANCE       MORTGAGE
       OCCUPANCY TYPES         LOANS        OUTSTANDING       POOL
----------------------------------------------------------------------
Primary......................     351       50,422,864.68      97.04%
Investment/Non-owner.........       6          885,207.35       1.70
Second Home..................       7          652,273.75       1.26
                                  ---      --------------     ------
   Totals....................     364      $51,960,345.78     100.00%
                                  ---      --------------     ------
                                  ---      --------------     ------

------------------------
(1) Based on representations of the related mortgagors at the time of origination.

                    ORIGINAL TERMS TO MATURITY(1)
----------------------------------------------------------------------
                                             AGGREGATE
                               NUMBER OF     PRINCIPAL      PERCENT OF
      ORIGINAL TERM TO         MORTGAGE       BALANCE       MORTGAGE
      MATURITY (MONTHS)        LOANS        OUTSTANDING       POOL
----------------------------------------------------------------------
180.........................       14        1,639,817.18       3.16%
360..........................     350       50,320,528.60      96.84
                                  ---      --------------     ------
   Totals....................     364      $51,960,345.78     100.00%
                                  ---      --------------     ------
                                  ---      --------------     ------

------------------------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Group 1 mortgage loans is expected to be approximately 351 months.





            STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)
----------------------------------------------------------------------
                                             AGGREGATE
                               NUMBER OF     PRINCIPAL      PERCENT OF
                               MORTGAGE       BALANCE       MORTGAGE
            STATE              LOANS        OUTSTANDING       POOL
----------------------------------------------------------------------
California...................     217       33,901,718.85      65.25%
Washington...................      18        2,737,344.41       5.27
Virginia.....................      18        2,581,072.66       4.97
Florida......................      24        2,425,559.93       4.67
Oregon.......................      12        1,476,711.88       2.84
Idaho........................      12        1,277,666.42       2.46
Arizona......................      10        1,239,347.92       2.39
Colorado.....................      10        1,204,562.01       2.32
Pennsylvania.................       9        1,030,282.11       1.98
Maryland.....................       5          844,907.18       1.63
Nevada.......................       7          830,128.05       1.60
Texas........................       4          553,876.81       1.07
Utah.........................       3          428,653.07       0.82
Georgia......................       3          379,970.02       0.73
North Carolina...............       2          208,926.80       0.40
Illinois.....................       2          195,977.69       0.38
Montana......................       2          165,987.90       0.32
Massachusetts................       2          164,703.97       0.32
Delaware.....................       2          143,512.54       0.28
Indiana......................       1          119,745.19       0.23
New Mexico...................       1           49,690.37       0.10
                                  ---      --------------     ------
   Totals....................     364      $51,960,345.78     100.00%
                                  ---      --------------     ------
                                  ---      --------------     ------

------------------------
(1) No more than approximately 1.29% of the Group 1 mortgage loans will be secured by mortgaged properties located in any one postal zip code area.

                      PURPOSE OF MORTGAGE LOANS
----------------------------------------------------------------------
                                             AGGREGATE
                               NUMBER OF     PRINCIPAL      PERCENT OF
                               MORTGAGE       BALANCE       MORTGAGE
        LOAN PURPOSE           LOANS        OUTSTANDING       POOL
----------------------------------------------------------------------
Purchase.....................     111       16,136,186.91      31.05%
Cash-out Refinance...........      93       13,631,495.85      26.23
Rate/Term Refinance..........     160       22,192,663.02      42.71
                                  ---      --------------     ------
   Totals....................     364      $51,960,345.78     100.00%
                                  ---      --------------     ------
                                  ---      --------------     ------

             DOCUMENTATION PROGRAMS FOR MORTGAGE LOANS
----------------------------------------------------------------------
                                             AGGREGATE
                               NUMBER OF     PRINCIPAL      PERCENT OF
                               MORTGAGE       BALANCE       MORTGAGE
       TYPE OF PROGRAM         LOANS        OUTSTANDING       POOL
----------------------------------------------------------------------
Full Documentation...........      59        8,378,956.15      16.13%
Reduced Documentation........     305       43,581,389.63      83.87
                                  ---      --------------     ------
   Totals....................     364      $51,960,345.78     100.00%
                                  ---      --------------     ------
                                  ---      --------------     ------

                    TYPES OF MORTGAGED PROPERTIES
----------------------------------------------------------------------
                                             AGGREGATE
                               NUMBER OF     PRINCIPAL      PERCENT OF
                               MORTGAGE       BALANCE       MORTGAGE
        PROPERTY TYPE          LOANS        OUTSTANDING       POOL
----------------------------------------------------------------------
Single Family................     269       38,333,304.73      73.77%
PUD..........................      43        6,575,042.30      12.65
Condominium..................      46        5,929,656.39      11.41
2 to 4 Family................       6        1,122,342.36       2.16
                                  ---      --------------     ------
   Totals....................     364      $51,960,345.78     100.00%
                                  ---      --------------     ------
                                  ---      --------------     ------

                           GROUP 2 LOANS

                   ORIGINAL LOAN-TO-VALUE RATIOS(1)
----------------------------------------------------------------------
                                             AGGREGATE
                              NUMBER OF      PRINCIPAL      PERCENT OF
   ORIGINAL LOAN-TO-VALUE     MORTGAGE        BALANCE       MORTGAGE
         RATIOS (%)           LOANS         OUTSTANDING      LOANS
----------------------------------------------------------------------
 0.01 - 60.00...............      53        21,759,796.52      12.17%
60.01 - 65.00...............      40        16,805,445.97       9.40
65.01 - 70.00...............      66        26,794,917.13      14.99
70.01 - 75.00...............      87        31,921,926.34      17.85
75.01 - 80.00...............     207        70,251,076.67      39.29
80.01 - 85.00...............       3         1,140,306.12       0.64
85.01 - 90.00...............      21         6,561,729.44       3.67
90.01 - 95.00...............      13         3,568,665.10       2.00
                                 ---      ---------------     ------
   Totals...................     490      $178,803,863.29     100.00%
                                 ---      ---------------     ------
                                 ---      ---------------     ------

------------------------
(1) The weighted average original LTV ratio of the Group 2 mortgage loans is expected to be approximately 72.95%.

             CURRENT MORTGAGE LOAN PRINCIPAL BALANCES($)
----------------------------------------------------------------------
                                             AGGREGATE
          CURRENT             NUMBER OF      PRINCIPAL      PERCENT OF
       MORTGAGE LOAN          MORTGAGE        BALANCE       MORTGAGE
   PRINCIPAL BALANCES ($)     LOANS         OUTSTANDING      LOANS
----------------------------------------------------------------------
200,001 -  300,000..........     186        50,422,457.53      28.20%
300,001 -  400,000..........     185        63,629,663.83      35.59
400,001 -  500,000..........      60        26,837,958.09      15.01
500,001 -  600,000..........      20        11,017,546.48       6.16
600,001 -  700,000..........      30        19,156,681.29      10.71
700,001 -  800,000..........       3         2,295,629.95       1.28
800,001 -  900,000..........       3         2,533,537.23       1.42
900,001 - 1,000,000.........       3         2,910,388.89       1.63
                                 ---      ---------------     ------
   Totals...................     490      $178,803,863.29     100.00%
                                 ---      ---------------     ------
                                 ---      ---------------     ------

------------------------
(1) As of the cut-off date, the average current Group 2 mortgage loan principal balance is expected to be approximately $364,906.

                          MORTGAGE RATES(1)
----------------------------------------------------------------------
                                             AGGREGATE
                              NUMBER OF      PRINCIPAL      PERCENT OF
                              MORTGAGE        BALANCE       MORTGAGE
     MORTGAGE RATES (%)       LOANS         OUTSTANDING      LOANS
----------------------------------------------------------------------
6.501 - 7.000...............      51        20,782,710.43      11.62%
7.001 - 7.500...............     308       111,667,325.07      62.45
7.501 - 8.000...............     130        45,763,164.42      25.59
8.001 - 8.500...............       1           590,663.37       0.33
                                 ---      ---------------     ------
   Totals...................     490      $178,803,863.29     100.00%
                                 ---      ---------------     ------
                                 ---      ---------------     ------

------------------------
(1) As of the cut-off date, the weighted average current Group 2 mortgage rate of the mortgage loans is expected to be approximately 7.404%.

                          OCCUPANCY TYPES(1)
----------------------------------------------------------------------
                                             AGGREGATE
                              NUMBER OF      PRINCIPAL      PERCENT OF
                              MORTGAGE        BALANCE       MORTGAGE
      OCCUPANCY TYPES         LOANS         OUTSTANDING      LOANS
----------------------------------------------------------------------
Primary.....................     473       172,867,844.86      96.68%
Second Home.................       7         2,936,118.71       1.64
Investment/Non-owner........       9         2,730,085.53       1.53
Unknown.....................       1           269,814.19       0.15
                                 ---      ---------------     ------
   Totals...................     490      $178,803,863.29     100.00%
                                 ---      ---------------     ------
                                 ---      ---------------     ------

------------------------
(1) Based on representations of the related mortgagors at the time of origination.





                    ORIGINAL TERMS TO MATURITY(1)
----------------------------------------------------------------------
                                             AGGREGATE
                              NUMBER OF      PRINCIPAL      PERCENT OF
                              MORTGAGE        BALANCE       MORTGAGE
 ORIGINAL TERM TO MATURITY    LOANS         OUTSTANDING      LOANS
----------------------------------------------------------------------
180.........................       8         2,701,792.86       1.51%
240.........................       1           266,516.48       0.15
360.........................     481       175,835,553.95      98.34
                                 ---      ---------------     ------
   Totals...................     490      $178,803,863.29     100.00%
                                 ---      ---------------     ------
                                 ---      ---------------     ------

------------------------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Group 2 mortgage loans is expected to be approximately 354 months.

            STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)
----------------------------------------------------------------------
                                             AGGREGATE
                              NUMBER OF      PRINCIPAL      PERCENT OF
                              MORTGAGE        BALANCE       MORTGAGE
           STATE              LOANS         OUTSTANDING      LOANS
----------------------------------------------------------------------
California..................     418       154,281,855.80      86.29%
Virginia....................      15         4,733,158.11       2.65
Washington..................       9         2,805,467.58       1.57
Florida.....................       8         2,608,884.23       1.46
Colorado....................       6         2,362,217.69       1.32
Nevada......................       4         1,773,799.54       0.99
Utah........................       4         1,718,171.85       0.96
Oregon......................       4         1,311,620.56       0.73
Georgia.....................       4         1,227,838.06       0.69
Maryland....................       3           906,891.36       0.51
Arizona.....................       3           867,249.60       0.49
Pennsylvania................       2           658,931.34       0.37
Delaware....................       1           648,052.28       0.36
Washington D.C..............       2           550,226.56       0.31
Tennessee...................       1           499,255.54       0.28
Hawaii......................       2           483,146.31       0.27
Idaho.......................       1           438,424.38       0.25
North Carolina..............       1           339,518.49       0.19
Texas.......................       1           319,774.15       0.18
Rhode Island................       1           269,379.86       0.15
                                 ---      ---------------     ------
   Totals...................     490      $178,803,863.29     100.00%
                                 ---      ---------------     ------
                                 ---      ---------------     ------

------------------------
(1) No more than approximately 1.39% of the Group 2 mortgage loans will be secured by mortgaged properties located in any one postal zip code area.

                      PURPOSE OF MORTGAGE LOANS
----------------------------------------------------------------------
                                             AGGREGATE
                              NUMBER OF      PRINCIPAL      PERCENT OF
                              MORTGAGE        BALANCE       MORTGAGE
        LOAN PURPOSE          LOANS         OUTSTANDING      LOANS
----------------------------------------------------------------------
Purchase....................     188        67,982,849.15      38.02%
Cashout Refinance...........     132        46,986,829.38      26.28
Rate/Term Refinance.........     170        63,834,184.76      35.70
                                 ---      ---------------     ------
   Totals...................     490      $178,803,863.29     100.00%
                                 ---      ---------------     ------
                                 ---      ---------------     ------

              DOCUMENTATION PROGRAMS FOR MORTGAGE LOANS
----------------------------------------------------------------------
                                             AGGREGATE
                              NUMBER OF      PRINCIPAL      PERCENT OF
                              MORTGAGE        BALANCE       MORTGAGE
      TYPE OF PROGRAM         LOANS         OUTSTANDING      LOANS
----------------------------------------------------------------------
Full Documentation..........     236        83,835,625.69      46.73%
Reduced Documentation.......     254        95,241,237.60      53.27
                                 ---      ---------------     ------
   Totals...................     490      $178,803,863.29     100.00%
                                 ---      ---------------     ------
                                 ---      ---------------     ------

                    TYPES OF MORTGAGED PROPERTIES
----------------------------------------------------------------------
                                             AGGREGATE
                              NUMBER OF      PRINCIPAL      PERCENT OF
                              MORTGAGE        BALANCE       MORTGAGE
       PROPERTY TYPE          LOANS         OUTSTANDING      LOANS
----------------------------------------------------------------------
Single Family Detached......     367       134,832,494.13      75.41%
PUD.........................      87        31,118,449.61      17.40
Condominium.................      23         7,381,686.11       4.13
2-4 Family..................      13         5,471,233.44       3.06
                                 ---      ---------------     ------
   Totals...................     490      $178,803,863.29     100.00%
                                 ---      ---------------     ------
                                 ---      ---------------     ------

                             GROUP 3 LOANS

                   ORIGINAL LOAN-TO-VALUE RATIOS(1)
----------------------------------------------------------------------
                                             AGGREGATE
                              NUMBER OF      PRINCIPAL      PERCENT OF
   ORIGINAL LOAN-TO-VALUE     MORTGAGE        BALANCE       MORTGAGE
         RATIOS (%)            LOANS        OUTSTANDING       POOL
----------------------------------------------------------------------
 0.01 - 60.00...............      359      148,385,754.83      17.96%
60.01 - 65.00...............      201       83,574,976.69      10.11
65.01 - 70.00...............      167       63,613,817.51       7.70
70.01 - 75.00...............      323      127,463,920.58      15.43
75.01 - 80.00...............      997      361,938,701.57      43.80
80.01 - 85.00...............       24        8,108,215.04       0.98
85.01 - 90.00...............       89       27,596,195.27       3.34
90.01 - 95.00...............       21        5,570,245.29       0.67
                                -----     ---------------     ------
   Totals...................    2,181     $826,251,826.78     100.00%
                                -----     ---------------     ------
                                -----     ---------------     ------

------------------------
(1) The weighted average original LTV ratio of the Group 3 mortgage loans is expected to be approximately 71.09%.

                CURRENT MORTGAGE PRINCIPAL BALANCES(1)
----------------------------------------------------------------------
                                             AGGREGATE
      CURRENT MORTGAGE        NUMBER OF      PRINCIPAL      PERCENT OF
       LOAN PRINCIPAL         MORTGAGE        BALANCE       MORTGAGE
        BALANCES ($)           LOANS        OUTSTANDING       POOL
----------------------------------------------------------------------
  200,001 -   300,000.......      655      179,902,856.74      21.77%
  300,001 -   400,000.......      854      295,625,392.83      35.78
  400,001 -   500,000.......      381      172,391,044.48      20.86
  500,001 -   600,000.......      166       91,704,846.53      11.10
  600,001 -   700,000.......       96       61,675,285.72       7.46
  700,001 -   800,000.......       11        8,158,584.64       0.99
  800,001 -   900,000.......        8        6,771,628.43       0.82
  900,001 - 1,000,000.......        8        7,861,888.78       0.95
1,000,001 or more...........       22        2,160,298.63       0.26
                                -----     ---------------     ------
   Totals...................    2,181     $826,251,826.78     100.00%
                                -----     ---------------     ------
                                -----     ---------------     ------

------------------------
(1) As of the cut-off date, the average current Group 3 mortgage loan principal balance is expected to be approximately $378,841.

                          MORTGAGE RATES(1)
----------------------------------------------------------------------
                                             AGGREGATE
                              NUMBER OF      PRINCIPAL      PERCENT OF
                              MORTGAGE        BALANCE       MORTGAGE
     MORTGAGE RATES (%)        LOANS        OUTSTANDING       POOL
----------------------------------------------------------------------
5.501 - 6.000...............        1          448,194.60       0.05%
6.001 - 6.500...............       78       30,632,420.78       3.71
6.501 - 7.000...............    1,401      534,526,212.81      64.69
7.001 - 7.500...............      701      260,644,998.59      31.55
                                -----     ---------------     ------
   Totals...................    2,181     $826,251,826.78     100.00%
                                -----     ---------------     ------
                                -----     ---------------     ------

------------------------
(1) As of the cut-off date, the weighted average current Group 3 mortgage rate of the mortgage loans is expected to be approximately 6.960%.

                          OCCUPANCY TYPES(1)
----------------------------------------------------------------------
                                             AGGREGATE
                              NUMBER OF      PRINCIPAL      PERCENT OF
                              MORTGAGE        BALANCE       MORTGAGE
      OCCUPANCY TYPES          LOANS        OUTSTANDING       POOL
----------------------------------------------------------------------
Primary.....................    2,157      817,522,386.19      98.94%
Investment/Non-Owner........       11        3,605,332.94       0.44
Second Home.................        8        3,285,007.09       0.40
Unknown.....................        5        1,839,100.56       0.22
                                -----     ---------------     ------
   Totals...................    2,181     $826,251,826.78     100.00%
                                -----     ---------------     ------
                                -----     ---------------     ------

------------------------
(1) Based on representations of the related mortgagors at the time of origination.

                    ORIGINAL TERMS TO MATURITY(1)
----------------------------------------------------------------------
                                             AGGREGATE
                              NUMBER OF      PRINCIPAL      PERCENT OF
      ORIGINAL TERM TO        MORTGAGE        BALANCE       MORTGAGE
     MATURITY (MONTHS)         LOANS        OUTSTANDING       POOL
----------------------------------------------------------------------
180.........................        1          276,266.89       0.03%
240.........................        6        2,346,284.61       0.28
300.........................        3        1,493,350.21       0.18
312.........................        1          326,853.21       0.04
360.........................    2,170      821,809,071.86      99.46
                                -----     ---------------     ------
   Totals...................    2,181     $826,251,826.78     100.00%
                                -----     ---------------     ------
                                -----     ---------------     ------

------------------------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Group 3 mortgage loans is expected to be approximately 357 months.




            STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)
---------------------------------------------------------------------
                                            AGGREGATE
                             NUMBER OF      PRINCIPAL      PERCENT OF
                             MORTGAGE        BALANCE       MORTGAGE
           STATE              LOANS        OUTSTANDING       POOL
---------------------------------------------------------------------
California.................    1,964      748,195,246.87      90.55%
Texas......................       54       21,654,079.28       2.62
Florida....................       33       11,999,024.96       1.45
Georgia....................       30       10,159,822.17       1.23
Washington.................       18        6,095,958.32       0.74
Pennsylvania...............       13        4,086,011.45       0.49
Oregon.....................       13        4,067,648.41       0.49
Hawaii.....................       11        4,018,534.95       0.49
Colorado...................       10        3,716,114.74       0.45
Illinois...................        8        2,699,374.25       0.33
Arizona....................        6        1,759,918.39       0.21
North Carolina.............        5        1,730,309.43       0.21
Delaware...................        3        1,189,505.60       0.14
Nevada.....................        3        1,069,099.04       0.13
Utah.......................        2          938,773.46       0.11
Virginia...................        2          840,955.49       0.10
Maryland...................        2          651,048.26       0.08
Kansas.....................        1          518,681.89       0.06
Tennessee..................        1          323,494.97       0.04
Missouri...................        1          285,252.13       0.03
Oklahoma...................        1          252,972.72       0.03
                               -----     ---------------     ------
   Totals..................    2,181     $826,251,826.78     100.00%
                               -----     ---------------     ------
                               -----     ---------------     ------

------------------------
(1) No more than approximately 1.99% of the Group 3 mortgage loans will be secured by mortgaged properties located in any one postal zip code area.

                      PURPOSE OF MORTGAGE LOANS
---------------------------------------------------------------------
                                            AGGREGATE
                             NUMBER OF      PRINCIPAL      PERCENT OF
                             MORTGAGE        BALANCE       MORTGAGE
       LOAN PURPOSE           LOANS        OUTSTANDING       POOL
---------------------------------------------------------------------
Purchase...................    1,121      422,615,208.55      51.15%
Cash-out Refinance.........      383      144,134,640.48      17.44
Rate/Term Refinance........      677      259,501,977.75      31.41
                               -----     ---------------     ------
   Totals..................    2,181     $826,251,826.78     100.00%
                               -----     ---------------     ------
                               -----     ---------------     ------

              DOCUMENTATION PROGRAMS FOR MORTGAGE LOANS
---------------------------------------------------------------------
                                            AGGREGATE
                             NUMBER OF      PRINCIPAL      PERCENT OF
                             MORTGAGE        BALANCE       MORTGAGE
      TYPE OF PROGRAM         LOANS        OUTSTANDING       POOL
---------------------------------------------------------------------
Full Documentation.........    1,817      682,208,980.14      82.57%
Reduced Documentation......      364      144,042,846.64      17.43
                               -----     ---------------     ------
   Totals..................    2,181     $826,251,826.78     100.00%
                               -----     ---------------     ------
                               -----     ---------------     ------

                    TYPES OF MORTGAGED PROPERTIES
---------------------------------------------------------------------
                                            AGGREGATE
                             NUMBER OF      PRINCIPAL      PERCENT OF
                             MORTGAGE        BALANCE       MORTGAGE
       PROPERTY TYPE          LOANS        OUTSTANDING       POOL
---------------------------------------------------------------------
Single Family..............    1,670      636,811,062.04      77.07%
PUD........................      399      151,502,567.41      18.34
Condominium................      100       33,085,361.41       4.00
2-4 Family.................       12        4,852,835.92       0.59
                               -----     ---------------     ------
   Totals..................    2,181     $826,251,826.78     100.00%
                               -----     ---------------     ------
                               -----     ---------------     ------

                           GROUP 4 LOANS

                   ORIGINAL LOAN-TO-VALUE RATIOS(1)
----------------------------------------------------------------------
                                             AGGREGATE
                               NUMBER OF     PRINCIPAL      PERCENT OF
   ORIGINAL LOAN-TO-VALUE      MORTGAGE       BALANCE       MORTGAGE
         RATIOS (%)            LOANS        OUTSTANDING       POOL
----------------------------------------------------------------------
 0.01 - 60.00................      80       12,105,017.16      24.12%
60.01 - 65.00................      25        4,097,962.12       8.17
65.01 - 70.00................      22        3,539,952.39       7.05
70.01 - 75.00................      41        6,075,117.36      12.11
75.01 - 80.00................     105       17,759,905.69      35.39
80.01 - 85.00................       5          875,277.86       1.74
85.01 - 90.00................      18        2,663,276.94       5.31
90.01 - 95.00................      21        3,066,097.42       6.11
                                  ---      --------------     ------
   Totals....................     317      $50,182,606.94     100.00%
                                  ---      --------------     ------
                                  ---      --------------     ------

------------------------
(1) The weighted average original LTV ratio of the Group 4 mortgage loans is expected to be approximately 69.87%.

                CURRENT MORTGAGE PRINCIPAL BALANCES(1)
----------------------------------------------------------------------
                                             AGGREGATE
      CURRRENT MORTGAGE        NUMBER OF     PRINCIPAL      PERCENT OF
       LOAN PRINCIPAL          MORTGAGE       BALANCE       MORTGAGE
        BALANCES ($)           LOANS        OUTSTANDING       POOL
----------------------------------------------------------------------
Less than 100,000............      46        3,624,012.31       7.22%
100,001 - 200,000............     195       29,775,110.84      59.33
200,001 - 300,000............      76       16,783,483.79      33.44
                                  ---      --------------     ------
   Totals....................     317      $50,182,606.94     100.00%
                                  ---      --------------     ------
                                  ---      --------------     ------

------------------------
(1) As of the cut-off date, the average current Group 4 mortgage loan principal balance is expected to be approximately $158,305.

                          MORTGAGE RATES(1)
----------------------------------------------------------------------
                                             AGGREGATE
                               NUMBER OF     PRINCIPAL      PERCENT OF
                               MORTGAGE       BALANCE       MORTGAGE
     MORTGAGE RATES (%)        LOANS        OUTSTANDING       POOL
----------------------------------------------------------------------
6.001 - 6.500................      18        2,721,709.14       5.42%
6.501 - 7.000................     155       25,169,006.33      50.15
7.001 - 7.500................     144       22,291,891.47      44.42
                                  ---      --------------     ------
   Totals....................     317      $50,182,606.94     100.00%
                                  ---      --------------     ------
                                  ---      --------------     ------

------------------------
(1) As of the cut-off date, the weighted average current Group 4 mortgage rate of the mortgage loans is expected to be approximately 7.037%.

                          OCCUPANCY TYPES(1)
----------------------------------------------------------------------
                                             AGGREGATE
                               NUMBER OF     PRINCIPAL      PERCENT OF
                               MORTGAGE       BALANCE       MORTGAGE
       OCCUPANCY TYPES         LOANS        OUTSTANDING       POOL
----------------------------------------------------------------------
Primary......................     300       48,323,659.63      96.30%
Investment/Non-Owner.........      12        1,329,853.14       2.65
Second Home..................       4          393,913.20       0.78
Unknown......................       1          135,180.97       0.27
                                  ---      --------------     ------
   Totals....................     317      $50,182,606.94     100.00%
                                  ---      --------------     ------
                                  ---      --------------     ------

------------------------
(1) Based on representations of the related mortgagors at the time of origination.





                    ORIGINAL TERMS TO MATURITY(1)
----------------------------------------------------------------------
                                             AGGREGATE
                               NUMBER OF     PRINCIPAL      PERCENT OF
      ORIGINAL TERM TO         MORTGAGE       BALANCE       MORTGAGE
      MATURITY (MONTHS)        LOANS        OUTSTANDING       POOL
----------------------------------------------------------------------
180..........................       1          114,701.75       0.23%
240..........................       4          621,415.11       1.24
360..........................     312       49,446,490.08      98.53
                                  ---      --------------     ------
   Totals....................     317      $50,182,606.94     100.00%
                                  ---      --------------     ------
                                  ---      --------------     ------

------------------------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Group 4 mortgage loans is expected to be approximately 355 months.

            STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)
----------------------------------------------------------------------
                                             AGGREGATE
                               NUMBER OF     PRINCIPAL      PERCENT OF
                               MORTGAGE       BALANCE       MORTGAGE
            STATE              LOANS        OUTSTANDING       POOL
----------------------------------------------------------------------
California...................     262       42,953,374.75      85.59%
Texas........................       9        1,304,438.01       2.60
Florida......................      14        1,290,830.12       2.57
Nevada.......................       7        1,034,063.82       2.06
Georgia......................       5          816,405.69       1.63
Hawaii.......................       3          614,201.01       1.22
Washington...................       4          526,563.56       1.05
Pennsylvania.................       3          369,051.64       0.74
Arizona......................       2          320,480.80       0.64
Oregon.......................       3          285,681.38       0.57
Massachussetts...............       1          229,602.83       0.46
Connecticut..................       1          151,251.79       0.30
Colorado.....................       1           99,737.54       0.20
Virginia.....................       1           99,326.13       0.20
South Carolina...............       1           87,597.87       0.17
                                  ---      --------------     ------
   Totals....................     317      $50,182,606.94     100.00%
                                  ---      --------------     ------
                                  ---      --------------     ------

------------------------
(1) No more than approximately 1.67% of the Group 4 mortgage loans will be secured by mortgaged properties located in any one postal zip code area.

                      PURPOSE OF MORTGAGE LOANS
----------------------------------------------------------------------
                                             AGGREGATE
                               NUMBER OF     PRINCIPAL      PERCENT OF
                               MORTGAGE       BALANCE       MORTGAGE
        LOAN PURPOSE           LOANS        OUTSTANDING       POOL
----------------------------------------------------------------------
Purchase.....................     170       27,642,136.61      55.08%
Cash-out Refinance...........      43        6,650,982.42      13.25
Rate/Term Refinance..........     104       15,889,487.91      31.66
                                  ---      --------------     ------
   Totals....................     317      $50,182,606.94     100.00%
                                  ---      --------------     ------
                                  ---      --------------     ------

              DOCUMENTATION PROGRAMS FOR MORTGAGE LOANS
----------------------------------------------------------------------
                                             AGGREGATE
                               NUMBER OF     PRINCIPAL      PERCENT OF
                               MORTGAGE       BALANCE       MORTGAGE
       TYPE OF PROGRAM         LOANS        OUTSTANDING       POOL
----------------------------------------------------------------------
Full Documentation...........      68       10,934,344.44      21.79%
Reduced Documentation........     249       39,248,262.50      78.21
                                  ---      --------------     ------
   Totals....................     317      $50,182,606.94     100.00%
                                  ---      --------------     ------
                                  ---      --------------     ------

                    TYPES OF MORTGAGED PROPERTIES
----------------------------------------------------------------------
                                             AGGREGATE
                               NUMBER OF     PRINCIPAL      PERCENT OF
                               MORTGAGE       BALANCE       MORTGAGE
        PROPERTY TYPE          LOANS        OUTSTANDING       POOL
----------------------------------------------------------------------
Single Family Detached.......     215       33,962,631.35      67.68%
Condominium..................      56        8,321,085.50      16.58
PUD..........................      40        6,800,493.10      13.55
2-4 Family...................       6        1,098,396.99       2.19
                                  ---      --------------     ------
   Totals....................     317      $50,182,606.94     100.00%
                                  ---      --------------     ------
                                  ---      --------------     ------

ASSIGNMENT OF THE MORTGAGE LOANS

     Pursuant to the pooling and servicing agreement, the depositor on the closing date will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor in and to each mortgage loan and all right, title and interest in and to all other assets included in the trust fund, including all principal and interest received on or with respect to such mortgage loans, exclusive of principal and interest due on or prior to the cut-off date.

     In connection with such transfer and assignment, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, a mortgage file for each mortgage loan which will consist of, among other things, the original promissory note, or mortgage note, and any modification or amendment thereto endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost, the original instrument creating a first lien on the related mortgaged property, or the mortgage, with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to such mortgage note and mortgage except for any such document not returned from the public recording office, which will be delivered to the trustee as soon as the same is available to the depositor. Assignments of the mortgage loans to the trustee or its nominee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the related seller.

     The trustee will review each mortgage file within 90 days of the closing date or promptly after the trustee's receipt of any document permitted to be delivered after the closing date and if any document in a mortgage file is found to be missing or defective in a material respect and the applicable seller or other entity specified in the pooling and servicing agreement does not cure such defect within 90 days of notice thereof from the trustee or within such longer period not to exceed 720 days after the closing date in the case of missing documents not returned from the public recording office, such seller will be obligated to repurchase the related mortgage loan from the trust fund. Rather than repurchase the mortgage loan as provided above, such seller may remove such mortgage loan, a deleted mortgage loan, from the trust fund and substitute in its place another mortgage loan, a replacement mortgage loan; however, such substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify the REMIC or result in a prohibited transaction tax under the Code. Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement:

      have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the related seller and held for distribution to the certificateholders on the related distribution date), have a mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan,

      have a LTV not higher than that of the deleted mortgage loan,

      have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted mortgage loan, and comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

                                  THE SELLERS

FIRST NATIONWIDE MORTGAGE CORPORATION

     The information set forth in this and the following two subsections has been provided by First Nationwide Mortgage Corporation ('First Nationwide Mortgage') and neither the depositor nor the underwriter make any representations or warranties as to the accuracy or completeness of such information.

     First Nationwide Mortgage, a wholly-owned subsidiary of California Federal Bank, FSB, is a mortgage company engaged in the business of originating and servicing a variety of loan products including non-conforming residential mortgage loans (also known as 'jumbo' mortgage loans). Its executive offices are located at 5280 Corporate Drive, Frederick, Maryland. First Nationwide Mortgage originates mortgage loans through various channels, including wholesale brokers, correspondents, California Federal Bank branches and its own regional offices.

FIRST NATIONWIDE MORTGAGE'S MORTGAGE LOAN UNDERWRITING

     During the years ended December 31, 1996, December 31, 1997 and December 31, 1998 and during the six month period ended June 30, 1999, First Nationwide Mortgage originated residential mortgage loans having aggregate principal balances of approximately $7,512.2 million, $9,375.6 million, $14,995.1 and $9,633.4 million, respectively.

     The First Nationwide Loans were originated by First Nationwide Mortgage or a third party originator, generally in accordance with the underwriting criteria described herein. Although the underwriting policies used by First Nationwide Mortgage in originating mortgage loans have changed from time to time, the policies described herein generally apply to the First Nationwide Loans in all material aspects.

     The underwriting process is intended to assess both the prospective borrower's credit standing and ability to repay, and the value and adequacy of the mortgage property as collateral. In underwriting a mortgage loan, First Nationwide Mortgage relies primarily on the borrower's ability to repay the loan, determined by analyzing the borrower's cash flow, liquidity and overall financial condition and the value of the mortgaged property as a measure of the extent of its recovery in the event of a default. In determining the adequacy of the property as collateral for a loan, appraisals are obtained from qualified outside appraisers approved by First Nationwide Mortgage. The qualifications of appraisers are reviewed at least annually.

     First Nationwide Mortgage's appraisal requirements satisfy or exceed FNMA/FHLMC guidelines. Multiple appraisals may be required depending upon the loan amount and the location of the mortgaged property. The appraiser is instructed to inspect the interior and exterior of the property and prepares a report that includes a market data analysis based on reported recent sales of comparable homes and, in certain cases, a cost analysis based on the estimated current cost of constructing a similar home. This report is reviewed by a representative of First Nationwide Mortgage who makes a final determination regarding the appraised value of the home.

     Each prospective borrower submits an application package that includes information with respect to the applicant's bank and brokerage accounts, assets, liabilities, income, credit history and employment history. To establish the applicant's ability to make timely payments, First Nationwide Mortgage obtains a credit report on each borrower. First Nationwide Mortgage endeavors to verify the income, current employment and liquid assets of the applicant, except in the case of its 'reduced documentation' programs where First Nationwide Mortgage accepts stated income from prospective borrowers with excellent credit histories and who have liquid reserves sufficient to cover six monthly scheduled principal, interest and escrow payments. First Nationwide Mortgage generally will obtain a verification of mortgage for mortgage loans not reported on the credit report. Information relative to legal actions and most adverse credit items must be explained in writing by the applicant and must be acceptable to First Nationwide Mortgage. The origination process also requires that adequate title insurance, standard fire and hazard insurance and, where necessary, flood insurance be obtained and maintained.

     Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has
(i) sufficient income available to meet both housing and total debt obligations and (ii) sufficient post-loan liquidity. First Nationwide Mortgage generally requires that the applicant's total housing related expenses and other current obligations not exceed 38% of the applicant's stable income. However, a high ratio of expenses to income will not disqualify an applicant if other factors indicating the applicant's ability to make the mortgage payments are present.

     The amount of each loan generally is limited by First Nationwide Mortgage to an applicable loan-to-value ratio, which is equal to the original principal balance of the mortgage loan divided by (i) in the case of a mortgage loan to refinance an existing mortgage loan, the appraised value of the mortgaged property determined at the time of application as reviewed by a representative of First Nationwide Mortgage or (ii) in the case of a mortgage loan to purchase a residence, the lessor of the appraised value as reviewed by a representative of First Nationwide Mortgage or the sales price of the residence.

FIRST NATIONWIDE MORTGAGE'S DELINQUENCY EXPERIENCE

     Generally, when a mortgagor fails to make a required payment on a mortgage loan and does not cure the deficiency promptly, the loan is classified as delinquent. In many cases, delinquencies are cured promptly, but if not, foreclosure proceedings are generally commenced within 90 to 120 days from delinquency. The procedural steps necessary for foreclosure vary from state to state, but generally, if the loan is not reinstated within certain periods specified by the relevant mortgage loan documents, the mortgaged property can be sold by the lender by means of foreclosure or transfer sale. If a lender liquidates the property either by foreclosure sale or by marketing the REO property, but the mortgaged property has a value lower than the outstanding amount of debt, the law in certain states permits such lender to obtain a deficiency judgment in the amount of the difference. The laws of certain other states restrict or prohibit such deficiency judgments, particularly on owner-occupied, purchase-money mortgages. In those states where deficiency judgments are permitted, First Nationwide Mortgage determines on a case-by-case basis whether to seek such a judgment, but rarely pursues deficiency judgments.

     LOAN SERVICING ACTIVITIES. As of June 30, 1999, First Nationwide Mortgage's total loan servicing portfolio contained loans with the aggregate outstanding principal balance of approximately $86.9 billion or 875,628 loans. The loans contained in First Nationwide Mortgage's servicing portfolio include fixed and adjustable rate loans, first and second lien loans and one-to four-family loans, and therefore may differ significantly from the mortgage loans in the trust. There can be no assurance, and no representation is made, that the delinquency experience with respect to the mortgage loans in the trust will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans.

     The following table sets forth certain information regarding the delinquency experience of First Nationwide Mortgage with respect to all mortgage loans serviced by it. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

                           MORTGAGE LOAN PORTFOLIO(1)
                          (DOLLAR AMOUNTS IN MILLIONS)

                            DECEMBER 31, 1996              DECEMBER 31, 1997              DECEMBER 31, 1998
                       ----------------------------   ----------------------------   ----------------------------
                        NUMBER    DOLLAR               NUMBER    DOLLAR               NUMBER    DOLLAR
                       OF LOANS   AMOUNT    PERCENT   OF LOANS   AMOUNT    PERCENT   OF LOANS   AMOUNT    PERCENT
                       --------   ------    -------   --------   ------    -------   --------   ------    -------
Total Portfolio......  790,001    $49,906   100.00%   810,895    $61,642   100.00%   956,789    $86,355   100.00%
Delinquent Loans
    30-59 days
      delinquent.....   38,859    $ 2,062     4.13%    32,676    $ 2,034     3.30%    33,456    $ 2,277     2.64%
    60-89 days
      delinquent.....    8,560        475     0.95      6,888        435     0.71      7,634        536     0.62
    90+ days
     delinquent(2)...   25,157      1,734     3.47     22,249      1,643     2.67     19,628      1,543     1.79
                       -------    -------   ------    -------    -------   ------    -------    -------   ------
        Total........   72,576    $ 4,271     8.56%    61,813    $ 4,112     6.67%    60,718    $ 4,356     5.04%
                       -------    -------   ------    -------    -------   ------    -------    -------   ------
                       -------    -------   ------    -------    -------   ------    -------    -------   ------

                              JUNE 30, 1999
                       ----------------------------
                        NUMBER    DOLLAR
                       OF LOANS   AMOUNT    PERCENT
                       --------   ------    -------
Total Portfolio......  875,628    $86,949   100.00%
Delinquent Loans
    30-59 days
      delinquent.....   26,453    $ 1,882     2.16%
    60-89 days
      delinquent.....    4,968        353     0.41%
    90+ days
     delinquent(2)...   13,722      1,126     1.29%
                       -------    -------   ------
        Total........   45,143    $ 3,361     3.87%
                       -------    -------   ------
                       -------    -------   ------

------------
(1) Percentages in the table are rounded to the nearest 0.01%; dollar amounts are rounded to the nearest dollar.

(2) Includes foreclosures, delinquent bankruptcies and REO properties.

     The above delinquency statistics represent the recent experience of First Nationwide Mortgage. There can be no assurance, however, that the delinquency experience on the mortgage loans in the trust will be comparable. In addition, the foregoing statistics include loans with a variety of payment and other characteristics that may not correspond to those of the mortgage loans in the trust. Further, the mortgage loans in the trust were not chosen from First Nationwide Mortgage's portfolio on the basis of any methodology which could or would make them representative of the total pool of loans in First Nationwide Mortgage's portfolio. The actual loss and delinquency experience on the mortgage loans in the trust will depend on, among other things, the value of the real estate securing such mortgage loans and ability of the mortgagors to make required payments. If First Nationwide Mortgage undertakes litigation or retains outside attorneys or investigators, the cost thereof will be borne by the trust or the certificateholders. First Nationwide Mortgage will not be required to advance funds for the conduct of such litigation or the hiring of such outside attorneys or investigators, if it reasonably believes that such advance will not be promptly reimbursed.

     The likelihood that mortgagors will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to borrower's personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed mortgagors relying on commission income, fluctuations in income), marital separation and a mortgagor's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates as they affect real estate sales activity. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

HEADLANDS MORTGAGE COMPANY

     Headlands Mortgage Company ('Headlands') is a California corporation which was organized in 1981. Headlands is a wholly owned subsidiary of Greenpoint Financial Corp. Greenpoint Financial Corp. is listed on the New York Stock Exchange under the symbol 'GPT'. Headlands is engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights.

     Headlands is headquartered in northern California, and has production branches in California, Washington, Oregon, New Mexico, Virginia, Pennslyvania, Idaho, Florida, New Jersey and Arizona. Loans are originated primarily on a wholesale basis, through a network of independent mortgage loan brokers approved by Headlands.

     Headland's executive offices are located at 1100 Larkspur Landing Circle, Suite 101, Larkspur, CA 94939.

HEADLANDS' UNDERWRITING STANDARDS

     The Headlands Loans have either been originated by Headlands or purchased by Headlands from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with Headlands) and other mortgage loan originators, and were originated generally in accordance with the underwriting criteria described herein.

     All of the Headlands Loans are 'conventional non-conforming mortgage loans' (i.e., loans which are not insured by the FHA or partially guaranteed by the VA or which do not qualify for sale to FNMA or FHLMC). The underwriting standards applicable to the Headlands Loans typically differ from, and are generally less stringent than, the underwriting standards established by FNMA or FHLMC primarily with respect to original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of FNMA and FHLMC, the performance of the Headlands Loans thereunder may reflect higher delinquency rates and/or credit losses.

     Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, the mortgagor will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts.

In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

     Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor's monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor's gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV of the mortgage loan. Headlands may also consider the amount of liquid assets available to the mortgagor after origination.

     Certain of the Headlands Loans have been originated under reduced documentation, no stated income, no documentation or no ratio programs which require less documentation and verification than do traditional full documentation programs. Generally, under a reduced documentation program, no verification of a mortgagor's stated income is undertaken by Headlands. Under a no stated income program or a no ratio program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken. Under a no documentation program, no verification of a mortgagor's income or assets is undertaken by Headlands. The underwriting for such mortgage loans may be based primarily or entirely on an appraisal of the mortgaged property and the LTV at origination.

     The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to Headlands. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to FNMA and/or FHLMC. Appraisers may be staff appraisers employed by Headlands or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by Headlands. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

                          SERVICING OF MORTGAGE LOANS

GENERAL

     Under the pooling and servicing agreement, First Nationwide Mortgage will act as servicer of the mortgage loans. The servicer will be responsible for servicing the mortgage loans under the terms of the pooling and servicing agreement, employing that degree of skill and care which it employs in servicing mortgage loans comparable to those mortgage loans serviced by it for itself or others.

     The servicer will make reasonable efforts to collect or cause to be collected all payments called for under the terms and provisions of the mortgage loans and, to the extent those procedures are consistent with the pooling and servicing agreement, will follow collection procedures as are followed for mortgage loans comparable to the mortgage loans in the trust in the local areas where each mortgaged property is located. Under the pooling and servicing agreement, the servicer will establish and maintain, or cause to be established and maintained, one or more collection accounts, into which deposits will be made on a daily basis of payments and collections on the mortgage loans serviced by it or its primary servicers, net of the related servicing compensation and the excess servicing fee and prepayment penalties payable to First Nationwide Mortgage.

Funds credited to a collection account may be invested for the benefit and at the risk of the servicer in permitted investments, as described in the pooling and servicing agreement, that are scheduled to mature on or prior to the business day preceding the next distribution date.

     The pooling and servicing agreement prohibits the resignation of the servicer, except upon (a) appointment of a successor servicer and receipt by the trustee of a letter from each rating agency that such a resignation and appointment will not result in a downgrading of the rating of any of the certificates, or (b) a determination that its duties thereunder are no longer permitted under applicable law. No such resignation will be effective until a successor servicer has assumed such servicing obligations in the manner provided in the pooling and servicing agreement.

     Under the pooling and servicing agreement, the servicer may contract with subservicers to perform some or all of its servicing duties. Regardless of its servicing arrangement, the servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if that servicer alone were servicing the mortgage loans.

     All references to 'Master Servicer' in the prospectus should be read to be references to the servicer described in this prospectus supplement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The expense fees for the mortgage loans are payable out of the interest payments on each mortgage loan. The expense fees will vary from mortgage loan to mortgage loan. The rate at which the expense fees accrue is expected to range from 0.26% to 0.76% per annum of the outstanding principal balance of each mortgage loan. As of the cut-off date, the weighted average rate at which the expense fees accrue is expected to equal approximately 0.6091% with respect to the Group 1 mortgage loans, 0.5998% with respect to the Group 2 mortgage loans, 0.4701% with respect to the Group 3 mortgage loans and 0.5163% with respect to the Group 4 mortgage loans. The expense fees consist of the servicing fee, fees payable to the trustee for its activities as trustee under the pooling and servicing agreement and the excess servicing fee payable to First Nationwide Mortgage in its capacity as a seller. The servicing fee payable to the servicer will be 0.2500% per annum of the outstanding principal balance of each mortgage loan. The excess servicing fee will range from 0.0000% to 0.5000% per annum, of the outstanding principal balance of each mortgage loan. The servicer is obligated to pay some ongoing expenses associated with the trust and incurred by the servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the servicer, out of its servicing fee. The amount of the servicing fee is subject to adjustment for prepaid mortgage loans, as described in this prospectus supplement under 'Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans'. The servicer will also be entitled to receive late payment fees, prepayment penalty fees, assumption fees and other similar charges. The servicer will be entitled to receive all reinvestment income earned on amounts on deposit in the related Collection Account.

     The net rate of a mortgage loan is the mortgage rate of that mortgage loan minus the rate at which the expense fees accrue. The mortgage rate of a mortgage loan is the rate at which interest accrues on that mortgage loan in accordance with the terms of the related mortgage note.

ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH PREPAID MORTGAGE LOANS

     When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the immediately preceding monthly payment up to the date of that prepayment, instead of for a full month. In most cases, partial principal prepayments are applied as of the day of receipt, with a resulting reduction in interest payable for the month during which the partial principal prepayment is made. As to principal prepayments in full and partial principal prepayments for the mortgage loans, the servicer is obligated to remit to the trust an amount equal to the lesser of the following:

      any shortfall in interest collections resulting from the timing of principal prepayments in full and partial principal prepayments made during the calendar month preceding a distribution date, and the monthly servicing fees otherwise payable to the servicer in connection with that distribution date.

If shortfalls in interest as a result of principal prepayments during the prepayment period applicable to a distribution date exceed the amount of the servicing fee, the amount of interest available to be distributed to certificateholders will be reduced by the amount of that excess. You may refer to 'Description of the Certificates -- Distributions of Interest' in this prospectus supplement for more detail.

ADVANCES FROM THE SERVICER

     Subject to the limitations described below, the servicer will be required to advance, prior to each distribution date, from its own funds or amounts received for the mortgage loans that do not constitute Available Funds for that distribution date, an amount equal to the following:

      the aggregate of payments of principal of and interest on the mortgage loans, net of the servicing fee, which were due on the previous due date and which were delinquent on the determination date for that distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The servicer is obligated to make advances for delinquent payments of principal of or interest on each mortgage loan to the extent that those advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan. Subject to the foregoing, advances will be made through the liquidation of the related mortgaged property. If the servicer determines on any determination date to make an advance, that advance will be included with the distribution to certificateholders on the related distribution date. Any failure by the servicer to make an advance as required under the pooling and servicing agreement will constitute an event of default under the pooling and servicing agreement subject to a specified grace period. If the servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor servicer will be obligated to make that advance, in accordance with the terms of the pooling and servicing agreement. For a discussion of other events of default under the pooling and servicing agreement and the rights of the trustee in the case of any event of default, see 'The Agreements -- Event of Default and Rights in the Case of Events of Default' in the prospectus.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     The servicer may, at its option, purchase from the trust any mortgage loan serviced by it which is delinquent 91 days or more. That purchase shall be at a price equal to 100% of the Stated Principal Balance of that mortgage loan plus accrued interest on that mortgage loan at the applicable mortgage rate (less certain fees) from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which that amount is to be distributed.

SPECIAL SERVICING AGREEMENTS

     The pooling and servicing agreement will permit the servicer to enter into a special servicing agreement with an unaffiliated holder of subordinate certificates. Under that agreement, that unaffiliated holder may instruct the servicer to commence or delay foreclosure proceedings for delinquent mortgage loans being serviced by it. The commencement or delay at that holder's direction will be taken by the servicer, only after that holder deposits a specified amount of cash with the servicer. That cash will be available for payment to related certificateholders if liquidation proceeds are less than they otherwise may have been had the servicer acted using its normal servicing procedures.

VOTING RIGHTS

     Voting rights of the trust will be allocated 1% to the Class X Certificates with the balance allocated among the other classes of certificates based on their respective Class Principal Balances.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued under the pooling and servicing agreement. Described below in this section are summaries of the specific terms and provisions under which the certificates will be issued. The following summaries do not purport to be complete and additional information is provided in the provisions of the pooling and servicing agreement.

     The Mortgage Pass-Through Certificates, Series 1999-4 will consist of the Class IPP-A-1, Class IIPP-A-1, Class IIIPP-A-1, Class IVPP-A-1, Class P,
Class X and Class A-R Certificates, which are collectively referred to as the senior certificates, and the Class C-B-1, Class C-B-2, Class C-B-3,
Class C-B-4, Class C-B-5, Class C-B-6 and Class C-B-7 Certificates, which are collectively referred to as the subordinate certificates. Only the senior certificates and the Class C-B-1, Class C-B-2, Class C-B-3 and Class C-B-4 Certificates, which are collectively referred to as the offered certificates, are offered by this prospectus supplement. The Class IPP-A-1, Class IIPP-A-1, Class IIIPP-A-1 and Class IVPP-A-1 Certificates are collectively referred to as the Class A Certificates. The classes of offered certificates will have the respective initial Class Principal Balances or initial notional amounts, subject to the permitted variance, and pass-through rates listed or described on page S-3 of this prospectus supplement.

     The Class X Certificates do not have a principal balance and are not entitled to any distributions in respect of principal of the mortgage loans.

     The senior certificates of each group will evidence in the aggregate an initial beneficial ownership interest of approximately 96.00% of the mortgage loans in the related group as of the closing date. The Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5, Class C-B-6 and Class C-B-7 Certificates, as of the closing date, represent an initial beneficial ownership interest of approximately 1.90%, 0.80%, 0.25%, 0.40%, 0.20%, 0.20% and 0.25%,
respectively, in the mortgage loans.

     The senior certificates, other than the Class A-R Certificates, and the Class C-B-1, Class C-B-2, Class C-B-3 and Class C-B-4 Certificates, will be available only in book-entry form through the facilities of DTC. The Class A-R, Class C-B-5, Class C-B-6 and Class C-B-7 Certificates will be issued in fully registered certificated form. The Class A-R Certificates will be issued as a single certificate with a dollar denomination of $100.

REMIC STRUCTURE

     For federal income tax purposes, the trust will include two segregated asset pools, each of which will be treated as a separate REMIC. The assets of the subsidiary REMIC will generally consist of the mortgage loans. The assets of the master REMIC will generally consist of uncertificated regular interests issued by the subsidiary REMIC, which in the aggregate will correspond to the certificates.

DTC REGISTERED CERTIFICATES

     Each class available in book-entry form will be issued in one or more certificates which equal the aggregate initial Class Principal Balance of each of those classes of certificates and which will be held by a nominee of DTC, and are collectively referred to as the DTC registered certificates. Beneficial interests in the DTC registered certificates will be held indirectly by investors through the book-entry facilities of DTC, as described in this prospectus supplement. Investors in the DTC registered certificates, other than the Class X Certificates, may hold those beneficial interests in these certificates in minimum denominations representing an original principal amount of $25,000 and multiples of $1 in excess of that amount. Investors in the Class X Certificates may hold those beneficial interests in the DTC registered certificates in minimum denominations representing an original notional amount of not less than $100,000 and multiples of $1 in excess of that amount. The depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the DTC registered certificates. No person acquiring a DTC registered certificate will be entitled to receive a physical certificate representing that certificate, a definitive certificate, except as described in the third paragraph below.

     Unless and until definitive certificates are issued, it is anticipated that the only 'certificateholder' of the DTC registered certificates will be Cede & Co., as nominee of DTC. Beneficial owners of the DTC registered certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through participants and DTC. Monthly and annual reports on the trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners on request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the participants to whose DTC accounts the DTC registered certificates of those beneficial owners are credited.

     For a description of the procedures applicable to the DTC registered certificates, see 'Description of the Securities -- Book-Entry Registration' in the prospectus.

     Definitive certificates will be issued to beneficial owners of DTC registered certificates, or their nominees, rather than to DTC, only if:

      DTC or the depositor advises the trustee in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository for the DTC registered certificates and the depositor or the trustee is unable to locate a qualified successor;

      the depositor, at its sole option, in writing, elects to terminate the book-entry system through DTC; or

      after the occurrence of an event of default, beneficial owners of any class of DTC registered certificates representing not less than 51% of the related aggregate Class Principal Balance advise the trustee and DTC through the participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners.

     In the case of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability of definitive certificates. At the time of surrender by DTC of the global certificate or certificates representing the DTC registered certificates and instructions for re-registration, the trustee will issue the definitive certificates. After that, the trustee will recognize the holders of those definitive certificates as certificateholders under the pooling and servicing agreement.

     DTC management is aware that some computer applications, systems and the like for processing data that are dependent on calendar dates, including dates before, on, and after January 1, 2000, may encounter year 2000 problems. DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions, including principal and income payments, to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent on other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information of the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed its participants that it is contacting and will continue to contact third party vendors from whom DTC acquires services to:

      impress on them the importance of those services being year 2000 compliant; and

      determine the extent of their efforts for year 2000 remediation, and, as appropriate, testing of their services.

In addition, DTC is in the process of developing those contingency plans as it deems appropriate.

     According to DTC, the information above for DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

                               GLOSSARY OF TERMS

     The following terms are given the meanings shown below to help describe the cash flows on the certificates:

     AVAILABLE FUNDS -- for any distribution date and each group will be equal to the sum of:

          (a) all scheduled installments of interest, net of the related expense fees, and principal due on the due date in the month in which that distribution date occurs and received prior to the related determination date, together with any advances for the mortgage loans;

          (b) all insurance proceeds (to the extent not applied to restoration of the related mortgage property or released to the mortgagor in accordance with the servicer's standard servicing procedures) and liquidation proceeds received during the month preceding the month of that distribution date, in each case net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any;

          (c) all partial and full prepayments received during the month preceding the month of that distribution date, exclusive of prepayment penalties and premiums;

          (d) amounts received for that distribution date in respect of the substitution of a mortgage loan, the purchase of a deleted mortgage loan, or a repurchase of a mortgage loan by a seller or the servicer as of that distribution date;

          (e) any amounts payable as Compensating Interest by the servicer on that distribution date relating to those mortgage loans; and

          (f) minus, in the case of clauses (a) through (d) above, the amounts to which the servicer is entitled under the pooling and servicing agreement, including unreimbursed advances and certain expenses.

     BANKRUPTCY LOSS COVERAGE AMOUNT -- The aggregate amount of Bankruptcy Losses that are allocated solely to the subordinate certificates, initially, approximately $319,363.72.

     BANKRUPTCY LOSSES -- A Realized Loss attributable to a Deficient Valuation or a Debt Service Reduction each as defined under 'Credit Enhancement -- Subordination of Classes.'

     CLASS PRINCIPAL BALANCE -- For any offered certificate as of any date of determination, an amount equal to the initial principal balance of that certificate, reduced by the aggregate of the following amounts allocable to the certificates:

           all amounts previously distributed to holders of certificates of that class as payments of principal,

           the amount of Realized Losses, including Excess Losses, allocated to that class and in the case of any subordinate certificate any amounts allocated to that class in reduction of its Class Principal Balance for payment of Class P Deferred Amounts or if the aggregate Class Principal Balance of the certificates exceeds the aggregate State Principal Balance of the mortgage loans, as described below under ' -- Allocation of Losses.'

     CLASS P DEFERRED AMOUNT -- The Class P Fraction of any Realized Loss on a Class P Mortgage Loan, other than an Excess Loss, allocated to the Class P Certificates on or prior to the Senior Credit Support Depletion Date and not previously reimbursed. A payment made in respect of the Class P Deferred Amount shall not reduce the Class Principal Balance of the Class P Certificates.

     CLASS P FRACTION -- For any Class P Mortgage Loan, a fraction, the numerator of which is 6.75% in the case of a Group 1 or Group 2 mortgage loan or 6.50% in the case of a Group 3 or Group 4 mortgage loan minus the net mortgage rate on that Class P Mortgage Loan and the denominator of which is 6.75% in the case of a Group 1 or Group 2 mortgage loan or 6.50% in the case of a Group 3 or Group 4 mortgage loan.

     CLASS P MORTGAGE LOAN -- Any mortgage loan with a net mortgage rate of less than 6.75% per annum in the case of a Group 1 or Group 2 mortgage loan or 6.50% per annum in the case of a Group 3 or Group 4 mortgage loan.

     CLASS P PRINCIPAL DISTRIBUTION AMOUNT -- For each distribution date, a portion of the Available Funds attributable to principal received on or in respect of a Class P Mortgage Loan, equal to the amount of principal so attributable multiplied by the applicable Class P Fraction plus, prior to the Senior Credit Support Depletion

Date and to the extent of any amounts otherwise available to be paid as principal to the Subordinate Certificates, the Class P Deferred Amount on such date.

     COMPENSATING INTEREST -- An amount to be paid by the servicer for each distribution date equal to the lesser of any shortfall in interest collections resulting from the timing of principal prepayments made during the calendar month preceding the distribution date and the monthly servicing fees otherwise payable to the servicer in connection with such distribution date.

     EXCESS LOSSES -- Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount; Bankruptcy Losses in excess of the applicable Bankruptcy Loss Coverage Amount; and Fraud Losses in excess of the applicable Fraud Loss Coverage Amount.

     FRAUD LOSS COVERAGE AMOUNT -- The aggregate amount of Fraud Losses that are allocated solely to the subordinate certificates, initially, approximately $22,143,973.

     FRAUD LOSSES -- A Realized Loss incurred on a mortgage loan as to which there was fraud in the origination of the mortgage loan.

     GROUP COMPONENT BALANCE -- With respect to each group, the excess, if any, of the then outstanding aggregate Stated Principal Balance of the mortgage loans in the applicable group over the then outstanding aggregate Class Principal Balance of the senior certificates in such group.

     INTEREST ACCRUAL PERIOD -- For each distribution date for each interest-bearing class of certificates, the calendar month preceding the month of that distribution date.

     LIQUIDATION PRINCIPAL -- The principal portion of liquidation proceeds received for each mortgage loan which became a liquidated mortgage loan, but not in excess of the principal balance of that liquidated mortgage loan, during the calendar month preceding the month of the distribution date, exclusive of the portion of the Liquidation Principal attributable to the applicable Class P Principal Distribution Amount.

     NET INTEREST SHORTFALL -- For any distribution date and group, the sum of:

      the amount of interest which would otherwise have been received for a mortgage loan that was the subject of (x) a Relief Act Reduction or (y) a Special Hazard Loss, Fraud Loss or Bankruptcy Loss, after the exhaustion of the respective amounts of coverage provided by the subordinate certificates for that types of losses; and

      any Net Prepayment Interest Shortfalls.

     NET PREPAYMENT INTEREST SHORTFALL -- For any distribution date and group, is the amount by which the aggregate of Prepayment Interest Shortfalls for such group during the calendar month prior to the distribution date exceeds the available Compensating Interest for that period.

     PREMIUM RATE MORTGAGE LOANS -- Mortgage loans having net mortgage rates in excess of 6.75% per annum in the case of Group 1 and Group 2 or 6.50% per annum in the case of Group 3 and Group 4.

     PREPAYMENT INTEREST SHORTFALL -- The amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan is less than one month's interest at the related mortgage rate, net of the related servicing fee, on the Stated Principal Balance of that mortgage loan.

     PRINCIPAL PAYMENT AMOUNT -- For any distribution date and each group, the sum of scheduled principal payments on the mortgage loans due on the related due date;

      the principal portion of repurchase proceeds received for any mortgage loan which was repurchased as permitted or required by the pooling and servicing agreement during the calendar month preceding the month of the distribution date; and

      any other unscheduled payments of principal which were received on the mortgage loans during the preceding calendar month, other than principal payments in full, partial principal prepayments or Liquidation Principal.

     PRINCIPAL PREPAYMENT AMOUNT -- With respect to any distribution date and group, the sum of all partial prepayments or prepayments in full which were received during the calendar month prior to the distribution date.

     REALIZED LOSS -- Either (a) a Bankruptcy Loss or (b) with respect to a liquidated mortgage loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan.

     RELIEF ACT REDUCTION -- A reduction in the amount of monthly interest payment on a mortgage loan under the Soldiers' and Sailors' Civil Relief Act of 1940.

     SENIOR CREDIT SUPPORT DEPLETION DATE -- The date on which the aggregate Class Principal Balance of the subordinate certificates has been reduced to zero.

     SENIOR LIQUIDATION AMOUNT -- The aggregate for each group, for each mortgage loan which became a liquidated mortgage loan during the calendar month preceding the month of the distribution date, of the lesser of the related Senior Percentage of the Stated Principal Balance of that mortgage loan, exclusive of the Class P Fraction related to that mortgage loan, if applicable, and the related Senior Prepayment Percentage of the Liquidation Principal for that mortgage loan.

     SENIOR PERCENTAGE -- For any distribution date and group, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Balance of the classes of senior certificates of such group, other than the Class P Certificates, immediately prior to that date and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans in such group less the Class P Principal Balance, in each case immediately prior to the distribution date. In no event will the Senior Percentage exceed 100%.

     SENIOR PREPAYMENT PERCENTAGE -- For any group and distribution date occurring during the five years beginning on the first distribution date, 100%. Thereafter, the Senior Prepayment Percentage will, except as described below, be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments in respect of principal will have the effect of accelerating the amortization of the senior certificates of a group while, in the absence of Realized Losses, increasing the interest in the aggregate Stated Principal Balance evidenced by the subordinate certificates. Increasing the respective interest of the subordinate certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinate certificates.

     The Senior Prepayment Percentage for each group and any distribution date occurring on or after the fifth anniversary of the first distribution date will be as follows:

      for any distribution date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinate Percentage for that distribution date;

      for any distribution date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinate Percentage for that distribution date;

      for any distribution date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinate Percentage for that distribution date;

      for any distribution date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinate Percentage for that distribution date; and

      for any distribution date thereafter, the related Senior Percentage for that distribution date.

     If for any of the foregoing distribution dates a Senior Percentage exceeds the related initial Senior Percentage for the senior certificates, the Senior Prepayment Percentage for each group for that distribution date will once again equal 100%.

     In spite of the foregoing, no decrease in the reduction to a Senior Prepayment Percentage as described above will occur if, as of the first distribution date as to which that decrease applies the outstanding principal balance of the mortgage loans in the related group, delinquent 60 days or more averaged over the preceding six month period, as a percentage of the related Group Component Balance as of that distribution date is equal to or greater than 50% or cumulative Realized Losses for the mortgage loans in the related group exceed:

      for the distribution date on the fifth anniversary of the first distribution date, 30% of the related Group Component Balance,

      for the distribution date on the sixth anniversary of the first distribution date, 35% of the related Group Component Balance, for the distribution date on the seventh anniversary of the first distribution date, 40% of the related Group Component Balance, for the distribution date on the eighth anniversary of the first distribution date, 45% of the related Group Component Balance and for the distribution date on the ninth anniversary of the first distribution date, 50% of the related Group Component Balance.

     If the Senior Prepayment Percentage for one group is not permitted to reduce due to the limitations set forth above, then none of the Senior Prepayment Percentages for any group will be reduced on such date.

     If on any distribution date the allocation to the class of senior certificates then entitled to distributions of principal payments in full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Principal Balance of that class below zero, the distribution to that class of certificates of the Senior Prepayment Percentage of those amounts for that distribution date will be limited to the percentage necessary to reduce the related Class Principal Balance to zero.

     SENIOR PRINCIPAL DISTRIBUTION AMOUNT -- For any distribution date and group, the sum of the related Senior Percentage of the related Principal Payment Amount, exclusive of the portion of the Principal Payment Amount attributable to the Class P Principal Distribution Amount;

      the related Senior Prepayment Percentage of the related Principal Prepayment Amount, exclusive of the portion of the Principal Prepayment Amount attributable to the Class P Principal Distribution Amount; and

      the related Senior Liquidation Amount.

     SPECIAL HAZARD LOSS COVERAGE -- The aggregate amount of Special Hazard Losses that are allocated solely to the subordinate certificates, initially, approximately $17,827,811.

     SPECIAL HAZARD LOSSES -- A Realized Loss incurred, to the extent that the loss was attributable to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable; and any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies.

     STATED PRINCIPAL BALANCE -- As to any mortgage loan and due date, the unpaid principal balance of that mortgage loan as of that due date, as specified in the amortization schedule at the time relating to that mortgage loan and due date before any adjustment to the amortization schedule by reason of any moratorium or similar waiver or grace period, after giving effect to any previous partial principal prepayments and liquidation proceeds received and to the payment of principal due on that due date and irrespective of any delinquency in payment by the related mortgagor.

     STRIPPED INTEREST RATE -- For any Premium Rate Mortgage Loan, the excess, if any, of the net mortgage rate for that mortgage loan over 6.75% per annum with respect to Group 1 and Group 2 and 6.50% per annum with respect to Group 3 and Group 4.

     SUBORDINATE LIQUIDATION AMOUNT -- The excess, if any, of the aggregate Liquidation Principal of all mortgage loans which became liquidated mortgage loans during the calendar month preceding the month of that distribution date over the sum of the aggregate Senior Liquidation Amount for that distribution date.

     SUBORDINATE PERCENTAGE -- For any distribution date and each group, the difference between 100% and the related Senior Percentage for that date.

     SUBORDINATE POOL PERCENTAGE -- For any distribution date, the aggregate Class Principal Balance of the subordinate certificates divided by the outstanding aggregate Stated Principal Balance of the mortgage loans as of the due date in the month of the distribution date.

     SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT -- for any distribution date the sum of the following amounts calculated for each group:

      the related Subordinate Percentage of the related Principal Payment Amount, exclusive of the portion of that Principal Payment Amount attributable to the Class P Principal Distribution Amount;

      the related Subordinate Prepayment Percentage of the related Principal Prepayment Amount, exclusive of the portion of that Principal Prepayment Amount attributable to the Class P Principal Distribution Amount;

      the related Subordinate Liquidation Amount;

      minus any related Class P Deferred Amounts required to be paid to the Class P Certificates on that distribution date; and

      minus the amount of certain cross-collateralization payments as described under ' -- Cross-Collateralization.'

     Any reduction to a Subordinate Principal Distribution Amount described above shall first offset amounts of the related Principal Payment Amounts, second the related Subordinate Liquidation Amounts and then the related Principal Prepayment Amounts.

     SUBORDINATION LEVEL -- On any distribution date for any class of subordinate certificates, the percentage obtained by dividing the sum of the Class Principal Balances of all classes of certificates which are subordinate in right of payment to that class by the sum of the Class Principal Balances of all classes of certificates, in each case immediately prior to that distribution date.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     On or prior to the closing date, the trustee will establish a Certificate Account, which shall be maintained with the trustee in trust for the benefit of the certificateholders. On the business day prior to each distribution date, as specified in the pooling and servicing agreement, the servicer will withdraw from the Collection Account the Available Funds for each group on deposit in that Collection Account for that distribution date and will deposit those amounts in the Certificate Account. See 'The Trust Funds -- Collection Account and Certificate Account' in the prospectus.

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 19th day of each month, or if that day is not a business day, on the first business day thereafter, commencing in September 1999, to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month of that distribution date.

     Distributions on each distribution date will be made by check mailed to the address of the person entitled to those distributions as it appears on the applicable certificate register. In the case of a certificateholder who holds 100% of a class of certificates or who holds a Class X Certificate or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, distributions on each distribution date will be made by wire transfer in immediately available funds to the account of that certificateholder at a bank or other depository institution having appropriate wire transfer facilities. The final distribution in retirement of the certificates will be made only on presentment and surrender of those certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     Distributions will in general be made to the extent of the Available Funds for the related group in the order and priority as follows:

      first, to the Class P Certificates, a portion of the principal received for each Class P Mortgage Loan in such group, as described in ' -- Distributions of Principal' in this prospectus supplement;

      second, to the Class A Certificates of the related group and the Class X Certificates, accrued and unpaid interest, as described in ' -- Distributions of Interest' in this prospectus supplement; and

      third, to the Class A Certificates of the related group, principal as described in ' -- Distributions of Principal -- Senior Principal Distribution Amount.'

     After giving effect to the distributions set forth in the previous paragraph, all remaining Available Funds will be aggregated and the following distributions will be made in the priority set forth below, subject to any payments required to be made to the Senior Certificates as described herein under ' -- Cross-Collateralization':

      first, to the Class P Certificates, any Class P Deferred Amounts;

      second, to each class of subordinate certificates, interest and then principal in increasing order of numerical class designation, with both interest and principal being paid to one class before any payments are made to the next class; and

      third, to the Class A-R Certificates, the remainder (which is expected to be zero) of all Available Funds.

     Distributions of interest and principal to the senior certificates will be based on payments received or advanced for the mortgage loans in the related group except under the limited circumstances described under ' -- Cross-Collateralization.'

DISTRIBUTIONS OF INTEREST

     The pass-through rate for each interest-bearing class of offered certificates for each distribution date is as listed or described on page S-3 of this prospectus supplement.

     Distributions of interest to the Class X Certificates will be paid from the interest collections on the Premium Rate Mortgage Loans in each group. The interest payable to the Class X Certificates is based on the weighted average of the Stripped Interest Rates of the Premium Rate Mortgage Loans.

     The notional amount of the Class X Certificates for any distribution date will equal the aggregate for each group, the product of:

      the aggregate Stated Principal Balance, as of the second preceding due date after giving effect to Scheduled Payments for that due date, whether or not received, or for the initial distribution date, as of the cut-off date, of the Premium Rate Mortgage Loans in such group; and

      a fraction, the numerator of which is the weighted average of the Stripped Interest Rates for the Premium Rate Mortgage Loans in such group as of that due date and the denominator of which is 6.50%.

     For purposes of calculating the amount distributable to the Class X Certificates from the Available Funds of a group, only the portion of the Class X notional amount derived from the Premium Rate Mortgage Loans in that group will be used.

     The pass-through rate on the subordinate certificates will equal, on any distribution date, the quotient expressed as a percentage of (a) the sum of (i) the product of (x) 6.75% and (y) the aggregate Group Component Balances for Group 1 and Group 2 immediately prior to such distribution date and (ii) the product of (x) 6.50% and (y) the aggregate Group Component Balances for Group 3 and Group 4 immediately prior to such distribution date, divided by (b) the aggregate Group Component Balances for Group 1, Group 2, Group 3, and Group 4 immediately prior to such distribution date. The initial pass-through rate on each class of subordinate certificates will be approximately 6.5521% per annum.

     On each distribution date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive an amount allocable to interest for the related Interest Accrual Period. This amount will be equal to the sum of:

      interest at the applicable pass-through rate on the related Class Principal Balance or notional amount, as the case may be, and the sum of the amounts, if any, by which the amount described in the clause above on each prior distribution date exceeded the amount actually distributed as interest on those prior distribution dates and not subsequently distributed.

     The Class P Certificates will not bear interest.

     The interest entitlement described above for each interest-bearing class of certificates will be reduced by Net Interest Shortfalls experienced by the mortgage loans in the related group or, for the subordinate certificates, the mortgage loans, for that distribution date. Net Interest Shortfalls on any distribution date will be allocated pro rata among all classes of certificates related to the group entitled to receive distributions of interest on that distribution date, based on the amount of interest each of those classes of certificates would otherwise be entitled to receive on that distribution date from such group before taking into account any reduction in the amounts resulting from Net Interest Shortfalls. The amount the Class X Certificates would otherwise be entitled to receive from the mortgage loans in a group before taking into account any such reduction will be based on the amount of interest accruing at the applicable pass-through rate on the portion of the Class X notional amount derived from the Premium Rate Mortgage Loans in that group, as described above. The amount a class of subordinate certificates would otherwise be entitled to receive from the mortgage loans in a group before taking into account any of such reduction will be based on the amount of interest accruing at the applicable pass-through rate on that class's proportionate share, based on the class principal balance, of the related Group Component Balance for such distribution date.

     Accrued interest to be distributed on any distribution date will be calculated, in the case of each interest-bearing class of certificates, on the basis of the related Class Principal Balance or notional amount, as applicable, immediately prior to that distribution date. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

DISTRIBUTIONS OF PRINCIPAL

     General. On each distribution date, certificateholders will be entitled to receive principal distributions from funds available therefor and in the priority described in this prospectus supplement. See ' -- Priority of Distributions Among Certificates' in this prospectus supplement. Each class of senior certificates will receive principal collected from the related group except under the limited circumstances described in ' -- Cross-
Collateralization.' The subordinate certificates will receive principal collected from all the mortgage loans.

     Senior Principal Distribution Amount. On each distribution date, to the extent of related Available Funds for that distribution date, up to the amount of the related Senior Principal Distribution Amount for that distribution date, will be distributed as principal to the following classes of senior certificates of the related group in the following order of priority:

     (A) With respect to Group 1, to the following classes of senior certificates in the following order of priority:

         (1) to the Class A-R Certificates, until their Class Principal Balance has been reduced to zero;

         (2) to the Class IPP-A-1 Certificates, until their Class Principal Balance has been reduced to zero;

     (B) With respect to Group 2, to the Class IIPP-A-1 Certificates, until their Class Principal Balance has been reduced to zero;

     (C) With respect to Group 3, to the Class IIIPP-A-1 Certificates, until their Class Principal Balance has been reduced to zero; and

     (D) With respect to Group 4, to the Class IVPP-A-1 Certificates, until their Class Principal Balance has been reduced to zero.

     The Class X Certificates will not be entitled to receive any distributions of principal.

     Class P Principal Distribution Amount. On each distribution date, the
Class P Certificates will receive the Class P Principal Distribution Amount for that distribution date, from the Available Funds of each group. The Class P Principal Distribution Amount will be paid in the priority set forth above under ' -- Priority of Distributions Among Certificates.'

     Subordinate Principal Distribution Amount. On each distribution date, to the extent of aggregate Available Funds therefor for that distribution date, up to the amount of the Subordinate Principal Distribution Amount for that distribution date, will be distributed as principal of the subordinate certificates. Except as provided in the following paragraph, each class of subordinate certificates will be entitled to receive its pro rata share, based on its respective Class Principal Balance, of the Subordinate Principal Distribution Amount. Distributions of principal of the subordinate certificates will be made on each distribution date sequentially to the classes of subordinate certificates in the order of their numerical class designation, beginning with the class with the lowest numerical class designation, until each class of subordinate certificates has received its respective pro rata share of the Subordinate Principal Distribution Amount for that distribution date.

     For each class of subordinate certificates, if on any distribution date the related Subordination Level of that class is less than that percentage as of the closing date, no distributions of principal prepayments in full and partial principal prepayments will be made to any class or classes of subordinate certificates junior to that class. The amount otherwise distributable to the those classes relating to those principal prepayments in full and partial principal prepayments will be allocated among the remaining classes of subordinate certificates, pro rata, based on their respective Class Principal Balances.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the trust shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each distribution date the holders of the Class A-R Certificates will be entitled to receive any Available Funds remaining after payment of interest and principal on the senior certificates, Class P Deferred Amounts on the Class P Certificates and interest and principal on the subordinate certificates for that distribution date, as described above. It is not anticipated that there will be any significant amounts remaining for distribution.

ALLOCATION OF LOSSES

     On each distribution date, the applicable Class P Fraction of any Realized Loss, including any Excess Loss, on a Class P Mortgage Loan will be allocated to the Class P Certificates until the Class Principal Balance of that class is reduced to zero. To the extent funds are available on that distribution date or on any future distribution date from amounts that would otherwise be allocable to the Subordinate Principal Distribution Amount, Class P Deferred Amounts will be paid on the Class P Certificates prior to distributions on the subordinate certificates. See ' -- Priority of Distributions Among Certificates' in this prospectus supplement. Any distribution relating to unpaid Class P Deferred Amounts will not further reduce the Class Principal Balance of the Class P Certificates. The Class P Deferred Amounts will not bear interest. The Class Principal Balance of the class of subordinate certificates then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of Class P Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class P Deferred Amounts will be created for the related Class P Certificates.

     On each distribution date, any Realized Loss, other than the Class P Fraction of the Realized Loss, if applicable, and other than any Excess Loss, incurred on a mortgage loan in a group will be allocated in the following order:

      first, to the subordinate certificates, in decreasing order of their numerical class designations beginning with the class of subordinate certificates then outstanding with the highest numerical class designation, in each case until the Class Principal Balance of the respective class of certificates has been reduced to zero; and

      second, to the Class A Certificates related to such group, pro rata, based on their respective Class Principal Balances.

     With respect to any Realized Loss allocated pursuant to clause second of the previous paragraph, (I) if such loss occurs in an Overcollateralized Group and there is a single Undercollateralized Group, such Undercollateralized Group will receive a portion of the loss (such portion equal to a fraction, the numerator of which is the Group Component Balance of the Overcollateralized Group that suffered such loss and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans in such Overcollateralized Group less the applicable Class P Fraction of any Class P Mortgage Loan and the remainder will be allocated to the senior certificates related to the group that suffered such loss; and (II) if such loss occurs in an Overcollateralized Group and there are two or more Undercollateralized Groups, each Undercollateralized Group will receive a portion of the loss (such portion equal to the same fraction as above, multiplied by a second fraction, the numerator of which is the Undercollateralized Group's Principal Transfer Amount and the denominator of which is the sum of each Undercollateralized Group's Principal Transfer Amount) and the remainder will be allocated to the senior certificates related to the group that suffered such loss.

     On each distribution date, Excess Losses, other than the Class P Fraction of the Excess Loss, if applicable, will be allocated pro rata among the classes of senior certificates, other than the Class X and Class P Certificates, and the subordinate certificates, based on their respective Class Principal Balances.

     On each distribution date, if the aggregate Class Principal Balance of all classes of certificates exceeds the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions of principal and the allocation of all losses on that distribution date, that excess will be deemed a principal loss and will be allocated to the most junior class of subordinate certificates then outstanding.

     Investors in the senior certificates should be aware that because the subordinate certificates represent interests in all of the groups, the Class Principal Balances of the subordinate certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the mortgage loans in one group. Therefore, notwithstanding that Realized Losses on the mortgage loans in one group may only be allocated to the related senior certificates, other than Excess Losses, the allocation to the subordinate certificates of Realized Losses on the mortgage loans in the other groups will increase the likelihood that losses may be allocated to such senior certificates.

CROSS-COLLATERALIZATION

CROSS-COLLATERALIZATION DUE TO RAPID PREPAYMENTS IN ONE GROUP

     On each distribution date prior to the Senior Credit Support Depletion Date, but after the date on which the aggregate Class Principal Balance of one or more of the Class A Certificates has been reduced to zero, all principal on the mortgage loans relating to the senior certificates that have been paid in full, after distributions of principal to the Class P Certificates, will be paid to the Class A Certificates of the other groups pro rata based on Class Principal Balance. However, principal will not be distributed as described above if on that distribution date (a) the Subordinate Pool Percentage for that distribution date is greater than or equal to 200% of that Subordinate Pool Percentage as of the closing date and (b) the average outstanding principal balance of the mortgage loans in each group delinquent 60 days or more over the last six months, as a percentage of the related Group Component Balance, is less than 50%. If principal from one group is distributed to the senior certificates of another group according to this paragraph, the subordinate certificates will not receive that principal amount.

CROSS-COLLATERALIZATION DUE TO DISPROPORTIONATE REALIZED LOSSES IN ONE GROUP

     If on any distribution date the Class Principal Balance of the Class A Certificates of a group is greater than the aggregate Stated Principal Balance of the mortgage loans in the related group less the applicable Class P Fraction of each Class P Mortgage Loan in that group (the 'Undercollateralized Group'), then the following will occur:

      the portion of the Available Funds in respect of principal on the mortgage loans in the other groups that are not Undercollateralized Groups (the 'Overcollateralized Groups'), after distributions of principal to the senior certificates of the Overcollateralized Groups, will be distributed to the Class A Certificates of the Undercollateralized Group until the aggregate Class Principal Balance of the Class A Certificates of the Undercollateralized Group equals the aggregate Stated Principal Balance of the mortgage loans in the related group less the applicable Class P Fraction of each Class P Mortgage Loan in that group; and

      the Available Funds of the Overcollateralized Groups will be further reduced, after distributions of interest to the senior certificates of the Overcollateralized Groups, in an amount equal to one month's interest on the Principal Transfer Amount of each Undercollateralized Group at the pass-through rate applicable to the Undercollateralized Group or Undercollateralized Groups and that amount will be added to the Available Funds of the Undercollateralized Group or Undercollateralized Groups.

Consequently, the subordinate certificates will not receive any distributions of principal until the Undercollateralized Group is no longer undercollateralized.

     On each Distribution Date, the 'Principal Transfer Amount' for each Undercollateralized Group will equal the excess, if any, of the aggregate Class Principal Balance of the Class A Certificates related to such Undercollateralized Group over the aggregate Stated Principal Balance of the mortgage loans in such group (less, the applicable Class P Fraction of each Class P Mortgage Loans in that group).

OPTIONAL TERMINATION

     The depositor will have the right to repurchase all remaining mortgage loans and REO Properties in the trust, effecting early retirement of the certificates, subject to the aggregate Stated Principal Balance of those mortgage loans and REO Properties at the time of repurchase being less than 5% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. In the event the depositor exercises that option, the purchase price distributed for each certificate will be 100% of its then outstanding principal balance plus any Class P Deferred Amounts in the case of the Class P Certificates and, in the case of an interest-bearing certificate, any unpaid accrued interest on that Class Principal Balance or notional amount, as applicable, at the applicable pass-through rate, subject to reduction as provided in the pooling and servicing agreement if the purchase price is based in part on the appraised value of any REO Properties and that appraised value is less than the Stated Principal Balance of the related mortgage loans. Distributions on the certificates relating to any optional termination will first be paid to the senior certificates and then to the subordinate certificates. The proceeds from that distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled.

THE TRUSTEE

     The First National Bank of Chicago will be the trustee under the pooling and servicing agreement. The depositor and the servicer may maintain other banking relationships in the ordinary course of business with The First National Bank of Chicago. Offered certificates may be surrendered at the corporate trust office of the trustee located at First Chicago Trust Company of New York, 14 Wall Street, Eighth Floor, New York, New York, 10005, Attention: Corporate Trust Administration or at other addresses as the trustee may designate from time to time.

RESTRICTIONS ON TRANSFER OF THE CLASS A-R CERTIFICATES

     The Class A-R Certificates will be subject to the restrictions on transfer escribed in the prospectus under 'Material Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Tax and Restrictions on Transfers of REMIC Residual Certificates to Specific Organizations.' The pooling and servicing agreement provides that the Class A-R Certificates, in addition to other classes of certificates, may not be acquired by an ERISA Plan. See 'ERISA Considerations' in this prospectus supplement. Each Class A-R Certificate will contain a legend describing the foregoing restrictions.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

     The effective yields to the holders of the interest-bearing certificates will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to the holders and the purchase price of these certificates because monthly distributions will not be payable to the holders until the 19th day, or, if that day is not a business day, the following business day, of the month following the month in which interest accrues on the mortgage loans without any additional distribution of interest or earnings on the certificates relating to that delay.

     Delinquencies on the mortgage loans in a group which are not advanced by or on behalf of the servicer because amounts, if advanced, would be nonrecoverable, will adversely affect the yield on the certificates of the related group. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the subordinate certificates in the reverse order of their numerical class designations, and then by the senior certificates of the related group. If, as a result of those shortfalls, the aggregate of the Class Principal Balances of the certificates exceeds the aggregate Stated Principal Balances of the mortgage loans, the Class Principal Balance of the subordinate certificates then outstanding with the highest numerical class designation will be reduced by the amount of that excess.

     The likelihood that mortgage loans will become delinquent and the rate of any subsequent foreclosures may be affected by a number of factors related to the mortgagor's personal circumstances, including unemployment or change in employment, or, in the case of self-employed mortgagors relying on commission income, fluctuations in income, marital separation and a mortgagor's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates as they affect real estate sales activity. Regional economic conditions, including declining real estate values, may particularly affect delinquency and foreclosure experience on the mortgage loans to the extent that the related mortgaged properties are concentrated in one or more geographic areas.

     Net Interest Shortfalls will adversely affect the yields on the offered certificates to which they relate. In addition, although all losses initially will be borne by the subordinate certificates in decreasing order of their numerical class designations, either directly or through distributions in respect of Class P Deferred Amounts on the Class P Certificates, Excess Losses on the mortgage loans will be borne by all classes of certificates on a pro rata basis. Moreover, since the Subordinate Principal Distribution Amount for each distribution date will be reduced by the amount of any distributions on that distribution date relating to Class P Deferred Amounts and by the cross-collateralization described under 'Description of the Certificates -- Cross-Collateralization,' the amount distributable as principal on each of those distribution dates to each class of subordinate certificates will be less than it otherwise would be in the absence of those Class P Deferred Amounts and the cross-collateralization feature. As a result, the yields on the offered certificates will depend on the rate and timing of Realized Losses, including Excess Losses. Excess Losses could occur at a time when one or more classes of subordinate certificates are still outstanding and otherwise available to absorb other types of Realized Losses. See 'Description of the Certificates -- Allocation of Losses' in this prospectus supplement.

PREPAYMENT CONSIDERATIONS AND RISKS

     Distributions to the Class IPP-A-1 and Class A-R, Class IIPP-A-1, Class IIIPP-A-1 and Class IVPP-A-1 Certificates relate to payments on the Group 1, Group 2, Group 3 and Group 4 mortgage loans, respectively, except in the limited circumstances described herein under 'Description of the Certificates -- Cross-Collateralization.' Distributions to the Class X, Class P and subordinate certificates relate to payments on all the mortgage loans. The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yields to maturity of the offered certificates will be related to the rate and timing of payments of principal on the related mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases by the seller or servicer. The mortgage loans may be prepaid by the mortgagors at any time but impose penalties for certain prepayments during a specified period occurring during the first one to five years after origination. Due to such prepayment penalties on the mortgage loans, the rate of prepayment may be slower than otherwise would be the case, particularly in a declining interest rate environment. The mortgage loans are subject to 'due-on-sale' provisions. However, the servicer may choose not to accelerate a mortgage loan on the conveyance of the related mortgaged property if the servicer would make a similar decision for a comparable mortgage loan held for its own account. See 'The Mortgage Pool' in this prospectus supplement.

     Prepayments, liquidations and purchases of the mortgage loans in a group, including any optional purchase by the servicer of a defaulted mortgage loan and any optional repurchase of the remaining mortgage loans in connection with the termination of the trust, in each case as described in this prospectus supplement, will result in distributions on the related offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend on the degree to which that offered certificate is purchased at a discount or premium, and the degree to which the timing of payments on that offered certificate is sensitive to prepayments, liquidations and purchases of the related mortgage loans. Further, an investor should consider the risk that, in the case of the Class P Certificates and any other offered certificate purchased at a discount, a slower than anticipated rate of principal payments, including prepayments, on the related mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In the case of the Class X Certificates and any other offered certificate purchased at a premium, a faster than anticipated rate of principal payments on the related mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. Investors in the Class X Certificates should carefully consider the risk that a rapid rate of principal prepayments on the Premium Rate Mortgage Loans could result in the failure of those investors to recover their initial investments.

     The rate of principal payments, including prepayments, on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions, including the decision whether or not to exercise its rights under any 'due-on-sale' clause. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. On the other hand, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would, in most cases, be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans.

     As described in this prospectus supplement under 'Description of the Certificates -- Distributions of Principal,' with respect to each group, the applicable Senior Prepayment Percentage of the Principal Prepayment Amount will be initially distributed to the related senior certificates. This may result in all, or a disproportionate percentage of those principal prepayments being distributed to holders of the senior certificates and none, or less than their pro rata share, of those principal prepayments being distributed to holders of the subordinate certificates during the periods of time described in the definition of Senior Prepayment Percentage.

     The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

STRUCTURING ASSUMPTIONS

     Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions:

      the mortgage loans have the following characteristics:

                                                           AMORTIZED       REMAINING
           UNPAID                                       REMAINING TERM      TERM TO
          PRINCIPAL                      NET MORTGAGE     TO MATURITY       MATURITY       LOAN AGE
GROUP      BALANCE       MORTGAGE RATE       RATE         (IN MONTHS)     (IN MONTHS)    (IN MONTHS)
-----      -------       -------------       ----         -----------     -----------    -----------
  1    $ 35,376,066.88   7.2867658668%   6.7483682572%        349             350             3
  1    $ 16,584,278.90   7.7470054085%   6.9870054085%        355             356             2
  2    $132,450,035.50   7.2921110121%   6.7484309019%        354             355             3
  2    $ 46,353,827.79   7.7222944692%   6.9622944692%        355             355             2
  3    $751,239,696.21   6.9232393785%   6.4738377688%        356             357             3
  3    $ 75,012,130.57   7.3257311622%   6.6481065032%        357             357             2
  4    $ 37,312,116.22   6.9428956986%   6.4713312039%        354             355             3
  4    $ 12,870,490.72   7.3097046108%   6.6635371784%        357             357             3

      the mortgage loans prepay at the specified constant prepayment assumption described in the following paragraph,

      no defaults in the payment by the mortgagor of principal of and interest on the mortgage loans are experienced,

      scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed prior to giving effect to prepayments received on the last day of the prior month, prepayments are allocated as described in this prospectus supplement without giving effect to loss and delinquency tests,

      there are no Net Interest Shortfalls and prepayments represent prepayments in full of the mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date, the scheduled monthly payment for each mortgage loan has been calculated based on the assumed mortgage loan characteristics described in the table above so that the mortgage loans will amortize in amounts sufficient to repay the principal balances of those assumed mortgage loans by its respective amortized remaining term to maturity, the initial Class Principal Balance or notional amount, as applicable, of each class of certificates is as listed under 'Summary Information' in this prospectus supplement,

      interest accrues on each interest-bearing class of certificates at the applicable interest rate listed or described under 'Summary Information' in this prospectus supplement,

      distributions are received in cash on the 19th day of each month commencing in the calendar month following the closing date,

      the closing date of the sale of the offered certificates is August 30, 1999,

      the seller is not required to repurchase or substitute for any mortgage loan,

      the depositor does not exercise any option to repurchase the mortgage loans described in this prospectus supplement under 'Description of the Certificates -- Optional Termination' and

      no class of subordinate certificates is locked out from principal payments as a result of a decrease in the Subordination Level of a class with a higher payment priority.

While it is assumed that each mortgage loan prepays at the specified constant prepayment assumption, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans assumed in preparing the tables in this prospectus supplement.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. A 100% prepayment assumption assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and increasing by 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loan, 100% of the prepayment assumption assumes a constant prepayment rate of 6.0% per annum. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

     The sensitivity tables below indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of particular classes of certificates to various constant prepayment assumptions. The yields listed in the tables were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the applicable class of certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase price of those classes and converting those monthly rates to corporate bond equivalent rates. Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on particular classes of certificates and consequently do not purport to reflect the return on any investment in that class of certificates when those reinvestment rates are considered.

SENSITIVITY OF THE CLASS P CERTIFICATES

     THE CLASS P CERTIFICATES WILL BE 'PRINCIPAL ONLY' CERTIFICATES AND WILL NOT BEAR INTEREST. AS INDICATED IN THE TABLE BELOW, A LOW RATE OF PRINCIPAL PAYMENTS, INCLUDING PREPAYMENTS, OF THE CLASS P MORTGAGE LOANS WILL HAVE A NEGATIVE EFFECT ON THE YIELD TO INVESTORS IN THE CLASS P CERTIFICATES.

     As described above under 'Description of the Certificates -- Distributions of Principal,' the Class P Principal Distribution Amount for the Class P Certificates is calculated by reference to the principal payments, including prepayments, on the Class P Mortgage Loans. The Class P Mortgage Loans will have lower net mortgage rates, and lower mortgage rates, than the other mortgage loans. Mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given reduction in market interest rates. As a result, the Class P Mortgage Loans may prepay at lower rates, reducing the rate of payment of principal and the resulting yield of the Class P Certificates.

     The information shown in the following table has been prepared on the basis of the structuring assumptions and on the assumption that the aggregate purchase price of the Class P Certificates, expressed as a percentage of initial Class Principal Balance, is 53.00%.

             SENSITIVITY OF THE CLASS P CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELD TO MATURITY)

                            PREPAYMENT ASSUMPTION
                ---------------------------------------------
                 50%      100%     200%      300%      400%
                 ---      ----     ----      ----      ----
                4.981%   6.773%   10.708%   14.640%   18.408%

     It is highly unlikely that all of the mortgage loans will have the characteristics assumed or that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class P Certificates is likely to differ from those shown in the table above, even if all of the Class P Mortgage Loans prepay at the indicated percentages of the prepayment assumption. No representation is made as to the actual rate of principal payments on the Class P Mortgage Loans for any period or over the life of the certificates or as to the yield on the Class P Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase a class of Class P Certificates.

SENSITIVITY OF THE CLASS X CERTIFICATES

     AS INDICATED IN THE TABLE BELOW, THE YIELDS TO INVESTORS ON THE CLASS X CERTIFICATES WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS, INCLUDING PREPAYMENTS, OF THE PREMIUM RATE MORTGAGE LOANS, PARTICULARLY THOSE WITH HIGH NET MORTGAGE RATES. THE MORTGAGE LOANS, IN MOST CASES, CAN BE PREPAID AT ANY TIME. ON THE BASIS OF THE ASSUMPTIONS DESCRIBED BELOW, THE YIELD TO MATURITY ON THE CLASS X CERTIFICATES WOULD BE APPROXIMATELY 0% IF PREPAYMENTS WERE TO OCCUR AT A CONSTANT RATE OF APPROXIMATELY 495% OF THE PREPAYMENT ASSUMPTION. IF THE ACTUAL PREPAYMENT RATE OF THE MORTGAGE LOANS WERE TO EXCEED THE APPLICABLE LEVEL FOR AS LITTLE AS ONE MONTH WHILE EQUALING THAT LEVEL FOR THE REMAINING MONTHS, THE INVESTORS IN THE CLASS X CERTIFICATES WOULD NOT FULLY RECOUP THEIR INITIAL INVESTMENTS.

     As described above under 'Description of the Certificates -- Distribution of Interest,' the pass-through rate of the Class X Certificates in effect from time to time is calculated by reference to the net mortgage rates of the Premium Rate Mortgage Loans. Mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. As a result, the Premium Rate Mortgage Loans may prepay at higher rates, reducing the pass-through rate and notional amount of the Class X Certificates.

     The information shown in the following table has been prepared on the basis of the structuring assumptions which assume no Realized Losses, and on the assumption that the purchase price of the Class X Certificates, expressed as a percentage of initial notional amount, is 24.00%, not including interest. However, accrued interest has been added to that price in calculating the yields shown in the table below.

             SENSITIVITY OF THE CLASS X CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                            PREPAYMENT ASSUMPTION
                ---------------------------------------------
                 50%      100%      200%      300%      400%
                 ---      ----      ----      ----      ----
                24.148%  21.542%   16.255%   10.866%   5.369%

     It is highly unlikely that all of the mortgage loans will have the characteristics assumed or that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class X Certificates is likely to differ from those shown in the table above, even if all of the Premuim Rate Mortgage Loans prepay at the indicated percentages of the prepayment assumption. No representation is made as to the actual rate of principal payments on the mortgage loans for any period or over the lives of the Class X Certificates or as to the yield on the Class X Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class X Certificates.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The weighted average life of any class of certificates is determined by:

       multiplying the amount of the reduction, if any, of the Class Principal Balance of that Class on each distribution date by the number of years from the date of issuance to that distribution date, summing the results and

      dividing the sum by the aggregate amount of the reductions in Class Principal Balance of that class referred to in the first clause.

     For a discussion of the factors which may influence the rate of payments, including prepayments, of the mortgage loans, see ' -- Prepayment Considerations and Risks' in this prospectus supplement and 'Yield, Prepayment and Maturity Considerations' in the prospectus.

     In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the related mortgage loans increases. However, the weighted average lives of the offered certificates will depend on a variety of other factors, including the timing of changes in that rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See 'Description of the Certificates -- Distribution of Principal' in this prospectus supplement.

     The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective original Class Principal Balances, variability in the weighted average lives of those classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various constant prepayment assumptions, see
' -- Decrement Tables' in the following paragraph.

DECREMENT TABLES

     The following tables indicate the percentages of the initial Class Principal Balances of the classes of offered certificates, other than the Class X Certificates, that would be outstanding after each of the dates shown at various constant prepayment assumptions and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that all of the mortgage loans will have the characteristics assumed, that all of the mortgage loans will prepay at the constant prepayment assumption specified in the tables or at any constant rate or that all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant prepayment assumptions, even if the weighted average remaining term to maturity of the mortgage loans is consistent with the remaining terms to maturity of the mortgage loan specified in the structuring assumptions.

            PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING*

                                CLASS IPP-A-1                        CLASS IIPP-A-1
                            PREPAYMENT ASSUMPTION                PREPAYMENT ASSUMPTION
                      ----------------------------------   ----------------------------------
DISTRIBUTION DATE      50%    100%    200%   300%   400%    50%    100%    200%   300%   400%
-----------------      ---    ----    ----   ----   ----    ---    ----    ----   ----   ----
Initial.............    100    100    100    100    100      100     100   100    100     100
August 2000.........     98     97     95     93     91       98      97    95     93      91
August 2001.........     95     92     86     80     74       95      92    86     80      74
August 2002.........     91     85     74     64     55       91      85    74     64      55
August 2003.........     87     79     64     51     40       87      79    64     51      40
August 2004.........     83     73     55     41     29       83      73    55     41      29
August 2005.........     79     67     47     32     21       79      67    47     32      21
August 2006.........     75     62     41     26     15       76      62    41     26      15
August 2007.........     72     57     35     21     11       72      57    35     21      11
August 2008.........     68     53     30     16      8       68      53    30     16       8
August 2009.........     65     48     26     13      6       65      48    26     13       6
August 2010.........     61     44     22     11      5       61      44    22     11       5
August 2011.........     58     41     19      8      3       58      41    19      8       3
August 2012.........     54     37     16      7      2       55      37    16      7       2
August 2013.........     51     34     14      5      2       51      34    14      5       2
August 2014.........     48     30     12      4      1       48      31    12      4       1
August 2015.........     44     27     10      3      1       45      28    10      3       1
August 2016.........     41     25      8      3      1       41      25     8      3       1
August 2017.........     38     22      7      2      1       38      22     7      2       1
August 2018.........     34     19      6      2      0       35      20     6      2       0
August 2019.........     31     17      5      1      0       32      17     5      1       0
August 2020.........     28     15      4      1      0       28      15     4      1       0
August 2021.........     25     13      3      1      0       25      13     3      1       0
August 2022.........     21     11      2      0      0       22      11     2      1       0
August 2023.........     18      9      2      0      0       19       9     2      0       0
August 2024.........     15      7      1      0      0       15       7     1      0       0
August 2025.........     11      5      1      0      0       12       5     1      0       0
August 2026.........      8      3      1      0      0        9       4     1      0       0
August 2027.........      4      2      0      0      0        5       2     0      0       0
August 2028.........      1      0      0      0      0        2       1     0      0       0
August 2029.........      0      0      0      0      0        0       0     0      0       0
Weighted Average
  Life (in
  years)**..........  14.55  11.23   7.38   5.38   4.21    14.66   11.29  7.40   5.38    4.21

------------
* Rounded to the nearest whole percentage.

** Determined as specified under ' -- Weighted Average Lives of the Offered
   Certificates' herein.

            PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING*

                               CLASS IIIPP-A-1                       CLASS IVPP-A-1
                            PREPAYMENT ASSUMPTION                PREPAYMENT ASSUMPTION
                      ----------------------------------   ----------------------------------
DISTRIBUTION DATE      50%    100%    200%   300%   400%    50%    100%    200%   300%   400%
-----------------      ---    ----    ----   ----   ----    ---    ----    ----   ----   ----
Initial.............    100    100    100    100    100      100     100   100    100     100
August 2000.........     98     97     95     93     91       98      97    95     93      91
August 2001.........     95     92     86     80     74       95      92    86     80      74
August 2002.........     91     85     74     64     55       91      85    74     64      55
August 2003.........     87     78     64     51     40       87      78    64     51      40
August 2004.........     83     72     55     41     29       83      72    55     40      29
August 2005.........     79     67     47     32     21       79      67    47     32      21
August 2006.........     75     62     41     26     15       75      62    40     26      15
August 2007.........     71     57     35     20     11       71      57    35     20      11
August 2008.........     68     52     30     16      8       68      52    30     16       8
August 2009.........     64     48     26     13      6       64      48    26     13       6
August 2010.........     61     44     22     10      4       61      44    22     10       4
August 2011.........     57     40     19      8      3       57      40    19      8       3
August 2012.........     54     37     16      7      2       54      37    16      7       2
August 2013.........     51     33     14      5      2       51      33    14      5       2
August 2014.........     47     30     12      4      1       47      30    12      4       1
August 2015.........     44     27     10      3      1       44      27    10      3       1
August 2016.........     41     24      8      3      1       41      24     8      3       1
August 2017.........     38     22      7      2      1       38      22     7      2       1
August 2018.........     34     19      6      2      0       34      19     6      2       0
August 2019.........     31     17      5      1      0       31      17     5      1       0
August 2020.........     28     15      4      1      0       28      15     4      1       0
August 2021.........     25     13      3      1      0       25      13     3      1       0
August 2022.........     22     11      2      0      0       21      11     2      0       0
August 2023.........     18      9      2      0      0       18       9     2      0       0
August 2024.........     15      7      1      0      0       15       7     1      0       0
August 2025.........     12      5      1      0      0       12       5     1      0       0
August 2026.........      9      4      1      0      0        8       4     1      0       0
August 2027.........      5      2      0      0      0        5       2     0      0       0
August 2028.........      2      1      0      0      0        2       1     0      0       0
August 2029.........      0      0      0      0      0        0       0     0      0       0
Weighted Average
  Life (in
  years)**..........  14.56  11.22   7.35   5.35   4.18    14.53   11.20  7.35   5.34    4.18

------------
* Rounded to the nearest whole percentage.

** Determined as specified under ' -- Weighted Average Lives of the Offered
   Certificates' herein.

            PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING*

                                                            CLASS C-B-1, CLASS C-B-2, CLASS C-B-3,
                                   CLASS P                                CLASS C-B-4
                            PREPAYMENT ASSUMPTION                    PREPAYMENT ASSUMPTION
                      ----------------------------------   -----------------------------------------
DISTRIBUTION DATE      50%    100%    200%   300%   400%    50%      100%     200%     300%    400%
-----------------      ---    ----    ----   ----   ----    ---      ----     ----     ----    ----
Initial.............    100    100    100    100    100      100      100      100      100     100
August 2000.........     98     97     95     93     91       99       99       99       99      99
August 2001.........     95     92     86     80     75       98       98       98       98      98
August 2002.........     91     85     75     65     56       97       97       97       97      97
August 2003.........     87     79     65     53     42       95       95       95       95      95
August 2004.........     83     73     56     43     32       94       94       94       94      94
August 2005.........     79     68     49     34     24       92       91       89       87      85
August 2006.........     76     63     42     28     18       89       87       83       79      75
August 2007.........     72     58     36     22     13       86       82       76       69      63
August 2008.........     68     53     31     18     10       82       77       67       58      49
August 2009.........     65     49     27     14      7       78       71       58       46      37
August 2010.........     61     45     23     11      5       74       65       49       37      27
August 2011.........     58     41     20      9      4       69       59       42       30      20
August 2012.........     54     37     17      7      3       65       54       36       24      15
August 2013.........     51     34     14      6      2       61       49       31       19      11
August 2014.........     48     31     12      5      2       57       44       26       15       8
August 2015.........     44     28     10      4      1       53       40       22       12       6
August 2016.........     41     25      9      3      1       49       36       18        9       4
August 2017.........     38     22      7      2      1       45       32       15        7       3
August 2018.........     35     20      6      2      0       42       28       13        5       2
August 2019.........     31     17      5      1      0       38       25       11        4       2
August 2020.........     28     15      4      1      0       34       22        9        3       1
August 2021.........     25     13      3      1      0       30       19        7        2       1
August 2022.........     22     11      3      1      0       26       16        5        2       1
August 2023.........     18      9      2      0      0       22       13        4        1       0
August 2024.........     15      7      1      0      0       18       10        3        1       0
August 2025.........     12      5      1      0      0       14        8        2        1       0
August 2026.........      9      4      1      0      0       10        6        1        0       0
August 2027.........      5      2      0      0      0        6        3        1        0       0
August 2028.........      2      1      0      0      0        2        1        0        0       0
August 2029.........      0      0      0      0      0        0        0        0        0       0
Weighted Average
  Life (in
  years)**..........  14.62  11.34   7.53   5.54   4.38    16.79    14.72    12.02    10.43    9.42

------------
* Rounded to the nearest whole percentage.

** Determined as specified under ' -- Weighted Average Lives of the Offered
   Certificates' herein.

            PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING*

                                 CLASS A-R
                           PREPAYMENT ASSUMPTION
                      --------------------------------
DISTRIBUTION DATE     50%    100%   200%   300%   400%
-----------------     ---    ----   ----   ----   ----
Initial.............  100    100    100    100     100
August 2000.........    0      0      0      0       0
August 2001.........    0      0      0      0       0
August 2002.........    0      0      0      0       0
August 2003.........    0      0      0      0       0
August 2004.........    0      0      0      0       0
August 2005.........    0      0      0      0       0
August 2006.........    0      0      0      0       0
August 2007.........    0      0      0      0       0
August 2008.........    0      0      0      0       0
August 2009.........    0      0      0      0       0
August 2010.........    0      0      0      0       0
August 2011.........    0      0      0      0       0
August 2012.........    0      0      0      0       0
August 2013.........    0      0      0      0       0
August 2014.........    0      0      0      0       0
August 2015.........    0      0      0      0       0
August 2016.........    0      0      0      0       0
August 2017.........    0      0      0      0       0
August 2018.........    0      0      0      0       0
August 2019.........    0      0      0      0       0
August 2020.........    0      0      0      0       0
August 2021.........    0      0      0      0       0
August 2022.........    0      0      0      0       0
August 2023.........    0      0      0      0       0
August 2024.........    0      0      0      0       0
August 2025.........    0      0      0      0       0
August 2026.........    0      0      0      0       0
August 2027.........    0      0      0      0       0
August 2028.........    0      0      0      0       0
August 2029.........    0      0      0      0       0
Weighted Average
  Life (in
  years)**.......... 0.05   0.05   0.05   0.05    0.05

------------
* Rounded to the nearest whole percentage.

** Determined as specified under ' -- Weighted Average Lives of the Offered
   Certificates' herein.

LAST SCHEDULED DISTRIBUTION DATE

     The last scheduled distribution date for each class of certificates is the distribution date in October 2029, which is the distribution date that is two months after the scheduled maturity date for the latest maturing mortgage loan in the trust.

     Since the rate of distributions in reduction of the Class Principal Balance or notional amount of each class of offered certificates will depend on the rate of payment, including prepayments, of the mortgage loans, the Class Principal Balance or notional amount of that class could be reduced to zero significantly earlier or later than the last scheduled distribution date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See ' -- Prepayment Considerations and Risks' and ' -- Weighted Average Lives of the Offered Certificates' in this prospectus supplement and 'Yield, Prepayment and Maturity Considerations' in the prospectus.

THE SUBORDINATE CERTIFICATES

     The weighted average lives of, and the yields to maturity on the subordinate certificates, in increasing order of their numerical class designations, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by a holder of a subordinate certificate, the actual yield to maturity of that certificate may be lower than the yield expected by that holder based on that assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. Usually, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the mortgage loans will reduce the Class Principal Balance of the applicable class of subordinate certificates to the extent of any losses allocated to that class, as described under 'Description of the Certificates -- Allocation of Losses,' without the receipt of cash attributable to that reduction. In addition, shortfalls in cash available for distributions on the subordinate certificates will result in a reduction in the Class Principal Balance of the class of subordinate certificates then outstanding with the highest numerical class designation after giving effect to all distributions and allocations of losses, as described in this prospectus supplement under 'Description of the Certificates -- Allocation of Losses.' As a result of those reductions, less interest will accrue on that class or classes of subordinate certificates than otherwise would be the case. The yield to maturity of the subordinate certificates will also be affected by the disproportionate allocation of the Principal Prepayment Amounts to the senior certificates, Net Interest Shortfalls and other cash shortfalls in Available Funds and distributions of funds to the holders of the Class P Certificates otherwise available for distributions on the subordinate certificates to the extent of reimbursement for Class P Deferred Amounts and the implementation of the cross-collateralization feature. See 'Description of the Certificates -- Allocation of Losses' and ' -- Cross-Collateralization' in this prospectus supplement.

     If on any distribution date the related Subordination Level for any class of subordinate certificates is less than that percentage as of the closing date, all principal payments in full and partial principal prepayments, available for distribution on the subordinate certificates will be allocated solely to that class and all other classes of subordinate certificates with lower numerical class designations, accelerating the amortization of those classes relative to the other classes of subordinate certificates and reducing the weighted average lives of those classes of subordinate certificates receiving those distributions. Accelerating the amortization of the classes of subordinate certificates with lower numerical class designations relative to the other classes of subordinate certificates is intended to preserve the availability of the subordination provided by those other classes.

ADDITIONAL INFORMATION

     The depositor intends to file additional yield tables and other computational materials for one or more classes of offered certificates with the SEC, in a report on Form 8-K. Those tables and materials were prepared by the underwriter at the request of particular prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors. Those tables and assumptions may be based on assumptions that differ from the structuring assumptions. Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                               CREDIT ENHANCEMENT

SUBORDINATION OF CLASSES

     The subordination of the subordinate certificates to the senior certificates and the further subordination within the subordinate certificates is intended to provide holders of certificates with a higher relative payment priority protection against Realized Losses other than Excess Losses. In addition, the subordinate certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses on the mortgage loans up to the applicable Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described below.

     The subordinate certificates will provide protection to the senior certificates against Bankruptcy Losses on the mortgage loans up to the Bankruptcy Loss Coverage Amount, Fraud Losses on the mortgage loans up to the Fraud Loss Coverage Amount, and Special Hazard Losses on the mortgage loans up to the Special Hazard Loss Coverage Amount.

     Investors in the offered certificates should be aware that because the Bankruptcy Loss Coverage Amount, the Fraud Loss Coverage Amount and the Special Hazard Loss Coverage Amount apply to all groups, disproportionate Bankruptcy Losses, Fraud Losses or Special Hazard Losses in one group will reduce the protection otherwise available to the certificateholders of the unrelated group or groups.

     The Special Hazard Loss Coverage Amount will be reduced, from time to time, to an amount equal on any distribution date to the lesser of:

      the greatest of

        1% of the aggregate of the principal balances of the mortgage loans,

        twice the principal balance of the largest mortgage loan and the aggregate principal balances of the mortgage loans secured by mortgaged properties located in the single California postal zip code area having the highest aggregate principal balance of any such zip code area and the Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of Special Hazard Losses allocated to the certificates since the closing date.

All principal balances for the purpose of this definition will be calculated as of the first day of the month preceding that distribution date after giving effect to scheduled installments of principal and interest on the mortgage loans then due, whether or not paid.

     The Fraud Loss Coverage Amounts will be reduced, from time to time, by the amount of Fraud Losses on mortgage loans allocated to the related certificates. In addition, on each anniversary of the cut-off date, the Fraud Loss Coverage Amounts will be reduced as follows:

      on the first, second, third and fourth anniversaries of the cut-off date, to an amount equal to the lesser of

        1% of the then current Stated Principal Balances of the mortgage loans and the excess of that Fraud Loss Coverage Amount as of the preceding anniversary of the cut-off date (or, in the case of the first anniversary, as of the cut-off date) over the cumulative amount of Fraud Losses allocated to the certificates since that preceding anniversary or the cut-off date, as the case may be, and on the fifth anniversary of the cut-off date, to zero.

     The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses on mortgage loans allocated to the related certificates.

     The amount of coverage provided by the subordinate certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses as described above may be canceled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the rating agencies are not adversely affected by those losses. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the subordinate certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

     As used herein, a 'Deficient Valuation' is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the mortgage loan secured by such mortgaged property or may reduce the outstanding principal balance of a mortgage loan. In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to such value, and the holder of such mortgage loan thus would become an unsecured creditor to the extent the outstanding principal balance of such mortgage loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, certain other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding, including the reduction (a 'Debt Service Reduction') of the amount of the monthly payment on the related mortgage loan. Notwithstanding the foregoing, no such occurrence shall be considered a Debt Service Reduction or Deficient Valuation so long as the servicer is pursuing any other remedies that may be available with respect to the related mortgage loan and (i) such mortgage loan is not in default with respect to payment due thereunder or (ii) scheduled monthly payments of principal and interest are being advanced by the servicer without giving effect to any Debt Service Reduction or Deficient Valuation. The servicer will have no obligation to advance payments in respect of any such mortgage loan that has suffered a Deficient Valuation or Debt Service Reduction if the servicer reasonably believes such amount is not recoverable from future payments or collections on such mortgage loan or proceeds of the liquidation of the related mortgaged property.

                                USE OF PROCEEDS

     The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Brown & Wood LLP, counsel to the depositor, has filed with the depositor's registration statement one or more opinions stating that the discussion in this section, along with the discussion in the prospectus under 'Material Federal Income Tax Consequences,' represents counsel's opinion as to the material federal income tax consequences of investing in the certificates.

     Assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust will be treated as two separate REMICs. The assets of the lower tier REMIC will consist of the mortgage loans and all other property in the trust and the lower tier REMIC will issue several classes of uncertificated regular interests to the upper tier REMIC. The upper tier REMIC will issue the regular certificates, which will be designated as the regular interests in the upper tier REMIC. The Class A-R Certificates will represent the beneficial ownership of the residual interest in each REMIC. See 'Description of the Certificates -- REMIC Structure' in this prospectus supplement. The regular certificates will be treated as debt instruments issued by the upper tier REMIC for federal income tax purposes. Income on the regular certificates must be reported under an accrual method of accounting.

     The Class P Certificates will be treated for federal income tax purposes as having been issued with an amount of original issue discount, or OID, equal to the difference between their principal balance and their issue price. Although the tax treatment is not entirely certain, Class X Certificates will be treated as having been issued with OID for federal income tax purposes equal to the excess of all expected payments of interest on those certificates over their issue price. Although unclear, a holder of a Class X Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which that certificateholder would be entitled if there were no further prepayments of the mortgage loans. The remaining classes of regular certificates, depending on their respective issue prices, as described in the prospectus under 'Material Federal Income Tax Consequences,' may be treated as having been issued with OID for federal income tax purposes. For purposes of determining the amount and rate of accrual of OID and market discount, the trust intends to assume that there will be prepayments on the mortgage loans at 200% prepayment assumption. No representation is made as to whether the mortgage loans will prepay at the foregoing rate or any other rate. See 'Yield, Prepayment and Maturity Considerations' in this prospectus supplement and 'Material Federal Income Tax Consequences' in the prospectus. Computing accruals of OID in the manner described in the prospectus may, depending on the actual rate of prepayments during the accrual period, result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on those certificates.

     The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code, addressing the treatment of debt instruments issued with OID. Purchasers of the regular certificates should be aware that the OID regulations and Section 1272(a)(6) of the Internal Revenue Code do not adequately address particular issues relevant to, or are not applicable to, securities such as the regular certificates.

     If the holders of any regular certificates are treated as holding those certificates at a premium, those holders should consult their tax advisors regarding the election to amortize bond premium and the method to be employed.

     As is described more fully under 'Material Federal Income Tax Consequences' in the prospectus, the offered certificates will represent qualifying assets under Sections 856(c)(4)(A) and 7701(a)(19)(C) of the Internal Revenue Code, and net interest income attributable to the offered certificates will be 'interest on obligations secured by mortgages on real property' within the meaning of
Section 856(c)(3)(B) of the Internal Revenue Code, to the extent the assets of the trust are assets described in these sections. The regular certificates will represent qualifying assets under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Internal Revenue Code.

     The holders of the residual certificates must include the taxable income of the REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to those holders during various periods. All or a portion of the taxable income from a residual certificate recognized by a holder may be treated as 'excess inclusion' income, which, with limited exceptions, is subject to U.S. federal income tax.

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions, or thrift institutions, to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have 'significant value' within the meaning of the REMIC regulations, effective for taxable years beginning after December 31, 1995, except for residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for that residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have those rules apply only to tax years beginning after August 20, 1996.

     Furthermore, the Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Section 593(d) of the Internal Revenue Code to any taxable year beginning after December 31, 1995.

     Also, purchasers of a residual certificate should consider carefully the tax consequences of an investment in residual certificates discussed in the prospectus and should consult their own tax advisors for those consequences. See 'Material Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates' in the prospectus. Specifically, prospective holders of residual certificates should consult their tax advisors regarding whether, at the time of acquisition, a residual certificate will be treated as a 'noneconomic' residual interest, a 'non-significant value' residual interest and a 'tax avoidance potential' residual interest. See 'Material Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates -- Noneconomic REMIC Residual Certificates,' 'Material Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates -- Mark-to-Market Rules,'
' -- Excess Inclusions' and ' -- Foreign Investors in REMIC Certificates' in the prospectus. Additionally, for information regarding prohibited transactions and treatment of Realized Losses, see 'Material Federal Income Tax Consequences -- Taxation of

Owners of REMIC Residual Certificates -- Prohibited Transactions and Other Possible REMIC Taxes' and ' -- Taxation of Owners of REMIC Regular Certificates -- Realized Losses' in the prospectus.

                              ERISA CONSIDERATIONS

     Any plan fiduciary which proposes to cause an employee benefit plan subject to ERISA and/or to Section 4975 of the Internal Revenue Code to acquire any of the offered certificates should consult with its counsel about the potential consequences under ERISA, and/or the Internal Revenue Code, of the plan's acquisition and ownership of those certificates. See 'ERISA Considerations' in the prospectus. Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest relating to an employee benefit plan subject to ERISA and/or to Section 4975 of the Internal Revenue Code from engaging in specific transactions involving that plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Internal Revenue Code imposes various excise taxes on prohibited transactions involving plans and other arrangements, including, but not limited to, individual retirement accounts, described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Internal Revenue Code.

     Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code may nonetheless be subject to the prohibited transaction rules described in Section 503 of the Internal Revenue Code.

     Except as noted above, investments by plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan's investments be made in accordance with the documents governing the plan. A fiduciary that decides to invest the assets of a plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the mortgage loans.

     The U.S. Department of Labor has granted an individual administrative exemption to the underwriter (the 'Exemption') from some of the prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the Internal Revenue Code for the initial purchase, the holding and the subsequent resale by plans of certificates in pass-through trusts that consist of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans like the mortgage loans in the trust.

     For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see 'ERISA Considerations' in the prospectus.

     It is expected that the Exemption will apply to the acquisition and holding by plans of the senior certificates, other than the Class A-R Certificates, and that all conditions of the Exemption other than those within the control of the investors, will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the mortgage loans included in the trust by aggregate unamortized principal balance of the assets of the trust.

     BECAUSE THE CHARACTERISTICS OF THE CLASS C-B-1, CLASS C-B-2, CLASS C-B-3, CLASS C-B-4 AND CLASS A-R CERTIFICATES WILL NOT MEET THE REQUIREMENTS OF PTCE 83-1, AS DESCRIBED IN THE PROSPECTUS, OR THE EXEMPTION, AND MAY NOT MEET THE REQUIREMENTS OF ANY OTHER ISSUED EXEMPTION UNDER ERISA, THE PURCHASE AND HOLDING OF THESE CERTIFICATES BY A PLAN OR BY INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE MAY RESULT IN PROHIBITED TRANSACTIONS OR THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. CONSEQUENTLY, TRANSFERS OF THE CLASS C-B-1, CLASS C-B-2, CLASS C-B-3, CLASS C-B-4 AND CLASS A-R CERTIFICATES WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE RECEIVES THE FOLLOWING:

      A REPRESENTATION FROM THE TRANSFEREE OF THAT CERTIFICATE, ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, TO THE EFFECT THAT THAT TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF ERISA OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE, NOR A PERSON ACTING ON BEHALF OF THAT PLAN OR ARRANGEMENT NOR USING THE ASSETS OF THAT PLAN OR ARRANGEMENT TO EFFECT THAT TRANSFER;

      IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING THOSE CERTIFICATES WITH FUNDS CONTAINED IN AN 'INSURANCE COMPANY GENERAL ACCOUNT,' AS THAT TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR PTCE 95-60, AND THAT THE PURCHASE AND HOLDING OF THOSE CERTIFICATES ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60, OR

      AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OR HOLDING OF THAT CERTIFICATE BY A PLAN, ANY PERSON ACTING ON BEHALF OF A PLAN OR USING THAT PLAN'S ASSETS, WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE 'PLAN ASSETS' AND SUBJECT TO THE PROHIBITED TRANSACTION REQUIREMENTS OF ERISA AND THE INTERNAL REVENUE CODE AND WILL NOT SUBJECT THE TRUSTEE OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT.

THE REPRESENTATION AS DESCRIBED ABOVE SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE'S ACCEPTANCE OF A CLASS C-B-1, CLASS C-B-2, CLASS C-B-3 OR CLASS C-B-4 CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THOSE CERTIFICATES REGISTERED IN BOOK-ENTRY FORM. IN THE EVENT THAT THE REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER TO A PLAN OR PERSON ACTING ON BEHALF OF A PLAN OR USING THAT PLAN'S ASSETS IS ATTEMPTED WITHOUT THE OPINION OF COUNSEL, THE ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

     Prospective plan investors should consult with their legal advisors concerning the impact of ERISA and the Internal Revenue Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions described in the underwriting agreement between the depositor and Donaldson, Lufkin & Jenrette Securities Corporation, an affiliate of the depositor, the depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the depositor, the offered certificates.

     The underwriting agreement provides that the obligation of the underwriter to pay for and accept delivery of the offered certificates is subject to, among other things, the receipt of various legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the SEC.

     The distribution of the offered certificates by the underwriter will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The proceeds to the depositor from the sale of the offered certificates will be approximately 95.80% of the initial aggregate Class Principal Balance of the offered certificates, plus accrued interest, before deducting expenses payable by the depositor. The underwriter may effect those transactions by selling its certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of an underwriting discount. The underwriter and any dealers that participate with the underwriter in the distribution of the offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The underwriting agreement provides that the depositor will indemnify the underwriter, and under limited circumstances, the underwriter will indemnify the depositor, against various civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made for the indemnification.

     There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue or will provide investors with a sufficient level of liquidity. The primary source of information available to investors concerning the offered certificates will be monthly statements discussed in the prospectus under 'The Agreements -- Reports to Securityholders,' which will include information as to the outstanding principal balance of the offered certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the offered certificates will be available through any other source.

                                 LEGAL MATTERS

     The validity of the certificates, including material federal income tax consequences relating to the certificates, will be passed on for the depositor by Brown & Wood LLP, New York, New York. Brown & Wood LLP, New York, New York, will pass on specific legal matters on behalf of the underwriter.

                                    RATINGS

     It is a condition of the issuance of the offered certificates that they receive from S&P and DCR as indicated:

                                                      RATING AGENCY
                                                      -------------
CLASS                                                  S&P     DCR
-----                                                  ---     ---
IPP-A-1.............................................   AAA    AAA
IIPP-A-1............................................   AAA    AAA
IIIPP-A-1...........................................   AAA    AAA
IVPP-A-1............................................   AAA    AAA
P...................................................   AAAr   AAA
X...................................................   AAAr   AAA
A-R.................................................   AAA    AAA
C-B-1...............................................   --     AA
C-B-2...............................................   --      A
C-B-3...............................................   --      A-
C-B-4...............................................   --     BBB

     The ratings assigned by DCR to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. DCR's ratings reflect its analysis of the riskiness of the mortgage loans and its analysis of the structure of the transaction as described in the operative documents. DCR's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. Further, the ratings on the Class X Certificates do not address whether investors will recoup their initial investment. The rating assigned by DCR to the Class P Certificates only addresses the return of its Class Principal Balance. The rating assigned by DCR to the Class A-R Certificates only addresses the return of its Class Principal Balance and interest on that class at its stated pass-through rate.

     The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements that those certificates are issued. S&P's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with those certificates, and the extent to which the payment stream on that mortgage pool is adequate to make payments required by those certificates. S&P's ratings on those certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans. The 'r' symbol is appended to the rating by S&P of those certificates that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks. The absence of any 'r' symbol in the ratings of the other offered certificates should not be taken as an indication that those certificates will exhibit no volatility or variability in total return.

     The ratings of the rating agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield. Further, the ratings on the Class X Certificates do not address whether investors will recoup their initial investment.

     The ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

     The depositor has not requested a rating of the offered certificates by any rating agency other than the S&P and DCR. There can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by that other rating agency. The rating assigned by that other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                         DLJ MORTGAGE ACCEPTANCE CORP.
                                   DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES
                             MORTGAGE-BACKED NOTES

You should carefully consider the
Risk Factors beginning on Page 3
in this prospectus.

THIS PROSPECTUS TOGETHER WITH THE
ACCOMPANYING PROSPECTUS SUPPLEMENT
WILL CONSTITUTE THE FULL PROSPECTUS.

             THE DEPOSITOR MAY PERIODICALLY ESTABLISH TRUSTS TO
             ISSUE SECURITIES IN SERIES BACKED BY MORTGAGE
             COLLATERAL.

             EACH TRUST WILL CONSIST PRIMARILY OF:

               one or more pools of mortgage loans secured by residential properties, loans secured by manufactured homes, or participation interests in those loans agency mortgage-backed securities

               private mortgage-backed securities.

             THE SECURITIES IN A SERIES:

               will consist of certificates or notes representing interests in, or indebtedness of, a trust and will be paid only from the assets of that trust may include multiple classes of securities with differing payment terms and priorities will have the benefit of credit enhancement.

The securities may be offered to the public through several different methods. Donaldson, Lufkin & Jenrette Securities Corporation, an affiliate of DLJ Mortgage Acceptance Corp., may act as agent or underwriter in connection with the sale of those securities. This prospectus and the accompanying prospectus supplement may be used by Donaldson, Lufkin & Jenrette Securities Corporation in secondary market transactions in connection with the offer and sale of any securities. Donaldson, Lufkin & Jenrette Securities Corporation may act as principal or agent in those transactions and those sales will be made at prevailing market prices or otherwise.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  July 1, 1999

             TABLE OF CONTENTS

                                        PAGE
                                        ----
RISK FACTORS..........................    3
IMPORTANT NOTICE ABOUT INFORMATION
  PRESENTED IN THIS PROSPECTUS AND
  THE ACCOMPANYING PROSPECTUS
  SUPPLEMENT..........................    7
DESCRIPTION OF THE SECURITIES.........    8
     General..........................    8
     Distributions on the
       Securities.....................    8
     Categories of Classes of
       Securities.....................   10
     Funding Account..................   12
     Optional Termination.............   12
     Book-Entry Registration..........   12
YIELD, PREPAYMENT AND MATURITY
  CONSIDERATIONS......................   13
     Payment Delays...................   13
     Principal Prepayments............   13
     Timing of Reduction of Principal
       Balance........................   14
     Interest or Principal Only
       Securities.....................   14
     Funding Account..................   14
     Final Scheduled Distribution
       Date...........................   14
     Prepayments and Weighted Average
       Life...........................   14
     Other Factors Affecting Weighted
       Average Life...................   15
THE TRUST FUNDS.......................   18
     Private Mortgage-Backed
       Securities.....................   19
     The Agency Securities............   21
     The Mortgage Loans...............   22
     The Manufactured Home Loans......   27
     Collection Account and
       Certificate Account............   28
     Other Funds or Accounts..........   29
LOAN UNDERWRITING PROCEDURES AND
  STANDARDS...........................   29
     Underwriting Standards...........   29
     Loss Experience..................   31
     Representations and Warranties...   32
SERVICING OF LOANS....................   33
     General..........................   33
     Collection Procedures; Escrow
       Accounts.......................   34
     Deposits to and Withdrawals from
       the Collection Account.........   35
     Servicing Accounts...............   36
     Buy-Down Loans, GPM Loans and
       Other Subsidized Loans.........   36
     Advances.........................   37
     Maintenance of Insurance Policies
       and Other Servicing
       Procedures.....................   37
     Presentation of Claims;
       Realization On Defaulted
       Loans..........................   40
     Enforcement of Due-On-Sale
       Clauses........................   41
     Servicing Compensation and
       Payment of Expenses............   41
     Evidence as to Compliance........   42
     Matters Regarding the Master
       Servicer and the Depositor.....   42
CREDIT SUPPORT........................   44
     General..........................   44
     Subordinate Securities;
       Subordination Reserve Fund.....   44
     Overcollateralization............   45
     Cross-Support Features...........   45
     Insurance........................   46
     Letter of Credit.................   46
     Financial Guarantee Insurance....   46
     Reserve Funds....................   47
DESCRIPTION OF MORTGAGE AND OTHER
  INSURANCE...........................   47
     Mortgage Insurance on the
       Loans..........................   47
     Hazard Insurance on the Loans....   51
     Bankruptcy Bond..................   52
     Repurchase Bond..................   52
THE AGREEMENTS........................   52
     Assignment of Mortgage Assets....   52
     Repurchase and Substitution of
       Loans..........................   55
     Reports to Securityholders.......   56
     Investment of Funds..............   57
     Event of Default and Rights In
       the Case of Events of
       Default........................   58
     The Owner Trustee................   60
     The Trustee......................   60
     Duties of the Trustee............   60
     Resignation of Trustee...........   61
     Certificate Account..............   61
     Expense Reserve Fund.............   62
     Amendment of Agreements..........   62
     Voting Rights....................   63
     REMIC Administrator..............   63
     Termination......................   63
LEGAL ASPECTS OF LOANS................   64
     Cooperative Loans................   64
     Tax Aspects of Cooperative
       Ownership......................   65
     Foreclosure on Mortgage Loans....   66
     Realizing On Cooperative Loan
       Security.......................   68
     Rights of Redemption.............   69
     Anti-Deficiency Legislation and
       Other Limitations on Lenders...   69
     Leasehold Considerations.........   71
     Soldiers' and Sailors' Civil
       Relief Act.....................   71
     Junior Mortgages; Rights of
       Senior Mortgagees..............   72
     Due-on-sale Clauses in Mortgage
       Loans..........................   73
     Enforceability of Prepayment and
       Late Payment Fees..............   73
     Equitable Limitations on
       Remedies.......................   73
     Applicability of Usury Laws......   74
     Adjustable Interest Rate Loans...   74
     Environmental Legislation........   74
     Forfeitures in Drug and RICO
       Proceedings....................   75
     Negative Amortization Loans......   75
MATERIAL FEDERAL INCOME TAX
  CONSEQUENCES........................   76
     General..........................   76
     REMICs...........................   76
     Notes............................   92
STATE AND OTHER TAX CONSEQUENCES......   93
ERISA CONSIDERATIONS..................   93
LEGAL INVESTMENT......................   99
LEGAL MATTERS.........................  100
THE DEPOSITOR.........................  100
USE OF PROCEEDS.......................  101
PLAN OF DISTRIBUTION..................  101
GLOSSARY..............................  103

                                  RISK FACTORS

     THE PROSPECTUS AND RELATED PROSPECTUS SUPPLEMENT WILL DESCRIBE THE MATERIAL RISK FACTORS RELATED TO YOUR SECURITIES. THE SECURITIES OFFERED UNDER THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT ARE COMPLEX SECURITIES. YOU SHOULD POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT IN THE CONTEXT OF YOUR FINANCIAL SITUATION AND TOLERANCE FOR RISK.

THERE IS NO SOURCE OF PAYMENTS FOR YOUR           When you buy a security, you will not own an
SECURITIES OTHER THAN PAYMENTS ON THE MORTGAGE    interest in or a debt obligation of DLJ Mortgage
LOANS IN THE TRUST AND ANY CREDIT ENHANCEMENT.    Acceptance Corp., the master servicer or any of
                                                  their affiliates. You will own an interest in the
                                                  trust in the case of a series of certificates, or
                                                  you will be entitled to proceeds from the trust
                                                  established in the case of a series of notes. Your
                                                  payments come only from assets in the trust.
                                                  Therefore, the mortgagors' payments on the mortgage
                                                  loans included in the trust (and any credit
                                                  enhancements) will be the sole source of payments
                                                  to you. If those amounts are insufficient to make
                                                  required payments of interest or principal to you,
                                                  there is no other source of payments. Moreover, no
                                                  governmental agency either guarantees or insures
                                                  payments on the securities or any of the mortgage
                                                  loans.

YOU BEAR THE RISK OF MORTGAGOR DEFAULTS; SOME     Because your securities are backed by the mortgage
KINDS OF MORTGAGE LOANS MAY BE ESPECIALLY PRONE   loans, your investment may be affected by a decline
TO DEFAULTS.                                      in real estate values and changes in individual
                                                  mortgagor's financial conditions. You should be
                                                  aware that value of the mortgaged properties may
                                                  decline. If the outstanding balance of a mortgage
                                                  loan and any secondary financing on the underlying
                                                  property is greater than the value of the property,
                                                  there is an increased risk of delinquency,
                                                  foreclosure and losses. To the extent your
                                                  securities are not covered by credit enhancements,
                                                  you will bear all of the risks resulting from
                                                  defaults by mortgagors. In addition, several types
                                                  of mortgage loans which have higher than average
                                                  rates of default or loss may be included in the
                                                  trust that issues your certificate or note. The
                                                  following types of loans may be included:

                                                    mortgage loans that are subject to 'negative
                                                    amortization'. The principal balances of these
                                                    loans may be increased to amounts greater than the
                                                    value of the underlying property. This increases
                                                    the likelihood of default;

                                                    mortgage loans that do not fully amortize over
                                                    their terms to maturity which are sometimes
                                                    referred to as balloon loans. Balloon loans
                                                    involve a greater degree of risk because the
                                                    ability of a ortgagor to make this final payment
                                                    typically depends on the ability to refinance the
                                                    loan or sell the related mortgaged property;

                                                    adjustable rate mortgage loans and other mortgage
                                                    loans that provide for escalating or variable
                                                    payments by the mortgagor. The mortgagor may have
                                                    qualified for those loans based on an income level
                                                    sufficient to make the initial payments only. As
                                                    the payments increase, the likelihood of default
                                                    will increase;

                                                    loans secured by second or more junior liens. The
                                                    cost of foreclosure on these loans compared to the
                                                    potential foreclosure proceeds, after repaying all
                                                    senior liens, may cause these loans to be
                                                    effectively unsecured; and

                                                    mortgage loans that are concentrated in one or more
                                                    regions, States or zip code areas of the United
                                                    States. Those geographic units may experience weak
                                                    economic conditions and housing markets. This may
                                                    cause higher rates of loss and delinquency.

                                                  See 'The Mortgage Pool' in the prospectus
                                                  supplement to see if any of these or other types of
                                                  special risk loans are included in the mortgage
                                                  pool applicable to your securities.

CREDIT ENHANCEMENTS MAY BE LIMITED OR REDUCED     The prospectus supplement related to your
AND THIS MAY CAUSE YOUR SECURITIES TO BEAR MORE   securities may specify that credit enhancements
RISK OF MORTGAGOR DEFAULTS.                       will provide some protection to cover various
                                                  losses on the underlying mortgage loans. The forms
                                                  of credit enhancement include (but are not limited
                                                  to) the following: subordination of one or more
                                                  classes of securities to other classes of
                                                  securities in the same series evidencing beneficial
                                                  ownership in the same pool of collateral or
                                                  different pools; having assets in the trust with a
                                                  greater amount of aggregate principal balance than
                                                  the aggregate principal balance of the securities
                                                  in a series: an insurance policy on a particular
                                                  class of securities; a letter of credit; a mortgage
                                                  pool insurance policy; a reserve fund; or any
                                                  combination of the above. See 'Credit Support' in
                                                  this prospectus. See also 'Credit Enhancement' in
                                                  the prospectus supplement in order to see what
                                                  forms of credit enhancements apply to your
                                                  securities.

                                                  Regardless of the form of credit enhancement, an
                                                  investor should be aware that:

                                                    The amount of coverage is usually limited;

                                                    The amount of coverage will usually be reduced over
                                                    time according to a schedule or formula;

                                                    The particular form of credit enhancements may
                                                    provide coverage only to some types of losses on
                                                    the mortgage loans, and not to other types of
                                                    losses;

                                                    The particular form of credit enhancements may
                                                    provide coverage only to some certificates or notes
                                                    and not other securities of the same series; and

                                                    If the applicable rating agencies believe that the
                                                    rating on the securities will not be adversely
                                                    affected, some types of credit enhancements may be
                                                    reduced or terminated.

THE RATINGS OF YOUR SECURITIES MAY BE LOWERED OR  Any class of securities issued under this
WITHDRAWN, AND DO NOT TAKE INTO ACCOUNT RISKS     prospectus and the accompanying prospectus
OTHER THAN CREDIT RISKS WHICH YOU WILL BEAR.      supplement will be rated in one of the four highest
                                                  rating categories of at least one nationally
                                                  recognized rating agency. A rating is based on the
                                                  adequacy of the value of the trust assets and any
                                                  credit enhancement for that class, and reflects the
                                                  rating agency's assessment of how likely it is that
                                                  holders of the class of securities will receive the
                                                  payments to which they

                                                  are entitled. A rating does not constitute an
                                                  assessment of how likely it is that principal
                                                  prepayments on the underlying loans will be made,
                                                  the degree to which the rate of prepayments might
                                                  differ from that originally anticipated, or the
                                                  likelihood that the securities will be redeemed
                                                  early. A rating is not a recommendation to
                                                  purchase, hold, or sell securities because it does
                                                  not address the market price of the securities or
                                                  the suitability of the securities for any
                                                  particular investor.

                                                  A rating may not remain in effect for any given
                                                  period of time and the rating agency could lower or
                                                  withdraw the rating entirely in the future. For
                                                  example, the rating agency could lower or withdraw
                                                  its rating due to:

                                                    a decrease in the adequacy of the value of the
                                                    trust assets or any related credit enhancement,

                                                    an adverse change in the financial or other
                                                    condition of a credit enhancement provider, or

                                                    a change in the rating of the credit enhancement
                                                    provider's long-term debt.

                                                  The amount, type, and nature of credit enhancement
                                                  established for a class of securities will be
                                                  determined on the basis of criteria established by
                                                  each rating agency rating classes of the
                                                  securities. These criteria are sometimes based on
                                                  an actuarial analysis of the behavior of similar
                                                  loans in a larger group. That analysis is often the
                                                  basis on which each rating agency determines the
                                                  amount of credit enhancement required for a class.
                                                  The historical data supporting any actuarial
                                                  analysis may not accurately reflect future
                                                  experience, and the data derived from a large pool
                                                  of similar loans may not accurately predict the
                                                  delinquency, foreclosure, or loss experience of any
                                                  a particular pool of mortgage loans.

YOUR YIELD MAY BE REDUCED DUE TO THE OPTIONAL     DLJ Mortgage Acceptance Corp., the master servicer
REDEMPTION OF THE SECURITIES OR THE OPTIONAL      or another entity may elect to repurchase all of
REPURCHASE OF UNDERLYING MORTGAGE LOANS.          the assets of the trust if the aggregate
                                                  outstanding principal balance of those assets is
                                                  less than a percentage of their initial outstanding
                                                  principal amount specified in the prospectus
                                                  supplement. This kind of event will subject the
                                                  trust related to your securities to early
                                                  retirement and would affect the average life and
                                                  yield of each class of securities in those series.
                                                  See 'Yield, Prepayment and Maturity Considerations'
                                                  in this prospectus and in the accompanying
                                                  prospectus supplement.

THE YIELD, MARKET PRICE, RATING AND LIQUIDITY OF  A trust may include one or more financial
YOUR SECURITIES MAY BE REDUCED IF THE PROVIDER    instruments including interest rate or other swap
OF ANY FINANCIAL INSTRUMENT DEFAULTS OR IS        agreements and interest rate cap or floor
DOWNGRADED.                                       agreements. These financial instruments provide
                                                  protection against some types of risks or provide
                                                  specific cashflow characteristics for one or more
                                                  classes of a series. The protection or benefit to
                                                  be provided by any specific financial instrument
                                                  will be dependent on, among other things, the
                                                  credit strength of the provider of that financial
                                                  instrument. If that provider were to be unable or
                                                  unwilling to perform its obligations

                                                  under the financial instrument, the securityholders
                                                  of the applicable class or classes would bear that
                                                  credit risk. This could cause a material adverse
                                                  effect on the yield to maturity, the rating or the
                                                  market price and liquidity for that class. For
                                                  example, suppose a financial instrument is designed
                                                  to cover the risk that the interest rates on the
                                                  mortgage assets that adjust based on one index will
                                                  be less than the interest rate payable on the
                                                  securities based on another index. If that
                                                  financial instrument does not perform, then the
                                                  investors will bear basis risk, or the risk that
                                                  their yield will be reduced if the first index
                                                  declines relative to the second. Even if the
                                                  provider of a financial instrument performs its
                                                  obligations under that financial instrument, a
                                                  withdrawal or reduction in a credit rating assigned
                                                  to that provider may adversely affect the rating or
                                                  the market price and liquidity of the applicable
                                                  class or classes of securities.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the securities in two separate documents that provide progressively more detail:

      this prospectus, which provides general information, some of which may not apply to your series of securities; and

      the accompanying prospectus supplement, which describes the specific terms of your series of securities.

IF THE TERMS OF A PARTICULAR SERIES OF SECURITIES VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

     We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

     You can find a listing of definitions for capitalized terms used in this prospectus under the caption 'Glossary' beginning on page 103.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     The securities will be issued in one or more series. Each series of certificates will be issued under separate pooling and servicing agreements among the depositor, the master servicer and the trustee for the related series identified in the related prospectus supplement. Each series of notes will be issued under separate indentures between the related issuer and the trustee for the related series identified in the related prospectus supplement. The trust for each series of notes will be created under an owner trust agreement between the depositor and the owner trustee. The following summaries describe provisions common to each series. The summaries do not purport to be complete, but together with the related prospectus supplement they describe the material provisions of the agreements relating to each series.

     Each series will consist of one or more classes of securities, one or more of which may consist of accrual securities, floating rate securities, interest only securities or principal only securities. A series may also include one or more classes of subordinate securities. A class of subordinate securities will be offered by this prospectus or by the related prospectus supplement, as specified, only if rated by a rating agency in at least its fourth highest applicable rating category. If stated in the related prospectus supplement, the mortgage assets in a trust may be divided into multiple groups of individual mortgage assets, or asset groups, which share similar characteristics. These mortgage assets are aggregated into separate groups and the securities of each separate class will evidence beneficial ownership of, or be secured by, each corresponding asset group.

     The securities for each series will be issued in fully registered form, in the minimum original principal amount, notional amount or percentage interest specified in the related prospectus supplement. The transfer of the securities may be registered, and the securities may be exchanged, without the payment of any service charge payable in connection with the registration of transfer or exchange. However, the trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of securities. If stated in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

DISTRIBUTIONS ON THE SECURITIES

     Commencing on the date specified in the related prospectus supplement, distributions of principal and interest on the securities will be made on each distribution date to the extent of the Available Distribution Amount as described in the related prospectus supplement.

     Distributions of interest on securities which receive interest will be made periodically at the intervals and at the security interest rate specified or, for floating rate securities, determined in the manner described in the related prospectus supplement. Interest on the securities will, be calculated as described in the related prospectus supplement.

     Distributions of principal of and interest on securities of a series will be made by check mailed to securityholders of that series registered on the close of business on the record date specified in the related prospectus supplement at their addresses appearing on the security register. However, distributions may be made by wire transfer in the circumstances described in the related prospectus supplement, and the final distribution in retirement of a security will be made only on presentation and surrender of that security at the corporate trust office of the trustee for that series or another office of the trustee as specified in the prospectus supplement. If specified in the related prospectus supplement, the securities of a series or some classes of a series may be available only in book-entry form. See 'Book-Entry Registration' in this prospectus.

     For information regarding reports to be furnished to securityholders concerning a distribution, see 'The Agreements -- Reports to Securityholders.'

     Single Class Series. For a series other than a multiple class series, distributions on the securities on each distribution date will, in most cases, be allocated to each security entitled to those distributions on the basis of the undivided percentage interest evidenced by that security in the trust or on the basis of their outstanding principal amounts or notional amounts. If the mortgage assets for a series have adjustable or variable interest or pass-through rates, then the security interest rate of the related securities may also vary, due to changes in those rates and due to prepayments on loans comprising or underlying the related mortgage assets. If the mortgage assets for a series have fixed interest or pass-through rates, then the security interest rate on the related securities may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate or pass-through rate of the mortgage assets. If the mortgage assets have lifetime or periodic adjustment caps on their respective pass-through rates, then the security interest rate on the related securities may also reflect those caps.

     Multiple Class Series. Each security of a multiple class series will have a principal amount or a notional amount and a specified security interest rate, which may be zero. Interest distributions on a multiple class series will be made on each security entitled to an interest distribution on each distribution date at the security interest rate specified or. For floating rate securities, interest distributions will be determined as described in the related prospectus supplement, to the extent funds are available in the Certificate Account, subject to any subordination of the rights of any subordinate securities to receive current distributions. See 'Subordinate Securities' and 'Credit Support' in this prospectus.

     Interest on all securities of a multiple class series currently entitled to receive interest will be distributed on the distribution date specified in the related prospectus supplement, to the extent funds are available in the Certificate Account, subject to any subordination of the rights of any subordinate class to receive current distributions. See 'Subordinate Securities' and 'Credit Support' in this prospectus. Distributions of interest on a class of accrual securities will commence only after the related Accrual Termination Date. On each distribution date prior to and including the Accrual Termination Date, interest on the class of accrual securities will accrue and the amount of interest accrued on that distribution date will be added to the principal balance of that class on the related distribution date. On each distribution date after the Accrual Termination Date, interest distributions will be made on classes of accrual securities on the basis of the current principal balance of that class.

     The securities of a multiple class series may include one or more classes of floating rate securities. The security interest rate of a floating rate security will be a variable or adjustable rate, subject to a maximum floating rate, a minimum floating rate, or both. For each class of floating rate securities, the related prospectus supplement will describe the initial floating rate or the method of determining it, the interest accrual period, and the formula, index, or other method by which the floating rate will be determined.

     A series may include one or more classes of interest only securities, principal only securities, or both. Payments received from the mortgage assets will be allocated on the basis of the interest of each class in the principal component of the distributions, the interest component of the distributions, or both. Those distributions will be further allocated on a pro rata basis among the securities within each class.

     In the case of a multiple class series, the timing, sequential order, priority of payment or amount of distributions of principal, and any schedule or formula or other provisions applicable to any of those determinations for each class of securities shall be as described in the related prospectus supplement. A multiple class series may contain two or more classes of securities as to which distributions of principal or interest or both on any class may be made on the occurrence of specified events, in accordance with a schedule or formula, including planned amortization classes and targeted amortization classes, or on the basis of collections from designated portions of the trust.

     Subordinate Securities. One or more classes of a series may consist of subordinate securities. Subordinate securities may be included in a series to provide credit support as described in this prospectus under 'Credit Support' in lieu of or in addition to other forms of credit support. The extent of subordination of a class of subordinate securities may be limited as described in the related prospectus supplement. See 'Credit Support.' If the mortgage assets are divided into separate asset groups with separate classes of securities, credit support may be provided by a cross-support feature which requires that distributions be made to senior securities evidencing beneficial ownership of one asset group prior to making distributions on subordinate securities evidencing a beneficial ownership interest in another asset group within the trust. Subordinate securities will not be offered by this prospectus or by the related prospectus supplement unless they are rated in one of the four highest rating categories by at least one rating agency. As to any series of notes, the equity certificates, insofar as they represent the beneficial ownership interest in the issuer, will be subordinate to the related notes.

CATEGORIES OF CLASSES OF SECURITIES

     In general, classes of pass-through securities fall into different categories. The following chart identifies and describes some typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the series by reference to the following categories.

                                                                    DESCRIPTION
            CATEGORIES OF CLASSES                                 PRINCIPAL TYPES
            ---------------------                                 ---------------
Accretion directed...........................  A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying mortgage assets or other assets of the trust fund for the related series.
Component securities.........................  A class consisting of 'components.' The components of a class of component securities may have different principal and interest payment characteristics but together constitute a single class.
                                               Each component of a class of component securities may be
                                               identified as falling into one or more of the categories in this chart.
Notional amount securities...................  A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for
                                               purposes of the determination of interest distributions.
Planned principal class or PACs..............  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying mortgage assets.
                                               These two rates are the endpoints for the 'structuring range'
                                               for the planned principal class. The planned principal classes in any series of securities may be subdivided into different categories, for example, primary planned principal classes, secondary planned principal classes and so forth, having
                                               different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of securities will be
                                               narrower than that for the primary planned principal class of the series.
Scheduled principal class....................  A class that is designed to receive principal payments using a predetermined principal balance but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant
                                               prepayment rates for the underlying mortgage assets. These two rates are the endpoints for the 'structuring range' for the scheduled principal class.
Sequential pay...............................  Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal payments before or after all other
                                               classes in the same series of securities may be identified as a sequential pay class.
Strip........................................  A class that receives a constant proportion, or 'strip,' of the principal payments on the underlying mortgage assets or other assets of the trust fund.

                                                                    DESCRIPTION
            CATEGORIES OF CLASSES                                 PRINCIPAL TYPES
            ---------------------                                 ---------------
Support class (also sometimes referred to as
  'companion classes').......................  A class that receives principal payments on any distribution date only if scheduled payments have
                                               been made on specified planned principal classes,
                                               targeted principal classes or scheduled principal
                                               classes.
Targeted principal class or TACs.............  A class that is designed to receive principal payments using a predetermined principal balance
                                               schedule derived by assuming a single constant
                                               prepayment rate for the underlying mortgage assets.

                                                                      INTEREST TYPES
                                                                      --------------
Lockout......................................  A senior class that does not receive principal payments for a specific period of time.
Fixed rate...................................  A class with an interest rate that is fixed throughout the life of the class.
Floating rate................................  A class with an interest rate that resets periodically based on a designated index and that varies inversely with changes in the index.
Inverse floating rate........................  A class with an interest rate that resets periodically based on a designated index that varies directly with changes in the index.
Variable rate................................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest
                                               applicable to specified assets or instruments, for example, the mortgage rates borne by the underlying mortgage loans.
Interest only................................  A class that receives some or all of the interest payments made on the underlying mortgage assets or other assets of the trust fund and little or no principal. Interest only classes have either a nominal principal balance or a notional amount.
                                               A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the
                                               amount of interest due on an interest only class that is not entitled to any distributions of principal.
Principal only...............................  A class that does not bear interest and is entitled to receive only distributions of principal.
Partial accrual..............................  A class that accretes a portion of the amount of accrued interest on it, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may
                                               continue until a specified event has occurred or until the partial accrual class is retired.
Accrual......................................  A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the accrual class is retired.

FUNDING ACCOUNT

     The related agreement may provide for the transfer by the seller of additional loans to the related trust after the closing date. The additional loans will be required to conform to the requirements described in the related prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a Funding Account. If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series or a portion of collections on the loans of principal will be deposited in that account to be released as additional loans are transferred. In most cases, all amounts deposited in a Funding Account will be required to be invested in eligible investments, as described under 'The Agreements -- Investment of Funds' in this prospectus. The amount held in those eligible investments shall at no time exceed 25% of the aggregate outstanding principal balance of the securities. The related agreement or other agreement providing for the transfer of additional loans will provide that all those transfers must be made within 3 months after the closing date. Amounts set aside to fund those transfers, whether in a Funding Account or otherwise, and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner described in that prospectus supplement. A Funding Account can affect the application of the requirements under ERISA. See 'ERISA Considerations.'

OPTIONAL TERMINATION

     The depositor, the master servicer, or another entity designated in the related prospectus supplement may have the option to cause an early termination of a trust. This would be effected by repurchasing all of the mortgage assets from that trust on or after a date specified in the related prospectus supplement, or on or after that time as the aggregate outstanding principal amount of the mortgage assets is less than their initial aggregate principal amount times a percentage, not greater than 25%, stated in the related prospectus supplement. The repurchase price will be at least equal to the entire unpaid principal balance, plus accrued and unpaid interest, of the securities that are the subject of that optional termination. In the case of a trust for which a REMIC election or elections have been made, the trustee shall receive a satisfactory opinion of counsel that the repurchase price will not jeopardize the REMIC status of the REMIC or REMICs, and that the optional termination will be conducted so as to constitute a 'qualified liquidation' under Section 860F of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. See 'The Agreements -- Termination.'

     In addition to the optional repurchase of the property in the related trust, a holder of the Call Class may have the right, solely at its discretion, to terminate the related trust and by that termination effect early retirement of the certificates of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of certificates and until the date when the optional termination rights of the master servicer and the depositor become exercisable. The Call Class will not be offered under the prospectus supplement. That call will be of the entire trust at one time; multiple calls as to any series of certificates will not be permitted. In the case of a call, the holders of the certificates will be paid a price equal to the Call Price. To exercise the call, the Call Class certificateholder must remit to the related trustee for distribution to the certificateholders, funds equal to the Call Price. If those funds are not deposited with the related trustee, the certificates of that series will remain outstanding. In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable Federal income tax regulations and its status as a REMIC. In connection with a call by the Call Class certificateholder, the final payment to the certificateholders will be made on surrender of the related certificates to the trustee. Once the certificates have been surrendered and paid in full, there will not be any further liability to certificateholders.

     In the event of an optional termination as described in the preceding two paragraphs, the trust and the securityholders will have no continuing liability as sellers of assets of the trust fund.

BOOK-ENTRY REGISTRATION

     The securities may be issued in book-entry form in the minimum denominations specified in the prospectus supplement and integral multiples of those minimum denominations. Each class will be represented by a single security registered in the name of the nominee of The Depository Trust Company, or DTC, a limited-purpose trust company organized under the laws of the State of New York. In most cases, a securityowner will be entitled to receive a security issued in fully registered, certificated form, or definitive security, representing that person's interest in the securities only if the book-entry system for the securities is discontinued, as described in the fifth paragraph below. Unless and until definitive securities are issued, it is anticipated that the only securityholder of the securities will be Cede & Co., as nominee of DTC. Securityowners will not be registered securityholders or registered holders under the related agreement. Securityowners will only be permitted to exercise the rights of securityholders indirectly through DTC participants. For each series of certificates or notes, securityowners and securityholders will be referred to as certificateowners and certificateholders or noteowners and noteholders, respectively.

     DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to indirect participants, entities that clear through or maintain a custodial relationship with a participant.

     Securityowners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of securities may do so only though participants and indirect participants. Because DTC can only act on behalf of participants and indirect participants, the ability of a securityowner to pledge that owner's security to persons or entities that do not participate in the DTC system, or otherwise take actions relating to that security, may be limited. In addition, under a book-entry format, securityowners may experience some delay in their receipt of principal and interest distributions on the securities since those distributions will be forwarded to DTC and DTC will then forward those distributions to its participants which in turn will forward them to indirect participants or securityowners.

     Under DTC rules, DTC participants may make book-entry transfers among participants through DTC facilities for the securities. DTC, as registered holder, is required to receive and transmit principal and interest distributions and distributions on the securities. Participants and indirect participants with which securityowners have accounts for securities similarly are required to make book-entry transfers and receive and transmit those distributions on behalf of their respective securityowners. Accordingly, although securityowners will not possess certificates or notes, the DTC rules provide a mechanism by which securityowners will receive distributions and will be able to transfer their interests.

     The depositor understands that DTC will take any action permitted to be taken by a securityholder under the related agreement only at the direction of one or more participants to whose account with DTC the securities are credited. Additionally, the depositor understands that DTC will take those actions for holders of a specified interest in the certificates or notes or holders having a specified voting interest only at the direction of and on behalf of participants whose holdings represent that specified interest or voting interest. DTC may take conflicting actions as to other holders of securities to the extent that those actions are taken on behalf of participants whose holdings represent that specified interest or voting interest.

     DTC may discontinue providing its services as securities depository for the securities at any time by giving reasonable notice to the depositor or the trustee. Under those circumstances, in the event that a successor securities depository is not obtained, definitive securities will be printed and delivered. In addition, the depositor may at its option elect to discontinue use of the book-entry system through DTC. In that event, too, definitive securities will be printed and delivered.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

PAYMENT DELAYS

     For any series, a period of time will elapse between receipt of payments or distributions on the mortgage assets and the distribution date on which those payments or distributions are passed through to securityholders. This delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The related prospectus supplement may describe an example of the timing of receipts and the distribution of those receipts to securityholders.

PRINCIPAL PREPAYMENTS

     For a series for which the mortgage assets consist of loans or participation interests in those loans, when a loan prepays in full, the borrower will in most cases be required to pay interest on the amount of prepayment only to the prepayment date. In addition, the prepayment may not be required to be passed through to securityholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest which would otherwise be available for distributions on the securities, thus effectively reducing the yield that would be obtained if interest continued to accrue on the loan until the date on which the principal prepayment was scheduled to be paid. To the extent specified in the related prospectus supplement, this effect on yield may be mitigated by, among other things, an adjustment to the servicing fee otherwise payable to the master servicer or servicer for those prepaid loans. See 'Servicing of Loans -- Advances and Limitations.'

TIMING OF REDUCTION OF PRINCIPAL BALANCE

     A multiple class series may provide that, for purposes of calculating interest distributions, the principal amount of the securities is deemed reduced as of a date prior to the distribution date on which principal on those securities is actually distributed. Consequently, the amount of interest accrued during any Interest Accrual Period will be less than the amount that would have accrued on the actual principal balance of the security outstanding. The effect of those provisions is to produce a lower yield on the securities than would be obtained if interest were to accrue on the securities on the actual unpaid principal amount of those securities to each distribution date. The related prospectus supplement will specify the time at which the principal amounts of the securities are determined or are deemed to reduce for purposes of calculating interest distributions on securities of a multiple class series.

INTEREST OR PRINCIPAL ONLY SECURITIES

     A lower rate of principal prepayments than anticipated will negatively affect the yield to investors in principal only securities, and a higher rate of principal prepayments than anticipated will negatively affect the yield to investors in interest only securities. The prospectus supplement for a series including those securities will include a table showing the effect of various levels of prepayment on yields on those securities. The tables will be intended to illustrate the sensitivity of yields to various prepayment rates and will not be intended to predict, or provide information which will enable investors to predict, yields or prepayment rates.

FUNDING ACCOUNT

     If the applicable agreement for a series of securities provides for a Funding Account or other means of funding the transfer of additional loans to the related trust, as described under 'Description of the Securities -- Funding Account' in this prospectus, and the trust is unable to acquire those additional loans within any applicable time limit, the amounts set aside for that purpose may be applied as principal payments on one or more classes of securities of that series. See 'Risk Factors -- Yield, Prepayment and Maturity.'

FINAL SCHEDULED DISTRIBUTION DATE

     The final scheduled distribution date of each class of any series other than a multiple class series will be the distribution date following the latest stated maturity of any mortgage asset in the related trust. The final scheduled distribution date of each class of any multiple class series, if specified in the related prospectus supplement, will be the date, calculated on the basis of the assumptions applicable to the related series, on which the aggregate principal balance of that class will be reduced to zero. Since prepayments on the loans underlying or comprising the mortgage assets will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual maturity of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date.

PREPAYMENTS AND WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of that security will be repaid to the investor. The weighted average life of the securities of a series will be influenced by the rate at which principal on the loans comprising or underlying the mortgage assets for those securities is paid, which may be in the form of scheduled amortization or prepayments. For this purpose, prepayments include those prepayments made in whole or in part, and liquidations due to default.

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

     The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly in recent years. In most cases, however, if prevailing mortgage market interest rates fall significantly below the interest rates on the loans comprising or underlying the mortgage assets for a series, those loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those loans. In this regard, it should be noted that the loans comprising or underlying the mortgage assets of a series may have different interest rates, and the stated pass-through or interest rate of some of the mortgage assets or the security interest rate on the securities may be a number of percentage points less than interest rates on those loans. In addition, the weighted average life of the securities may be affected by the varying maturities of the loans comprising or underlying the mortgage assets. If any loans comprising or underlying the mortgage assets for a series have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the related securities, one or more class of the series may be fully paid prior to its final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than assumed.

     Prepayments on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month after that month until the thirtieth month. Beginning in the thirtieth month and in each month after that month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum.

     Neither CPR or SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the loans underlying or comprising the mortgage assets. Thus, it is likely that prepayment of any loans comprising or underlying the mortgage assets for any series will not conform to any level of CPR or SPA.

     The prospectus supplement for each multiple class series may describe the prepayment standard or model used to prepare the illustrative tables showing the weighted average life of each class of that series under a given set of prepayment assumptions. The related prospectus supplement may also describe the percentage of the initial principal balance of each class of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the loans comprising or underlying the related mortgage assets are made at rates corresponding to various percentages of CPR, SPA or at other rates specified in that prospectus supplement. The tables and assumptions are intended to illustrate the sensitivity of weighted average life of the securities to various prepayment rates. They will not be intended to predict or to provide information which will enable investors to predict the actual weighted average life of the securities or prepayment rates of the loans comprising or underlying the related mortgage assets.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

     Type of Loan. Some types of loans may experience a rate of principal prepayments which is different from the principal prepayment rate for conventional fixed rate loans or from other adjustable rate loans. These include:

      Additional Collateral Loans,

      ARM loans,

      Balloon Loans,

      Bi-Weekly Loans,

      GEM Loans,

      GPM Loans, or

      Buy-Down Loans

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

     In the case of negatively amortizing ARM loans, if interest rates rise without a simultaneous increase in the related scheduled payment, deferred interest and negative amortization may result. However, borrowers may pay amounts in addition to their scheduled payments in order to avoid that negative amortization and to increase tax deductible interest payments. To the extent that any of those mortgage loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of that mortgage loan and a smaller portion of the scheduled payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of those loans will increase. During a period of declining interest rates, the portion of each scheduled payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related loan, resulting in accelerated amortization of that negatively amortizing ARM loan. This acceleration in amortization of the principal balance of any negatively amortizing ARM loan will shorten the weighted average life of that mortgage loan. The application of partial prepayments to reduce the outstanding principal balance of a negatively amortizing ARM loan will tend to reduce the weighted average life of the mortgage loan and will adversely affect the yield to holders who purchased their securities at a premium, if any, and holders of an interest only class.

     If the loans comprising or underlying the mortgage assets for a series include ARM loans that permit the borrower to convert to a long-term fixed interest rate loan if specified in the related prospectus supplement, some entity may be obligated to repurchase any loan so converted. This conversion and repurchase would reduce the average weighted life of the securities of the related series.

     Because of the payment terms of Balloon Loans, there is a risk that those mortgage loans, including Additional Collateral Loans, that require Balloon Payments may default at maturity, or that the maturity of those mortgage loans may be extended in connection with a workout. Based on the amortization schedule of those mortgage loans, the Balloon Payment is expected to be the entire or a substantial amount of the original principal balance. Payment of the Balloon Payment will usually depend on the mortgagor's ability to obtain refinancing of those mortgage loans, to sell the mortgaged property prior to the maturity of the Balloon Loan or to otherwise have sufficient funds to pay that Balloon Payment. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation:

      real estate values,

      the mortgagor's financial situation,

      prevailing mortgage market interest rates,

      the mortgagor's equity in the related mortgaged property,

      tax laws and

      prevailing general economic conditions.

In most cases, none of the depositor, the master servicer, or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

     A GEM Loan provides for scheduled annual increases in the borrower's scheduled payment. Because the additional portion of the scheduled payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date.

     The prepayment experience for manufactured home loans will, in most cases, not correspond to the prepayment experience on other types of housing loans.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the loans which are foreclosed in relation to the number of loans which are repaid in accordance with their terms will affect the weighted average life of the loans and that of the related series of securities. Servicing decisions made relating to the loans, including the use of payment plans prior to a demand for acceleration and the restructuring of loans in bankruptcy proceedings, may also have an impact on the payment patterns of particular loans. In particular, the return to holders of securities who purchased their securities at a premium, if any, and the yield on an interest only class may be adversely affected by servicing policies and decisions relating to foreclosures.

     Due on Sale Clauses. The acceleration of prepayment as a result of various transfers of the mortgaged property securing a loan is another factor affecting prepayment rates. Most types of mortgage loans may include

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

'due-on-sale' clauses. In most cases, the servicer of loans constituting or underlying the mortgage assets for a series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any applicable 'due-on-sale' clause in the manner it enforces those clauses on other similar loans in its portfolio. FHA loans and VA loans are not permitted to contain 'due-on-sale' clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the mortgaged property is usually sold and the loans prepaid, even though, by their terms, the loans are not 'due-on-sale' and could have been assumed by new buyers.

     Optional Termination. The entity specified in the related prospectus supplement may cause an early termination of the related trust by its repurchase of the remaining mortgage assets in that trust. See 'Description of the Securities -- Optional Termination.'

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

                                THE TRUST FUNDS

     The trust for each series will be held by the trustee for the benefit of the related securityholders. Each trust will consist of:

      the mortgage assets;

      amounts held from time to time in the Collection Account and the Certificate Account established for that series;

      mortgaged property;

      any reserve fund for that series, if specified in the related prospectus supplement;

      the subservicing agreements, if any, relating to loans in the trust;

      any primary mortgage insurance policies relating to loans in the trust;

      any pool insurance policy, any special hazard insurance policy, any bankruptcy bond or other credit support relating to the series;

      eligible investment of funds held in any Eligible Account of the trust, or any guaranteed investment contract for the investment of those funds; and

      any other instrument or agreement relating to the trust and described in the related prospectus supplement, which may include an interest rate swap agreement or an interest rate cap agreement or similar agreement issued by a bank, insurance company or savings and loan association;

Some of the items listed above may be held outside of the trust. The value of any guaranteed investment contract held by a trust will not exceed 10% of the total assets of the trust.

     Any Retained Interests which are received on a private mortgage-backed security or loan comprising the mortgage assets for a series will not be included in the trust for that series. Instead, that Retained Interest will be retained by or payable to the originator, servicer or seller of that private mortgage-backed security or loan, free and clear of the interest of securityholders under the related agreement.

     Mortgage assets in the trust for a series may consist of any combination of the following to the extent and as specified in the related prospectus supplement:

      private mortgage-backed securities;

      mortgage loans or participation interests in those mortgage loans and manufactured home loans or participation interests in those manufactured home loans; or

      Agency Securities.

As of the closing date, no more than 5% of the loans or securities, as applicable, relative to the aggregate asset pool balance, will deviate from the characteristics of the loans or securities as described in the prospectus supplement. Loans which comprise the mortgage assets will be purchased by the depositor directly or through an affiliate in the open market or in privately negotiated transactions from the seller. Some of the loans may have been originated by an affiliate of the depositor. Participation interests in loans may be purchased by the depositor, or an affiliate, under a participation agreement. See 'The Agreements -- Assignment of Mortgage Assets.'

     Any mortgage securities underlying any certificates will (i) either
(a) have been previously registered under the Securities Act, or (b) will be eligible for sale under Rule 144(k) under the Securities Act, and (ii) will be acquired in secondary market transactions from persons other than the issuer or its affiliates. Alternatively, if the mortgage securities were acquired from their issuer or its affiliates, or were issued by the depositor or any of its affiliates, then the mortgage securities will be registered under the Securities Act at the same time as the certificates.

     Each trust will be established under either a pooling and servicing agreement, or an owner trust agreement, that limits the activities of the trust to those necessary or incidental to the securities. Each trust will issue only one series of securities, and will not be authorized to incur other obligations. As a result of the limited purpose and activities of each trust, the possibility that any trust will be involved in a bankruptcy proceeding is remote. At the time that each series of securities is issued, the issuer will deliver an opinion of counsel, acceptable to the rating agencies rating the series, addressing the effect on the trust of the bankruptcy of the depositor, or of the

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

transferor of the trust's assets to the depositor. That opinion will state that in the event of that bankruptcy, the assets of the trust would not be treated as property of the depositor or the transferor and therefore would not be subject to an automatic stay in those bankruptcy proceedings.

PRIVATE MORTGAGE-BACKED SECURITIES

     General. Private mortgage-backed securities may consist of:

      mortgage pass-through certificates, evidencing an undivided interest in a pool of loans;

      collateralized mortgage obligations secured by loans; or

      pass-through certificates representing beneficial interests in Agency Securities.

Private mortgage-backed securities will have been issued under a private mortgage-backed securities agreement, or PMBS agreement. The seller/servicer of the underlying loans will have entered into the PMBS agreement with the private mortgage-backed securities trustee, or PMBS trustee. The PMBS trustee or its agent, or a custodian, will possess the loans underlying that private mortgage-backed security. Loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more subservicers who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae- or Freddie Mac-approved servicer and, if FHA loans underlie the private mortgage-backed securities, approved by HUD as a FHA mortgagee.

     The private mortgage-backed securities issuer, or PMBS issuer, will be a financial institution or other entity engaged in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to those trusts, and selling beneficial interests in those trusts. In some cases, the PMBS issuer may be the depositor or an affiliate of the depositor. The obligations of the PMBS issuer will, in most case, be limited to various representations and warranties relating to the assets conveyed by it to the related trust. In most cases, the PMBS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS agreement. Additionally, although the loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the PMBS trustee or the PMBS servicer. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specified date or under other circumstances specified in the related prospectus supplement.

     Underlying Loans. The loans underlying the private mortgage-backed securities may consist of:

      fixed rate, level payment, fully amortizing loans or Additional Collateral Loans,

      GEM Loans,

      GPM Loans,

      Balloon Loans,

      Buy-Down Loans,

      Bi-Weekly Loans,

      ARM loans, or

      loans having other special payment features.

Loans may be secured by single family property which is property consisting of one- to four-family attached or detached residential housing including Cooperative Dwellings, manufactured homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related cooperative. The following criteria apply to most loans:

  no loan will have had a Loan-to-Value Ratio, or LTV ratio, at origination in excess of 95%,

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

  each mortgage loan secured by single family property and having a LTV ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy,

  each loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years,

  no loan that was more than 30 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS agreement,

  each loan, other than a Cooperative Loan, will be required to be covered by a standard hazard insurance policy which may be a blanket policy, and each loan, other than a Cooperative Loan or a loan secured by a manufactured home, will be covered by a title insurance policy.

     Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS agreement, overcollateralization, letters of credit, insurance policies or other types of credit support may be provided for the loans underlying the private mortgage-backed securities or for the private mortgage-backed securities themselves. The type, characteristics and amount of credit support, if any, will be a function of various characteristics of the loans and other factors and will have been established for the private mortgage-backed securities on the basis of requirements of the rating agencies which initially assigned a rating to the private mortgage-backed securities.

     Additional Information. The prospectus supplement for a series for which the trust includes private mortgage-backed securities will specify:

      the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust;

      various characteristics of the loans which comprise the underlying assets for the private mortgage-backed securities including:

        the payment features of those loans, i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features;

        the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity;

        the servicing fee or range of servicing fees for the loans; and

        the minimum and maximum stated maturities of the underlying loans at origination;

      the maximum original term-to-stated maturity of the private mortgage-backed securities;

      the weighted average term-to-stated maturity of the private mortgage-backed securities;

      the note interest rate, pass-through or certificate rate or ranges of those rates for the private mortgage-backed securities;

      the weighted average note interest rate, pass-through or certificate rate of the private mortgage-backed securities;

      the PMBS issuer, the PMBS servicer, if other than the PMBS issuer, and the PMBS trustee for those private mortgage-backed securities;

      various characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

      the terms on which the underlying loans for those private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities; and

      the terms on which loans may be substituted for those originally underlying the private mortgage-backed securities.

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

THE AGENCY SECURITIES

     All of the Agency Securities will be registered in the name of the trustee or its nominee or, in the case of Agency Securities issued only in book-entry form, a financial intermediary, which may be the trustee, that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. Each Agency Security will evidence an interest in a pool of mortgage loans and/or cooperative loans and/or in principal distributions and interest distributions on those loans. All of the Agency Securities in a trust will be issued or guaranteed by the United States or a United States government-sponsored agency.

     The descriptions of GNMA, Freddie Mac and Fannie Mae Certificates that are presented in the remaining paragraphs of this subsection are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest on those loans. GNMA, Freddie Mac or Fannie Mae may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans. In addition, any of those issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described under 'The Mortgage Loans' in this prospectus. The terms of any of those certificates to be included in a trust and of the underlying mortgage loans will be described in the related prospectus supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any of those certificates that are actually included in a trust.

     GNMA. The Government National Mortgage Association, or GNMA, is a wholly-owned corporate instrumentality of the United States within the United States Department of Housing and Urban Development, or HUD. Section 306(g) of Title III of the National Housing Act of 1934, as amended, or the Housing Act, authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages either:

      insured by the Federal Housing Administration, or the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

     Section 306(g) of the Housing Act provides that 'the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection.' In order to meet its obligations under that guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable GNMA to perform its obligations under its guarantee. See 'Additional Information' for the availability of further information regarding GNMA and GNMA certificates.

     GNMA Certificates. In most cases, each GNMA certificate relating to a series, which may be a 'GNMA I Certificate' or a 'GNMA II Certificate' as referred to by GNMA, will be a 'fully modified pass-through' mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by GNMA, except for any stripped mortgage-backed securities guaranteed by GNMA or any REMIC securities issued by GNMA. The characteristics of any GNMA certificates included in the trust for a series of certificates will be described in the related prospectus supplement.

     Freddie Mac. The Federal Home Loan Mortgage Corporation, or Freddie Mac, is a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, or the FHLMC Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in those mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac certificates representing interests in the mortgage loans so purchased. All mortgage loans purchased by Freddie Mac must meet various standards presented in the FHLMC Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of that quality and type as to meet most of the purchase standards imposed by private institutional mortgage investors. See 'Additional Information' for the availability of further information

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

regarding Freddie Mac and Freddie Mac certificates. Neither the United States nor any agency of the United States is obligated to finance Freddie Mac's operations or to assist Freddie Mac in any other manner.

     Freddie Mac Certificates. In most cases, each Freddie Mac certificate relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, but may include FHA loans and VA loans, purchased by Freddie Mac, except for any stripped mortgage-backed securities issued by Freddie Mac. That pool will consist of mortgage loans:

      substantially all of which are secured by one- to four-family residential properties or if specified in the related prospectus supplement, are secured by five or more family residential properties.

     The characteristics of any Freddie Mac certificates included in the trust for a series of certificates will be described in the related prospectus supplement.

     Fannie Mae. The Federal National Mortgage Association, or Fannie Mae, is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. 'SS' 1716 et seq.). It is the nation's largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, replenishing their funds for additional lending. See 'Additional Information' for the availability of further information regarding Fannie Mae and Fannie Mae certificates. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency of the United States is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner.

     Fannie Mae Certificates. In most cases, each Fannie Mae certificate relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae, except for any stripped mortgage-backed securities issued by Fannie Mae. Mortgage loans underlying Fannie Mae certificates will consist of:

      fixed, variable or adjustable rate conventional mortgage loans or fixed-rate FHA loans or VA loans.

     Those mortgage loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any Fannie Mae certificates included in the trust for a series of certificates will be described in the related prospectus supplement.

THE MORTGAGE LOANS

     The trust for a series may consist of mortgage loans or participation interests in those mortgage loans. The mortgage loans may have been originated by mortgage lenders which are Fannie Mae- or Freddie Mac-approved seller/servicers or by their wholly-owned subsidiaries, and, in the case of FHA loans, approved by HUD as an FHA mortgagee. Some of the mortgage loans may have been originated by an affiliate of the depositor. The mortgage loans may include FHA loans which are fixed rate housing loans secured by the FHA, or VA loans which are housing loans partially guaranteed by the Department of Veteran Affairs, or the VA, or conventional loans which are not insured or guaranteed by the FHA or the VA. The mortgage loans:

      may have fixed interest rates or adjustable interest rates and may provide for fixed level payments, or may be:

        Additional Collateral Loans,

        GPM Loans,

        GEM Loans,

        Balloon Loans,

        Buy-Down Loans,

        Bi-Weekly Loans, or

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

        mortgage loans with other payment characteristics as described under 'The Mortgage Loans' in this prospectus or in the related prospectus supplement.

ARM loans may have a feature which permits the borrower to convert the rate on those ARM loans to a long-term fixed rate. The mortgage loans may be secured by mortgages or deeds of trust or other similar security instruments creating a first lien or a junior lien on mortgaged property. The mortgage loans may also include Cooperative Loans evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative Dwellings. The mortgage loans may also include condominium loans secured by a mortgage on a condominium unit together with that condominium unit's appurtenant interest in the common elements.

     The mortgaged properties may include single family property including:

      detached individual dwellings,

      individual condominiums,

      townhouses,

      duplexes,

      row houses,

      individual units in planned unit developments and

      other attached dwelling units.

Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower. The fee interest in any leased land will be subject to the lien securing the related mortgage loan. Attached dwellings may include owner-occupied structures where each borrower owns the land on which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is in most cases subordinate to any blanket mortgage on the related cooperative apartment building and/or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by that tenant-stockholder. See 'Legal Aspects of Loans.'

     If stated in the related prospectus supplement, some of the mortgage pools may contain mortgage loans secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied:

      first to the payment of court costs and fees in connection with the foreclosure,

      second to real estate taxes,

      third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and fourth, any other sums due and owing to the holder of the senior liens.

The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if those proceeds are sufficient, before the trust as holder of the junior lien receives any payments on the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at that sale, a bidder at the foreclosure sale of that mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that those proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities bear the risk of delay in distributions while a deficiency judgment against the borrower is obtained and the risk of loss if the deficiency judgment is not collected. Moreover, deficiency judgments may not be available in some jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

     Liquidation expenses for defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that the master servicer took the same steps in realizing on a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the mortgage loans is smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of first priority mortgage loans, liquidation proceeds may also be smaller as a percentage of the principal balance of a mortgage loan than would be the case in a typical pool of first priority mortgage loans.

     If specified in the related prospectus supplement, a trust will contain Additional Collateral Loans. In most cases, the security agreements and other similar security instruments related to the Additional Collateral for the loans in a trust will, in the case of Additional Collateral consisting of personal property, create first liens on that personal property, and, in the case of Additional Collateral consisting of real estate, create first or junior liens on that Additional Collateral. Additional Collateral, or the liens on that Additional Collateral in favor of the related Additional Collateral Loans, may be greater or less in value than the principal balances of those Additional Collateral Loans, the appraised values of the underlying mortgaged properties or the differences, if any, between those principal balances and those appraised values. The requirements that Additional Collateral be maintained may be terminated in the case of the reduction of the LTV Ratios or principal balances of the related Additional Collateral Loans to pre-determined amounts. In most cases, appraised value means:

      For mortgaged property securing a single family property, the lesser of:

        the appraised value determined in an appraisal obtained at origination of the related mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in that subsequent appraisal, and the sales price for the related mortgaged property, except in circumstances in which there has been a subsequent appraisal;

      For refinanced, modified or converted mortgaged property, the lesser of:

        the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion, and the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements; and

      For mortgaged property securing a manufactured home loan, the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums.

Additional Collateral, including any related third-party guarantees, may be provided either in addition to or in lieu of primary mortgage insurance policies for the Additional Collateral Loans in a trust, as specified in the related prospectus supplement. Guarantees supporting Additional Collateral Loans may be guarantees of payment or guarantees of collectability and may be full guarantees or limited guarantees. If a trust includes Additional Collateral Loans, the related prospectus supplement will specify the nature and extent of that Additional Collateral Loans and of the related Additional Collateral. If specified in that prospectus supplement, the trustee, on behalf of the related securityholders, will have only the right to receive various proceeds from the disposition of that Additional Collateral consisting of personal property and the liens on that personal property will not be assigned to the trustee. No assurance can be given as to the amount of proceeds, if any, that might be realized from the disposition of the Additional Collateral for any of the Additional Collateral Loans. See 'Legal Aspects of Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders' in this prospectus.

     Additional Collateral Loans may include:

      DLJdirect ACCOUNT POWER'TM' loans, under which the Additional Collateral consists of eligible securities held in a DLJdirect account and pledged by the mortgagor to secure the mortgage loan, or

      DLJdirect FAMILY POWER'TM' loans, under which the Additional Collateral consists of eligible securities held in a DLJdirect account and pledged by a family member of the mortgagor to secure the family members guaranty of the mortgage loan.

     Additional Collateral Loans may also include Nest Egg Mortgage Loans'sm'. Those mortgage loans are interest-only mortgage loans for an initial period specified in the related prospectus supplement. If the related mortgagor pledges an eligible life insurance policy as Additional Collateral after that initial period, the mortgagor will continue to make interest-only payments on the mortgage loan until the final scheduled payment on that mortgage loan, as described in the prospectus supplement.

     The percentage of mortgage loans which are owner-occupied will be disclosed in the related prospectus supplement. In most cases, the sole basis for a representation that a given percentage of the mortgage loans are secured by single family property that is owner-occupied will be either:

      the making of a representation by the mortgagor at origination of the mortgage loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or a finding that the address of the underlying mortgaged property is the borrower's mailing address as reflected in the servicer's records.

     To the extent specified in the related prospectus supplement, the mortgaged properties may include non-owner occupied investment properties and vacation and second homes. Mortgage loans secured by investment properties may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the loans to the extent specified in the related prospectus supplement.

     The characteristics of the mortgage loans comprising or underlying the mortgage assets for a series may vary to the extent that credit support is provided in levels satisfactory to the rating agency which assigns a rating to a series of securities. In most cases, the following selection criteria shall apply for the mortgage loans comprising the mortgage assets:

      no mortgage loan will have had a LTV ratio at origination in excess of 95%;

      no mortgage loan that is a conventional loan secured by a single family property may have a LTV ratio in excess of 80%, unless covered by a primary mortgage insurance policy as described in this prospectus;

      each mortgage loan must have an original term to maturity of not less than 10 years and not more than 40 years;

      no mortgage loan may be included which, as of the cut-off date, is more than 30 days delinquent as to payment of principal or interest; and

      no mortgage loan, other than a Cooperative Loan, may be included unless a title insurance policy and a standard hazard insurance policy, which may be a blanket policy, is in effect for the mortgaged property securing that mortgage loan.

     Each mortgage loan will be selected by the depositor for inclusion in a trust from among those purchased by the depositor, either directly or through its affiliates, from a seller or sellers. The related prospectus supplement will specify the extent of mortgage loans so acquired. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a trust but were not selected for inclusion in that trust.

     The mortgage loans to be included in a trust will, in most cases, be acquired by the depositor under a Designated Seller Transaction. Those securities may be sold in whole or in part to seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under 'Plan of Distribution.' The related prospectus supplement for a trust composed of mortgage loans acquired by the depositor under a Designated Seller Transaction will in most cases include information, provided by the related seller, about the seller, the mortgage loans and the underwriting standards applicable to the mortgage loans. Neither the depositor nor any of its affiliates, other than the seller, if applicable, will make any representation or warranty as to that mortgage loan, or any representation as to the accuracy or completeness of that information provided by the seller and no assurances are made as to that seller's financial strength, stability or wherewithal to honor its repurchase obligations for breaches of representations and warranties or otherwise honor its obligations.

     The depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. In most cases, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, a cooperative and the related borrower on a Cooperative Note do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to that borrower's Cooperative Dwelling or that cooperative's building could significantly reduce the value of the collateral securing that Cooperative Note.

     The initial LTV ratio of any mortgage loan represents the ratio of the principal amount of the mortgage loan at origination, plus in the case of a mortgage loan secured by a junior lien, the principal amount of the related senior lien, to the appraised value of that mortgaged property.

     In most cases, for Buy-Down Loans, during the Buy-Down Period when the borrower is not obligated to pay the full scheduled payment otherwise due on that loan, each of the Buy-Down Loans will provide for scheduled payments based on the Buy-Down Mortgage Rate that will not have been more than 3% below the mortgage rate at origination, and for annual increases in the Buy-Down Mortgage Rate during the Buy-Down Period that will not exceed 1%. The Buy-Down Period will not exceed three years. The Buy-Down Amounts that may be contributed by the servicer of the related Buy-Down Loan is limited to 6% of the appraised value of the related mortgaged property. This limitation does not apply to contributions from immediate relatives or the employer of the mortgagor. The borrower under each Buy-Down Loan will have been qualified at a mortgage rate which is not more than 3% per annum below the current mortgage rate at origination. Accordingly, the repayment of a Buy-Down Loan is dependent on the ability of the borrower to make larger scheduled payments after the Buy-Down Amounts have been depleted and, for some Buy-Down Loans, while those Buy-Down Amounts are being depleted.

     In most cases, the Bi-Weekly Loans will consist of fixed-rate, bi-weekly payment, conventional, fully-amortizing mortgage loans payable on every other Friday during the term of that loan and secured by first mortgages on one-to four-family residential properties.

     In most cases, adjustable rate mortgage loans, or ARM loans, will provide for a fixed initial mortgage rate for either the first six or twelve scheduled payments. After that period, the mortgage rate is subject to periodic adjustment based, subject to the applicable limitations, on changes in the relevant index described in the applicable prospectus supplement, to a rate equal to the index plus the gross margin, which is a fixed percentage spread over the index established contractually for each ARM loan, at the time of its origination. An ARM loan may be convertible into a fixed-rate mortgage loan. To the extent specified in the related prospectus supplement, any ARM loan so converted may be subject to repurchase by the seller, the servicer or the master servicer.

     ARM loans have features that can cause payment increases that some borrowers may find difficult to make. However, each of the ARM loans provides that its mortgage rate may not be adjusted to a rate above the applicable maximum mortgage rate or below the applicable minimum mortgage rate, if any, for that ARM loan. In addition, some of the ARM loans provide for Periodic Rate Caps. Some ARM loans are payable in self-amortizing payments of principal and interest. Negatively amortizing ARM loans instead provide for limitations on changes in the scheduled payment on those ARM loans to protect borrowers from payment increases due to rising interest rates. Those limitations can result in scheduled payments which are greater or less than the amount necessary to amortize a negatively amortizing ARM loan by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the scheduled payment is not sufficient to pay the interest accruing on a negatively amortizing ARM loan, then the deferred interest is added to the principal balance of that ARM loan causing the negative amortization of that ARM loan, and will be repaid through future scheduled payments. If specified in the related prospectus supplement, negatively amortizing ARM loans may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The relevant prospectus supplement will specify whether the ARM loans comprising or underlying the mortgage assets are negatively amortizing ARM loans.

     If applicable, the prospectus supplement for each series will specify the index to be used for any mortgage loans underlying that series.

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

     The related prospectus supplement for each series will provide information for the mortgage loans as of the cut-off date, including, among other things:

      the aggregate outstanding principal balance of the mortgage loans;

      the weighted average mortgage rate on the mortgage loans, and, in the case of ARM loans, the weighted average of the current mortgage rates and the maximum mortgage rates, if any;

      the average outstanding principal balance of the mortgage loans;

      the weighted average remaining term-to-stated maturity of the mortgage loans and the range of remaining terms-to-stated maturity;

      the range of LTV ratios of the mortgage loans;

      the relative percentage, by outstanding principal balance as of the cut-off date, of mortgage loans that are Additional Collateral Loans, ARM loans, Balloon Loans, Buy-Down Loans, GEM Loans, GPM Loans, Cooperative Loans, conventional loans, Bi-Weekly Loans, FHA loans and VA loans;

      the percentage of mortgage loans, by outstanding principal balance as of the cut-off date, that are covered by primary mortgage insurance policies;

      any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the mortgage loans;

      the geographic distribution of the mortgaged properties securing the mortgage loans;

      the percentage of mortgage loans, by principal balance as of the cut-off date, that are secured by single family property, Cooperative Dwellings, investment property and vacation or second homes; and

      for mortgage loans secured by a junior lien, the amount of the related senior liens.

The related prospectus supplement will also specify any other limitations on the types or characteristics of mortgage loans which may comprise or underlie the mortgage assets for a series.

     If information of the nature described in the preceding paragraph for the mortgage loans is not known to the depositor at the time the securities are initially offered, more general information of the nature described in that paragraph will be provided in the prospectus supplement. The final specific information will be presented in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed, together with the related pooling and servicing agreement, for each series of certificates, or the related servicing agreement, owner trust agreement and indenture, for each series of notes, with the Securities and Exchange Commission, or the Commission, within 15 days after the initial issuance of those securities.

THE MANUFACTURED HOME LOANS

     Manufactured home loans comprising or underlying the mortgage assets for a series of securities will consist of manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. Each manufactured home loan will have been originated by a bank or savings institution which is a Fannie Mae- or Freddie Mac-approved seller/servicer or by any financial institution approved for insurance by the Secretary of Housing and Urban Development under Section 2 of the National Housing Act. Mortgage loans, including an interest in that mortgage loan, or manufactured home loans, including an interest in that manufactured home, that are conveyed to the trust for a series is referred to throughout this prospectus as the 'loans.'

     The manufactured home loans may be conventional loans, FHA loans or VA loans. Each manufactured home loan will be secured by a manufactured home. In most cases, the manufactured home loans will be fully amortizing and will bear interest at a fixed interest rate.

     The manufactured homes securing the manufactured home loans, in most cases, consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a 'manufactured home' as 'a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and as to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.' In addition, the following restrictions, in most cases, apply for manufactured home loans comprising or underlying the mortgage assets for a series:

      no manufactured home loan will have had a LTV ratio at origination in excess of 95%;

      each manufactured home loan must have an original term to maturity of not less than three years and not more than 25 years;

      no manufactured home loan may be more than 30 days delinquent as to payment of principal or interest as of the cut-off date; and

      each manufactured home loan must have, as of the cut-off date, a standard hazard insurance policy, which may be a blanket policy, in effect for that manufactured home loan.

     The initial LTV ratio of any manufactured home loan represents the ratio of the principal amount of the manufactured home loan at origination to the appraised value of that manufactured home. For underwriting of manufactured home loans, see 'Loan Underwriting Procedures and Standards.' For servicing of manufactured home loans, see 'Servicing of Loans.'

     The related prospectus supplement for each series will provide information for the manufactured home loans comprising the mortgage assets as of the cut-off date, including, among other things:

      the aggregate outstanding principal balance of the manufactured home loans comprising or underlying the mortgage assets;

      the weighted average interest rate on the manufactured home loans;

      the average outstanding principal balance of the manufactured home loans;

      the weighted average remaining scheduled term to maturity of the manufactured home loans and the range of remaining scheduled terms to maturity;

      the range of LTV ratios of the manufactured home loans;

      the relative percentages, by principal balance as of the cut-off date, of manufactured home loans that were made on new manufactured homes and on used manufactured homes;

      any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the manufactured home loans; and

      the distribution by state of manufactured homes securing the loans.

The related prospectus supplement will also specify any other limitations on the types or characteristics of manufactured home loans which may be included in the mortgage assets for a series.

     If information of the nature specified in the preceding paragraph for the manufactured home loans is not known to the depositor at the time the securities are initially offered, more general information of the nature described in that paragraph will be provided in the prospectus supplement. The final specific information will be presented in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of those securities.

COLLECTION ACCOUNT AND CERTIFICATE ACCOUNT

     In most cases, a separate Collection Account for each series will be established by the master servicer in the name of the trustee for deposit of:

      all distributions received on the mortgage assets for that series,

      all Advances, other than Advances deposited into the Certificate Account,

      the amount of cash to be initially deposited in that Collection Account, if any,

      reinvestment income on those funds and other amounts required to be deposited in that Collection Account under the related pooling and servicing agreement or the related servicing agreement and indenture.

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

Any reinvestment income or other gain from investments of funds in the Collection Account will usually be credited to that Collection Account, and any loss resulting from those investments will be charged to that Collection Account. That reinvestment income may, however, be payable to the master servicer or to a servicer as additional servicing compensation. See 'Servicing of Loans' and 'The Agreements -- Investment of Funds.' In this case, that reinvestment income would not be included in calculation of the Available Distribution Amount. See 'Description of the Securities -- Distributions on the Securities.'

     Funds on deposit in the Collection Account will be available for deposit into the Certificate Account for various payments provided for in the related pooling and servicing agreement or the related servicing agreement and indenture. In most cases, amounts in the Collection Account constituting reinvestment income which is payable to the master servicer as additional servicing compensation will not be included in determining amounts to be remitted to the trustee for deposit into the Certificate Account. In addition, amounts in the Collection Account for the reimbursement of advances or expenses, amounts relating to any Servicing Fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the trustee for deposit into the Certificate Account.

     A separate Certificate Account will be established by the trustee or by the master servicer, in either case in the name of the trustee for the benefit of the securityholders. All funds received from the master servicer and all required withdrawals from any reserve funds and any draws on any financial guarantee insurance for that series will be deposited into that Certificate Account, pending distribution to the securityholders. Any reinvestment income or other gain from investments of funds in the Certificate Account will usually be credited to the Certificate Account and any loss resulting from those investments will be charged to that Certificate Account. That reinvestment income, may, however, be payable to the master servicer or the trustee as additional servicing compensation. On each distribution date, all funds on deposit in the Certificate Account, subject to permitted withdrawals by the trustee as described in the related agreement, will be available for remittance to the securityholders. If it is specified in the related prospectus supplement that the Certificate Account will be maintained by the master servicer in the name of the trustee, then, prior to each distribution date, funds in the Certificate Account will be transferred to a separate account established by and in the name of the trustee from which the funds on deposit in that Collection Account will, subject to permitted withdrawals by the trustee as specified in the related agreement, be available for remittance to the securityholders. See also 'The Agreements -- Certificate Account' in this prospectus.

OTHER FUNDS OR ACCOUNTS

     A trust may include other funds and accounts or a security interest in various funds and accounts for the purpose of, among other things, paying administrative fees and expenses of the trust and accumulating funds pending their distribution. In some cases, funds may be established with the trustee for Buy-Down Loans, GPM Loans, or other loans having special payment features included in the trust in addition to or in lieu of those similar funds to be held by the servicer. See 'Servicing of Loans -- Buy-Down Loans, GPM Loans and Other Subsidized Loans.' If private mortgage-backed securities are backed by GPM Loans and the value of a multiple class series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established which will be similar to that which would be established if GPM Loans constituted the mortgage assets. See 'Servicing of Loans -- Buy-Down Loans, GPM Loans and Other Subsidized Loans' in this prospectus. Other similar accounts may be established as specified in the related prospectus supplement.

                   LOAN UNDERWRITING PROCEDURES AND STANDARDS

UNDERWRITING STANDARDS

     The depositor expects that all loans comprising the mortgage assets for a series will have been originated in accordance with the underwriting procedures and standards described in this prospectus, as supplemented by the related prospectus supplement.

     Sellers of the loans may include banks, savings and loan associations, mortgage bankers, investment banking firms, the Resolution Trust Corporation, or RTC, the Federal Deposit Insurance Corporation, or the FDIC, and others. These sellers will make representations and warranties concerning compliance with those underwriting procedures and standards. Additionally, all or a sample of the loans comprising mortgage assets for a series may be reviewed by or on behalf of the depositor to determine compliance with those underwriting standards and procedures and compliance with other requirements for inclusion in the trust.

     Mortgage loans will have been originated by:

      a savings and loan association,

      savings bank,

      commercial bank,

      credit union,

      insurance company, or

      similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development under Sections 203 and 211 of the National Housing Act.

Manufactured home loans may have been originated by those institutions or by a financial institution approved for insurance by the Secretary of Housing and Urban Development under Section 2 of the National Housing Act. The originator of a loan will have applied underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA loans and VA loans will have been originated in compliance with the underwriting policies of FHA and VA, respectively.

     Each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information about the borrower. As part of the description of the borrower's financial condition, the borrower will have furnished information relating to its assets, liabilities, income, credit history, employment history and personal information. The borrower will have also furnished an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. If the borrower was self-employed, the borrower will have been required to submit copies of recent tax returns. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. Various considerations may cause an originator of loans to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

     The adequacy of the property financed by the related loan as security for repayment of that loan will in most cases have been determined by appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers may be staff appraisers employed by the loan originator or independent appraisers selected in accordance with pre-established guidelines established by the loan originator. The appraisal procedure guidelines will have required that the appraiser or an agent on its behalf personally inspect the property and verify that it was in good condition and that construction, if new, had been completed. The appraisal will have been based on a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

     The value of the property being financed, as indicated by the appraisal, must currently support, and is anticipated to support in the future, the outstanding loan balance. In most cases, appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice and the Financial Institutions Reform, Recovery and Enforcement Act of 1989, or FIRREA, and must be on forms acceptable to the Fannie Mae and/or Freddie Mac.

     Based on the data provided, various verifications and the appraisal, a determination will have been made by the original lender that the borrower's monthly income would be sufficient to enable the borrower to meet its monthly obligations on the loan and other expenses related to the property. These expenses include property taxes, utility costs, standard hazard and primary mortgage insurance and, if applicable, maintenance fees and other levies assessed by a Cooperative, and other fixed obligations other than housing expenses. The originating lender's guidelines for loans secured by single family property in most cases will specify that scheduled payments plus taxes and insurance and all scheduled payments extending beyond one year, including those mentioned above and other fixed obligations, such as car payments, would equal no more than specified percentages of the prospective borrower's gross income. In most cases, these guidelines will be applied only to the payments to be made during the first year of the loan.

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

     For FHA loans and VA loans, traditional underwriting guidelines used by the FHA and the VA, as the case may be, which were in effect at the time of origination of each loan will in most cases have been applied. For manufactured home loans that are conventional loans, the related prospectus supplement will specify:

      the required minimum downpayment,

      the maximum amount of purchase price eligible for financing,

      the maximum original principal amount that may be financed, and the limitations on ratios of borrower's scheduled payment to gross monthly income and monthly income net of other fixed payment obligations.

     For mortgaged property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.

     Other types of loans that may be included in the mortgage assets for a series are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, Balloon Loans, Buy-Down Loans, GEM Loans and GPM Loans provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrower will have the ability to make larger scheduled payments in subsequent years. ARM loans may involve similar assessments.

     To the extent specified in the related prospectus supplement, the depositor may purchase loans, or participation interests in those loans, for inclusion in a trust that are underwritten under standards and procedures which vary from and are less stringent than those described in this prospectus. For instance, loans may be underwritten under a 'limited documentation program,' if specified in the prospectus supplement. For those loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and those loans may be underwritten primarily on the basis of an appraisal of the mortgaged property and LTV ratio on origination. Thus, if the LTV ratio is less than a percentage specified in the related prospectus supplement, the originator may forego other aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be applied.

     In addition, mortgage loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property in spite of higher risks of default and losses. The related prospectus supplement describes the underwriting standards applicable to those mortgage loans.

     The underwriting standards applied by the loan originator require that the underwriting officers be satisfied that the value of the property being financed, as indicated by an appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values. Some states where the mortgaged properties may be located have 'antideficiency' laws requiring that lenders providing credit on single family property look solely to the property for repayment in the event of foreclosure. See 'Legal Aspects of Loans' in this prospectus.

     For the underwriting standards applicable to any mortgage loans, those underwriting standards, in most cases, include a set of specific criteria under which the underwriting evaluation is made. However, the application of those underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with those underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in those underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

LOSS EXPERIENCE

     The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on conventional loans. However, there can be no assurance that the past pattern of appreciation in value of the real property securing the conventional loans will continue. Further, there is no assurance that appreciation of real estate values will limit loss experiences on non-traditional housing such as manufactured homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the mortgaged property, including Cooperative Dwellings, securing a loan has remained or will remain at the level

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

existing on the date of origination of that loan. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties securing those loans become equal to or greater than the value of that mortgaged properties, then the actual rates of delinquencies, foreclosures and losses could be higher than those now experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rates for Cooperative Loans, could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See 'Legal Aspects of Loans' in this prospectus.

     No assurance can be given that values of manufactured homes have or will remain at the levels existing on the dates of origination of the related loan. Manufactured homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of mortgaged property. Additionally, delinquency, loss and foreclosure experience on manufactured home loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional mortgaged property.

     To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of mortgaged property for loans included in the mortgage assets for a series of securities are not covered by the methods of credit support or the insurance policies described in this prospectus or in the related prospectus supplement, those losses will be borne by holders of the securities of that series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the mortgage assets, thus reducing average weighted life and affecting yield to maturity. See 'Yield, Prepayment and Maturity Considerations.'

REPRESENTATIONS AND WARRANTIES

     The seller, or other party as described in the related prospectus supplement, will represent and warrant to the depositor and the trustee regarding the mortgage loans comprising the mortgage assets in a trust, on delivery of the mortgage loans to the trustee under a trust, among other things, that:

      any required hazard and primary mortgage insurance policies were effective at the origination of that mortgage loan, and that policy remained in effect on the date of purchase of that mortgage loan from the seller by or on behalf of the depositor;

      either (A) a title insurance policy insuring, subject only to permissible title insurance exceptions, the lien status of the mortgage was effective at the origination of that mortgage loan and that policy remained in effect on the date of purchase of the mortgage loan from the seller by or on behalf of the depositor or (B) if the mortgaged property securing that mortgage loan is located in an area where those policies are often not available, there is in the related mortgage file an attorney's certificate of title indicating, subject to those permissible exceptions stated in that certificate, the first lien status of the mortgage;

      the seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a Buy-Down Loan;

      there are no mechanics' liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage, subject only to permissible title insurance exceptions;

      the related mortgaged property is free from material damage and at least in adequate repair;

      there are no delinquent tax or assessment liens against the related mortgaged property;

      that mortgage loan is not more than 30 days' delinquent as to any scheduled payment of and/or interest;

      if a primary mortgage insurance policy is required for that mortgage loan, that mortgage loan is the subject of that policy; and

      that mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws in all material respects.

     If the mortgage loans include Cooperative Loans, no representations or warranties concerning title insurance or hazard insurance will be given. In addition, if the mortgage loans include condominium loans, no representation regarding hazard insurance will be given. In most cases, the Cooperative or condominium association itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative

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

and the condominium association is responsible for maintaining standard hazard insurance, insuring the entire condominium building including each individual condominium unit, and the borrowers of that Cooperative or condominium do not maintain separate hazard insurance on their individual Cooperative Dwellings or condominium units. See 'Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures' in this prospectus. For a Cooperative Loan, the seller, or other party as described in the related prospectus supplement, will represent and warrant that (a) the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan, subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments, and (b) the related Cooperative Dwelling is free of material damage and in good repair.

     For each manufactured home loan, the seller, or other party as described in the related prospectus supplement, will represent and warrant, among other things that:

      immediately prior to the transfer and assignment of the manufactured home loans to the trustee, the seller had good title to, and was the sole owner of, each manufactured home loan;

      as of the date of the transfer and assignment, the manufactured home loans are subject to no offsets, defenses or counterclaims;

      each manufactured home loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws;

      as of the date of the transfer and assignment, each manufactured home loan constitutes a valid first lien on the related manufactured home and that manufactured home is free of material damage and is in good repair;

      as of the date of the representation and warranty, no manufactured home loan is more than 30 days delinquent and there are no delinquent tax or assessment liens against the related manufactured home; and

      for each manufactured home loan, any required hazard insurance policy was effective at the origination of each manufactured home loan and remained in effect on the date of the transfer and assignment of the manufactured home loan from the depositor and that all premiums due on that insurance have been paid in full.

     In the case of the discovery of the breach of any representation or warranty made by the master servicer concerning a loan that materially and adversely affects the interest of the securityholder in that loan, the seller, or other party as described in the prospectus supplement, will be obligated to cure that breach in all material respects, repurchase that loan from the trustee, or deliver a qualified substitute mortgage loan as described under 'The Agreements -- Assignment of Mortgage Assets' in this prospectus. See 'Risk Factors -- Limited Obligations and Assets of the Depositor' in this prospectus. If the seller or other party fails to cure or repurchase, another party may be required to cure or repurchase as described in the prospectus supplement. The PMBS trustee, in the case of private mortgage-backed securities, or the trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of that loan. The master servicer may be obligated to enforce those obligations rather than the trustee or PMBS trustee.

                               SERVICING OF LOANS

GENERAL

     Customary servicing functions for loans constituting the mortgage assets in the trust will be provided by the master servicer directly or through one or more servicers subject to supervision by the master servicer. If the master servicer is not directly servicing the loans, then the master servicer will:

      administer and supervise the performance by the servicers of their servicing responsibilities under their subservicing agreements with the master servicer;

      maintain any standard or special hazard insurance policy, primary mortgage insurance bankruptcy bond or pool insurance policy required for the related loans; and

      advance funds as described under 'Advances' in this prospectus.

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

If the master servicer services the loans through servicers as its agents, the master servicer will be ultimately responsible for the performance of all servicing activities, including those performed by the servicers, regardless of its delegation of various responsibilities to that servicer.

     The master servicer will be a party to the pooling and servicing agreement or servicing agreement for any series for which loans comprise the mortgage assets and may be a party to a participation agreement executed for any participation securities which constitute the mortgage assets. The master servicer may be an affiliate of the depositor. The master servicer and each servicer will usually be required to be a Fannie Mae- or Freddie Mac-approved seller/servicer and, in the case of FHA loans, approved by HUD as an FHA mortgagee.

     The master servicer will be paid the Servicing Fee for the performance of its services and duties under each pooling and servicing agreement or servicing agreement as specified in the related prospectus supplement. Each servicer, if any, will be entitled to receive a portion of the Servicing Fee. In addition, the master servicer or servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a servicer is terminated by the master servicer, the servicing function of the servicer will be either transferred to a substitute servicer or performed by the master servicer. The master servicer will be entitled to retain the portion of the Servicing Fee paid to the servicer under a terminated subservicing agreement if the master servicer elects to perform those servicing functions itself.

     The master servicer, at its election, may pay itself the Servicing Fee for a series for each mortgage loan either by:

      withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of that payment in the Collection Account for that series,

      withdrawing the Servicing Fee from the Collection Account after the entire scheduled payment has been deposited in the Collection Account, or requesting that the trustee pay the Servicing Fee out of amounts in the Certificate Account.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

     The master servicer will make reasonable efforts to collect all payments required to be made under the mortgage loans and will, consistent with the related pooling and servicing agreement or servicing agreement for a series and any applicable insurance policies and other forms of credit support, and follow the collection procedures as it follows for comparable loans held in its own portfolio. Consistent with the preceding sentence, the master servicer may, in its discretion:

      waive any assumption fee, late payment charge, or other charge in connection with a loan and arrange with a mortgagor a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on that loan. However, the master servicer shall first determine that the waiver or extension will not impair the coverage of any related insurance policy or materially and adversely affect the lien of the related mortgage or the lien on any related Additional Collateral.

In addition, if a material default occurs or a payment default is reasonably foreseeable, the master servicer will be permitted, subject to any specific limitations required by the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of that mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule. This modification, waiver or amendment will be permitted only if it (1) is reasonably likely to produce a greater recovery for that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

     In most cases, the master servicer, to the extent permitted by law, will establish and maintain Escrow Accounts in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. Mortgage loans and manufactured home loans may not require those payments under the loan related documents, in which case the master servicer would not be required to establish any Escrow Account for those loans. Withdrawals from the Escrow Accounts are to be made:

      to effect timely payment of taxes, assessments, mortgage and hazard insurance,

      to refund to borrowers amounts determined to be overages,

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

      to pay interest to borrowers on balances in the Escrow Account to the extent required by law,

      to repair or otherwise protect the property securing the related loan and to clear and terminate that Escrow Account.

The master servicer will be responsible for the administration of the Escrow Accounts and, in most cases, will make advances to that account when a deficiency exists in that account.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

     In most cases, the Collection Account will be an Eligible Account and the funds held in that account may be invested, pending remittance to the trustee, in eligible investments. The master servicer will usually be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

     In most cases, the master servicer will deposit into the Collection Account for each series on the business day after the closing date any amounts representing scheduled payments due after the related cut-off date but received by the master servicer on or before the related cut-off date. After the cut-off date, the master servicer will deposit into the Collection Account after the date of receipt of those scheduled payments, the following payments and collections received or made by it, other than payments representing principal of and interest on the related loans due on or before that cut-off date:

      All payments on account of principal, including prepayments, on those loans;

      All payments on account of interest on those loans net of any portion of that payment retained by the related servicer, including the master servicer, if any, as servicing compensation on the loans in accordance with the related pooling and servicing agreement or servicing agreement;

      All Insurance Proceeds and all amounts received by the master servicer in connection with the liquidation of defaulted loans or property acquired relating to those defaulted loans, whether through foreclosure sale or otherwise. This includes all payments in connection with those loans received from the mortgagor, other than Liquidation Proceeds, exclusive of proceeds to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures, net of Liquidation Expenses;

      Any Buydown Funds, and, if applicable, investment earnings on the Buydown Funds required to be paid as described in this prospectus;

      All proceeds of any mortgage loan in that trust purchased, or, in the case of a substitution, other amounts representing a principal adjustment, by the master servicer, the seller or any other person under the terms of the related pooling and servicing agreement or servicing agreement;

      All amounts required to be deposited in that trust in connection with any losses on eligible investments under the related pooling and servicing agreement or servicing agreement; and

      All other amounts required to be deposited in that trust under the related pooling and servicing agreement or servicing agreement.

     The master servicer is permitted, from time to time, to make withdrawals from the Collection Account for various purposes, as specified in the related pooling and servicing agreement or servicing agreement, which, in most cases, will include the following, except as otherwise provided in that agreement:

      to make deposits to the Certificate Account in the amounts and in the manner provided in the pooling and servicing agreement or servicing agreement;

      to reimburse itself for Advances, including amounts advanced for taxes, insurance premiums or similar expenses as to any mortgaged property, out of late payments or collections on the related mortgage loan for which those Advances were made;

      to pay to itself unpaid Servicing Fees, out of payments or collections of interest on each mortgage loan;

      to pay to itself as additional servicing compensation any investment income on funds deposited in the Collection Account, and, if so provided in the related pooling and servicing agreement or servicing agreement, any profits realized on disposition of a mortgaged property acquired by deed in lieu of

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

      foreclosure or otherwise allowed under the related pooling and servicing agreement or servicing agreement;

      to pay to itself or the seller all amounts received on to each mortgage loan purchased, repurchased or removed under the terms of the related pooling and servicing agreement or servicing agreement and not required to be distributed as of the date on which the related purchase price is determined;

      to reimburse itself for any Advance previously made which the master servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise, subject, in the case of a series with senior securities and subordinate securities, to limitations described in the related pooling and servicing agreement or servicing agreement as described in the related prospectus supplement;

      to reimburse itself, the trustee or the depositor for other expenses incurred for which it, the trustee or the depositor is entitled to reimbursement or against which it, the trustee or the depositor is indemnified under the related pooling and servicing agreement or the related servicing agreement and indenture;

      to make any other withdrawals permitted by the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement; and

      to clear the Collection Account of amounts relating to the corresponding loans in connection with the termination of the trust under the pooling and servicing agreement or servicing agreement.

SERVICING ACCOUNTS

     In those cases where a servicer is servicing a mortgage loan, the servicer will usually establish and maintain a Servicing Account that will be an Eligible Account and which is otherwise acceptable to the master servicer. The servicer is required to deposit into the Servicing Account all proceeds of mortgage loans received by the servicer, less its servicing compensation and any reimbursed expenses and advances, to the extent permitted by the subservicing agreement. On the date specified in the related prospectus supplement, the servicer will remit to the master servicer all funds held in the Servicing Account for each mortgage loan, after deducting from that remittance an amount equal to the servicing compensation and unreimbursed expenses and advances to which it is then entitled under the related subservicing agreement, to the extent not previously paid to or retained by it. In addition on each of those dates the servicer will be required to remit to the master servicer any amount required to be advanced under the related subservicing agreement, and the servicer will also be required to remit to the master servicer, within one business day of receipt, the proceeds of any principal Prepayments and all Insurance Proceeds and Liquidation Proceeds.

BUY-DOWN LOANS, GPM LOANS AND OTHER SUBSIDIZED LOANS

     For each Buy-Down Loan, if any, included in a trust the master servicer will deposit all Buy-Down Amounts in a Buy-Down Fund. The amount of that deposit, together with investment earnings on that deposit at the rate specified in the related prospectus supplement, will provide sufficient funds to support the payments on that Buy-Down Loan on a level debt service basis. The master servicer will not be obligated to add to the Buy-Down Account should amounts in that account and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the securityholders may be affected. A Buy-Down Fund, in most cases, will not be included in or deemed to be a part of the trust.

     The terms of some of the loans may provide for the contribution of subsidy funds by the seller of the related mortgaged property or by another entity. The master servicer will deposit the subsidy funds in a Subsidy Fund for that loan. In most cases, the terms of the loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of that loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to that Subsidy Fund any of its own funds. The Subsidy Fund, in most cases, will not be included in or deemed to be a part of the trust.

     If the depositor values any GPM Loans deposited into the trust for a multiple class series on the basis of that GPM Loan's scheduled maximum principal balance, the master servicer will deposit in a GPM Fund complying with the requirements described above for the Collection Account an amount which, together with anticipated reinvestment income on that amount, will be sufficient to cover the amount by which payments of principal and interest on those GPM Loans assumed in calculating payments due on the securities of that

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

multiple class series exceed the scheduled payments on those GPM Loans. The trustee will withdraw amounts from the GPM Fund for a series on a prepayment of those GPM Loan as necessary and apply those amounts to the payment of principal and interest on the securities of that series. Neither the depositor, the master servicer nor any servicer will be obligated to supplement the GPM Fund should amounts in that account and investment earnings on those amounts prove insufficient to maintain the scheduled level of payments, in which event, distributions to the securityholders may be affected. The GPM Fund, in most cases, will not be included in or deemed to be part of the trust.

     For any other type of loan which provides for payments other than on the basis of level payments, an account may be established as described in the related prospectus supplement on terms similar to those relating to the Buy-Down Fund, Subsidiary Fund or the GPM Fund.

ADVANCES

     General. The related prospectus supplement will describe when the master servicer or servicer will make an Advance for delinquent payments of principal of and interest on a loan. In most cases, neither the master servicer nor any servicer will be obligated to make Advances. That obligation to make Advances may be limited in amount, may be limited to advances received from the servicers, if any, or may not be activated until a particular portion of a specified reserve fund is depleted. If the master servicer is obligated to make Advances, a surety bond or other credit support may be provided for that obligation as described in the related prospectus supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer or the master servicer, as the case may be, out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance polices or Liquidation Proceeds for which that Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance polices or Liquidation Proceeds from the related loan, the servicer or master servicer will be entitled to reimbursement from other funds in the Certificate Account, Collection Account or Servicing Account. Recovery also may be from a specified reserve fund as applicable, to the extent specified in the related prospectus supplement. For any multiple class series, so long as the related subordinate securities remain outstanding, those Advances may also be reimbursable in most cases out of amounts otherwise distributable to holders of the subordinate securities, if any.

     Advances in Connection With Prepaid Loans. In addition, when a borrower makes a principal prepayment in full between due dates on the related loan, the borrower will usually be required to pay interest on the principal amount prepaid only to the date of that prepayment. In order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the master servicer may be obligated to advance moneys as needed to cover a full scheduled payment of interest on the related loan, less any related Servicing Fees. That principal prepayment, together with a full scheduled payment of interest on that prepayment to the extent of the adjustment or advance, will be distributed to securityholders on the related distribution date. If the amount necessary to include a full scheduled payment of interest as described in the second preceding sentence exceeds the amount which the master servicer is obligated to advance, as applicable, a shortfall may occur as a result of a prepayment in full. See 'Yield, Prepayment and Maturity Considerations.'

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

     Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related prospectus supplement, the master servicer will be required to maintain or to cause the borrower on each loan to maintain or will use its best reasonable efforts to cause each servicer of a loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for some other hazards as is customary in the state in which the property securing the related loan is located. See 'Description of Mortgage and Other Insurance' in this prospectus. In most cases, coverage will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related loan.

     The master servicer will also maintain on REO Property that secured a defaulted loan and that has been acquired on foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of that REO Property. No earthquake or other

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

additional insurance will be required of any borrower or will be maintained on REO Property acquired for a defaulted loan, other than under those applicable laws and regulations as shall at any time be in force and shall require for additional insurance. When, at the time of origination of a loan or at any time during the term of the loan the master servicer or the related servicer determines that the related mortgaged property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the borrower will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with an acceptable insurance carrier, in an amount representing coverage not less than the lesser of:

      the outstanding principal balance of the loan or

      the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1983 or the National Flood Insurance Reform Act of 1994, as amended.

The pooling and servicing agreement or servicing agreement will obligate the mortgagor to obtain and maintain all requisite flood insurance coverage at the mortgagor's cost and expense, and on the mortgagor's failure to do so, authorizes the master servicer or servicer to obtain and maintain that coverage at the mortgagor's cost and expense and to seek reimbursement for that cost and expense from the mortgagor.

     Any amounts collected by the master servicer or the servicer, as the case may be, under those policies of insurance, other than amounts to be applied to the restoration or repair of the mortgaged property, released to the borrower in accordance with normal servicing procedures or used to reimburse the master servicer for amounts to which it is entitled to reimbursement, will be deposited in the Collection Account. In the event that the master servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency which assigns a rating to that series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO Property. This blanket policy may contain a deductible clause, in which case the master servicer will, in the event that there has been a loss that would have been covered by that policy absent that deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of that deductible clause.

     The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. In most cases, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's Cooperative Dwelling or that Cooperative's building could significantly reduce the value of the collateral securing that Cooperative Loan to the extent not covered by other credit support. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained on a condominium unit relating to any condominium loan. In most cases, the condominium association is responsible for maintenance of hazard insurance insuring the entire condominium building, including each individual condominium unit, and the owner(s) of an individual condominium unit do not maintain separate hazard insurance policies. To the extent, however, that a condominium association and the related borrower on a condominium loan do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's condominium unit or the related condominium building could significantly reduce the value of the collateral securing that condominium loan to the extent not covered by other credit support.

     Special Hazard Insurance Policy. If, and to the extent specified in the related prospectus supplement, the master servicer will maintain a special hazard insurance policy, in the amount specified in the related prospectus supplement, in full force and effect for the loans. In most cases, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the loans. The master servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the special hazard insurance policy with a total coverage which is equal to the

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

then existing coverage of the terminated special hazard insurance policy. However, if the cost of that replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, in most cases, be reduced to a level so that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the master servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account, net of amounts to be used to repair, restore or replace the related property securing the loan or to reimburse the master servicer or a servicer for related amounts owed to it. Some characteristics of the special hazard insurance policy are described under 'Description of Mortgage and Other Insurance -- Hazard Insurance on the Loans.'

     Primary Mortgage Insurance. To the extent described in the related prospectus supplement, the master servicer will be required to use its best reasonable efforts to keep, or to cause each servicer to keep, in full force and effect, a primary mortgage insurance policy for each conventional loan secured by single family property for which that coverage is required for as long as the related mortgagor is obligated to maintain that primary mortgage insurance under the terms of the related loan. The master servicer will not cancel or refuse to renew that primary mortgage insurance policy in effect at the date of the initial issuance of the securities that is required to be kept in force unless a replacement primary mortgage insurance policy for that cancelled or nonrenewed policy is maintained with a Qualified Insurer.

     Primary insurance policies will be required for manufactured home loans only to the extent described in the related prospectus supplement. If primary mortgage insurance is to be maintained for manufactured home loans, the master servicer will be required to maintain that insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see 'Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans.'

     FHA Insurance and VA Guarantees. To the extent specified in the related prospectus supplement, all or a portion of the loans may be insured by the FHA or guaranteed by the VA. The master servicer will be required to take steps that are reasonably necessary to keep that insurance and guarantees in full force and effect. See 'Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans.'

     Pool Insurance Policy. The master servicer may be obligated to use its best reasonable efforts to maintain a pool insurance policy for the loans in the amount and with the coverage described in the related prospectus supplement. In most cases, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the loans. The master servicer will be obligated to pay the premiums for that pool insurance policy on a timely basis.

     The prospectus supplement will identify the pool insurer for the related series of securities. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by Freddie Mac or Fannie Mae or because its claims-paying ability is no longer rated in the category required by the related prospectus supplement, the master servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the master servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the master servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced. However, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, in most cases, be reduced to a level so that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account, net of expenses of the master servicer or any related unreimbursed Advances or unpaid Servicing Fee. Typical terms of the pool insurance policy are described under 'Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans.'

     Bankruptcy Bond. The master servicer may be obligated to use its best reasonable efforts to obtain and after those efforts maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related agreement, unless coverage under that bankruptcy bond has been exhausted through payment of claims. The master servicer may be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the master servicer at any time, provided that the cancellation or reduction does not adversely affect the then current

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

rating of the related series of securities. See 'Description of Mortgage and Other Insurance -- Bankruptcy Bond' in this prospectus.

PRESENTATION OF CLAIMS; REALIZATION ON DEFAULTED LOANS

     The master servicer, on behalf of the trustee and the securityholders, will be required to present or cause to be presented, claims for any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable relating to any FHA insurance or VA guarantee respecting defaulted mortgage loans.

     The master servicer will use its reasonable best efforts to foreclose on, repossess or otherwise comparably convert the ownership of the real properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with the foreclosure or other conversion, the master servicer will follow those practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities for comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines:

      that restoration or foreclosure will increase the Liquidation Proceeds of the related mortgage loan available to the securityholders after reimbursement to itself for those expenses, and that those expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance.

In spite of anything to the contrary in this prospectus, in the case of a trust for which a REMIC election or elections have been made, the master servicer shall not liquidate any collateral acquired through foreclosure later than two years after the acquisition of that collateral, unless a longer period of time is necessary for the orderly liquidation of the collateral and the master servicer has obtained from the Internal Revenue Service, or IRS, an extension of the two year period within which it would otherwise be required to liquidate the collateral. While the holder of mortgaged property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust will have no ability to do so and neither the master servicer nor any servicer will be required to do so.

     For a mortgage loan in default, the master servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both of those remedies if it determines that one remedy is more likely to result in a greater recovery. If that mortgage loan is an Additional Collateral Loan, the master servicer, or the related servicer, if the lien on the Additional Collateral for that Additional Collateral Loan is not assigned to the trustee on behalf of the securityholders, may proceed against the related mortgaged property or the related Additional Collateral first or may proceed against both concurrently, as permitted by applicable law and the terms under which that Additional Collateral is held, including any third-party guarantee. On the first to occur of final liquidation, by foreclosure or otherwise, and a repurchase or substitution under a breach of a representation and warranty, that mortgage loan will be removed from the related trust if it has not been removed previously.

     If any property securing a defaulted loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the master servicer nor any servicer will be required to expend its own funds to restore the damaged property unless it determines:

      that restoration will increase the Liquidation Proceeds of the loan after reimbursement of the expenses incurred by that servicer or the master servicer, and that those expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

     As to collateral securing a Cooperative Loan, any prospective purchaser will, in most cases, have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See 'Legal Aspects of Loans -- Realizing On Cooperative Loan Security' in this prospectus. This approval is usually based on the

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

purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring that approval could limit the number of potential purchasers for those shares and otherwise limit the trust's ability to sell and realize the value of those shares.

     For a defaulted manufactured home loan, the value of the related manufactured home can be expected to be less on resale than a new manufactured home. To the extent equity does not cushion the loss in market value, and that loss is not covered by other credit support, a loss may be experienced by the trust.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     In most cases, for a series, when any mortgaged property is about to be conveyed by the borrower, the master servicer will, to the extent it has knowledge of that prospective conveyance and prior to the time of the consummation of that conveyance, exercise the trustee's right to accelerate the maturity of that loan under the applicable 'due-on-sale' clause, if any, unless the master servicer reasonably believes that the clause is not enforceable under applicable law or if the enforcement of that clause would result in loss of coverage under any primary mortgage insurance policy. If those conditions are not met or the master servicer reasonably believes that enforcement of a due-on-sale clause will not be enforceable, the master servicer is authorized to accept from or enter into a substitution or assumption agreement, on behalf of the trustee, with the person to whom that property has been or is about to be conveyed. Under this agreement, that person becomes liable under the loan and under which the original borrower is released from liability and that person is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the master servicer as additional servicing compensation. The terms of a loan may not be changed in connection with a substitution or assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The master servicer or any servicer will be entitled to a servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In most cases, the master servicer or any servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges, or excess proceeds following disposition of property in connection with defaulted loans and as otherwise specified in this prospectus.

     In most cases, the master servicer will pay the fees of the servicers, if any, and various expenses incurred in connection with the servicing of the loans, including, without limitation:

      the payment of the fees and expenses of the trustee and independent accountants,

      payment of insurance policy premiums and the cost of credit support, if any, and payment of expenses incurred in enforcing the obligations of servicers and sellers and in the preparation of reports to securityholders.

Some of these expenses may be reimbursable under the terms of the related agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of servicers and sellers, from any recoveries in excess of amounts due on the related loans or from specific recoveries of costs.

     The master servicer will be entitled to reimbursement for various expenses incurred by it in connection with the liquidation of defaulted loans. The related trust will suffer no loss by reason of those expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under those insurance policies has been exhausted, the related trust will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the master servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related loan which would be distributable to securityholders. In addition, the master servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted loan, that right of reimbursement being prior to the rights of the securityholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other forms of credit support. The master servicer is also entitled to reimbursement from the Collection Account and the Certificate Account for Advances.

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

     In most cases, the rights of the master servicer to receive funds from the Collection Account or the Certificate Account for a series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of that series.

EVIDENCE AS TO COMPLIANCE

     In most cases, each pooling and servicing agreement and each servicing agreement will provide for delivery, on or before a specified date in each year, to the trustee of an annual statement signed by an officer of the master servicer to the effect that the master servicer has complied in all material respects with the minimum servicing standards specified in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled in all material respects its obligations under the related agreement throughout the preceding year. If there has been material noncompliance with those servicing standards or a material default in the fulfillment of any obligation, that statement shall include a description of that noncompliance or specify that known default, as the case may be, and the nature and status of the default. The statement may be provided as a single form making the required statements as to more than one agreement.

     In most cases, each pooling and servicing agreement and each servicing agreement will also provide that on or before a specified date in each year, beginning the first date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a report to the depositor and the trustee stating the opinion of that firm. The opinion will state that on the basis of an examination by that firm conducted substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertion by management of the master servicer regarding the master servicer's compliance with the minimum servicing standards specified in the Uniform Single Attestation Program for Mortgage Bankers during the preceding year is fairly stated in all material respects, subject to those exceptions and other qualifications that, in the opinion of that firm, those accounting standards require it to report. In rendering its statement that firm may rely, as to the matters relating to the direct servicing of mortgage loans by servicers, on comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants, rendered within one year of that statement, for those servicers which also have been the subject of that examination.

MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer for each series will be identified in the related prospectus supplement. The master servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

     In most cases, the master servicer may not resign from its obligations and duties under the related pooling and servicing agreement or servicing agreement except on its determination that its duties under that agreement are no longer permissible under applicable law or except in connection with a permitted transfer of servicing. This resignation will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the related agreement.

     In the event of an Event of Default under the related pooling and servicing agreement or servicing agreement, the master servicer may be replaced by the trustee or a successor master servicer. See 'The Agreements -- Rights in the Case of Events of Default' in this prospectus.

     In most cases, the master servicer has the right, with the consent of the trustee, which consent shall not be unreasonably withheld, to assign its rights and delegate its duties and obligations under the pooling and servicing agreement or servicing agreement for each series; provided that the purchaser or transferee accepting that assignment or delegation:

      is qualified to sell loans to and service mortgage loans for Fannie Mae or Freddie Mac;

      has a net worth of not less than $10,000,000;

      is acceptable to each rating agency for purposes of maintaining its then-current ratings of the securities;

      is reasonably acceptable to the trustee; and

      executes and delivers to the depositor and the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by that purchaser or transferee of the due and

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

      punctual performance and performed or observed by the master servicer under the related pooling and servicing agreement or servicing agreement from and after the date of that agreement.

     To the extent that the master servicer transfers its obligations to a wholly-owned subsidiary or affiliate, that subsidiary or affiliate need not satisfy the criteria described above. However, in that instance the assigning master servicer will remain liable for the servicing obligations under the related agreement. Any entity into which the master servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the master servicer's obligations under the related agreement, provided that the successor or surviving entity meets the requirements for a successor master servicer described in the preceding paragraph.

     Each pooling and servicing agreement and each servicing agreement will also provide that neither the master servicer, the depositor, nor any director, officer, employee or agent of the master servicer or the depositor, will be under any liability to the related trust or the securityholders for any action taken or for failing to take any action in good faith under the related agreement or for errors in judgment. However, neither the master servicer, the depositor, nor any other person will be protected against any breach of warranty or representations made by that party under the related agreement or the failure to perform its obligations in compliance with any standard of care described in the related agreement or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under that agreement. Each pooling and servicing agreement and each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification from the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under that agreement or by reason of reckless disregard of obligations and duties under that agreement. In addition, the related agreement provides that neither the master servicer nor the depositor is under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the related agreement which, in its opinion, may involve it in any expense or liability. The master servicer or the depositor may, in its discretion, undertake that action which it may deem necessary or desirable for the related agreement and the rights and duties of the parties to that agreement and the interests of the securityholders under that agreement. In that event, the legal expenses and costs of that action and any liability resulting from that action will be expenses, costs, and liabilities of the trust and the master servicer or the depositor will be entitled to be reimbursed for those expenses, costs and liabilities out of the Collection Account, or the Certificate Account, if applicable.

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

                                 CREDIT SUPPORT

GENERAL

     For any series, credit support may be provided for one or more classes of that series or the related mortgage assets. Credit support may be in the form of the following:

      a letter of credit;

      the subordination of one or more classes of the securities of that series;

      subordination created through overcollateralization;

      the establishment of one or more reserve funds;

      use of a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy;

      financial guarantee insurance;

      the use of cross-support features; or

      another method of credit support described in the related prospectus supplement, or any combination of the foregoing, in any case, in the amounts and having the terms and conditions as are acceptable to each rating agency which assigns a rating to the securities of the related series.

Credit support may also be provided in the form of an insurance policy covering the risk of collection and adequacy of any Additional Collateral provided in connection with any Additional Collateral Loan, subject to the limitations described in that insurance policy.

     In most cases, for a series, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on those securities at the security interest rate. If losses occur which exceed the amount covered by credit support or which are not covered by credit support, those losses will be borne by the securityholders. If credit support is provided for a series, the related prospectus supplement will include a description of:

      the amount payable under that credit support,

      any conditions to payment under that credit support not otherwise described in this prospectus,

      the conditions under which the amount payable under that credit support may be reduced and under which that credit support may be terminated or replaced, and the material provisions of any agreement relating to that credit support.

Additionally, the related prospectus supplement will provide some information on the issuer of any third-party credit support, including:

      a brief description of its principal business activities,

      its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

      if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business, and its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

SUBORDINATE SECURITIES; SUBORDINATION RESERVE FUND

     In some issuances, one or more classes of a series may be subordinate securities. The rights of the subordinate securityholders to receive distributions of principal and interest from the Certificate Account on any distribution date may be subordinated to the rights of the senior securityholders to the extent of the then applicable Subordinated Amount as defined in the related prospectus supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate securityholders are paid to the senior securityholders, including amounts withdrawn from the Subordination Reserve Fund, if any, and paid to the senior securityholders. The Subordinated Amount will usually increase whenever there is distributed to the subordinate securityholders amounts for which subordination payments have previously been paid to the senior

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

securityholders, which will occur when subordination payments for delinquencies and some other deficiencies have been recovered.

     A series may include a class of subordinate securities entitled to receive cash flows remaining after distributions made to all other classes. That right will effectively be subordinate to the rights of other securityholders, but will not be limited to the Subordinated Amount. The subordination of a class may apply only in the event of some types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of some provisions of the federal bankruptcy code, 11 United States Code 101 et seq., and regulations promulgated under the federal bankruptcy code, or the Bankruptcy Code, or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a loan.

     In some cases, for any series which includes one or more classes of subordinate securities, a Subordination Reserve Fund may be established. The Subordination Reserve Fund, if any, will be funded with cash, a letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to holders of subordinate securities, or both, as specified in the related prospectus supplement. In most cases, the Subordination Reserve Fund will not be a part of the trust. If the Subordination Reserve Fund is not a part of the trust, the trustee will have a security interest in that Subordination Reserve Fund on behalf of the senior securityholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on senior securities under the circumstances described in the related prospectus supplement.

     Moneys deposited in any Subordination Reserve Fund will be invested in Eligible Reserve Fund Investments. Any reinvestment income or other gain from those investments will usually be credited to the Subordination Reserve Fund for that series, and any loss resulting from those investments will be charged to that Subordination Reserve Fund. Amounts in any Subordination Reserve Fund in excess of the required reserve fund balance may be periodically released to the subordinate securityholders under the conditions and to the extent specified in the related prospectus supplement. Additional information concerning any Subordination Reserve Fund will be described in the related prospectus supplement, including the amount of any initial deposit to that Subordination Reserve Fund, the required reserve fund balance to be maintained in the Subordination Reserve Fund, the purposes for which funds in the Subordination Reserve Fund may be applied to make distributions to senior securityholders and the employment of reinvestment earnings on amounts in the Subordination Reserve Fund, if any.

OVERCOLLATERALIZATION

     Subordination may be provided by one or more classes of senior securities through overcollateralization; i.e., by having a greater amount of aggregate principal balance of the mortgage assets for a series than the aggregate principal balance of the securities of that series. That subordination may exist on the closing date or may be effected through the allocation of interest payments on the loans to reduce the principal balances of some classes of securities.

     In a series with overcollateralization, the allocation of losses to the securities is handled through the priority of payment process, first by interest that otherwise would pay down principal on the securities, and then those losses would be allocated to the senior securities only if the principal balance of the mortgage loans was reduced to less than the principal balance of the senior securities. The level of overcollateralization required under the provisions of the related pooling and servicing agreement or indenture will be subject to various tests based primarily on the loss and delinquency experience of the related mortgage assets, and will be raised and lowered accordingly.

CROSS-SUPPORT FEATURES

     If the mortgage assets for a series are divided into separate asset groups, the beneficial ownership of which is evidenced by a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on senior securities evidencing the beneficial ownership of one asset group prior to distributions on subordinate securities evidencing the beneficial ownership interest in another asset group within the trust. The related prospectus supplement for a series which includes a cross-support

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

feature will describe the manner and conditions for applying that cross-support feature. As to any trust that includes a cross-support feature, only assets of the trust will be used to provide cross-support, and cross-support will be provided only to securities issued by the trust. A trust will not provide a cross-support feature that benefits securities issued by any other trust, and a trust will not receive cross-support from any other trust.

INSURANCE

     Credit support for a series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each insurance policy, for all loans comprising or underlying the mortgage assets for a series, or those loans that have specified characteristics. Those insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the related prospectus supplement, include:

      a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy,

      a special hazard insurance policy covering risks not covered by standard hazard insurance policies,

      a bankruptcy bond covering a number of losses resulting from the bankruptcy of a borrower and application of various provisions of the Bankruptcy Code,

      a repurchase bond covering the repurchase of a loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the organization of the related loan, or other insurance covering other risks associated with the particular type of loan. See 'Description of Mortgage and Other Insurance.'

Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the loans comprising the mortgage assets for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

LETTER OF CREDIT

     The letter of credit, if any, for a series of securities will be issued by the letter of credit bank specified in the related prospectus supplement. Under the letter of credit, the letter of credit bank will be obligated to honor drawings under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under that letter of credit, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities. The letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of various provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under that letter of credit. The obligations of the letter of credit bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust. See 'Description of the Securities -- Optional Termination' and 'The Agreements -- Termination.' A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

FINANCIAL GUARANTEE INSURANCE

     Financial guarantee insurance, if any, for a series of securities will be provided by one or more insurance companies. That financial guarantee insurance will guarantee, for one or more classes of securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions described in or determined in the manner specified in the related prospectus supplement. The financial guarantee insurance may also guarantee against any payment made to a securityholder which is subsequently recovered as a 'voidable preference' payment under the Bankruptcy Code. A copy of the financial

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

guarantee insurance for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the securities of the related series.

RESERVE FUNDS

     One or more reserve funds may be established for a series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination of the foregoing, in the amounts, if any, so specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in those reserve funds a specified amount of the distributions received on the related mortgage assets as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those deposits, will be applied by the trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of and interest on the securities, if required as a condition to the rating of that series by each rating agency rating that series. Reserve funds may be established to provide limited protection, in an amount satisfactory to each rating agency which assigns a rating to the securities, against various types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of various provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a loan. Following each distribution date amounts in that reserve fund in excess of any required reserve fund balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the trustee.

     Moneys deposited in any reserve funds will be invested in Eligible Reserve Fund Investments. Any reinvestment income or other gain from those investments will usually be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to the master servicer or a servicer as additional servicing compensation. See 'Servicing of Loans' and 'The
Agreements -- Investment of Funds.' In most cases, the reserve fund, if any, for a series will not be a part of the trust.

     Additional information concerning any reserve fund will be provided in the related prospectus supplement, including the initial balance of that reserve fund, the required reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

                  DESCRIPTION OF MORTGAGE AND OTHER INSURANCE

     The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages under those insurances are general descriptions only and do not purport to be complete.

MORTGAGE INSURANCE ON THE LOANS

     In most cases, all mortgage loans that are conventional loans secured by single family property and which had initial LTV ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage on the amount of each of those mortgage loans in excess of 75% of the original appraised value of the related mortgaged property and remaining in force until the principal balance of that mortgage loan is reduced to 80% of that original appraised value.

     In some cases, a pool insurance policy will be obtained to cover any loss, subject to limitations described in this prospectus, occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy, FHA insurance or VA guarantee. See 'Pool Insurance Policy' in this prospectus. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against losses sustained in the event of a personal bankruptcy of the borrower under a mortgage loan. See 'Legal Aspects of

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

Loans' in this prospectus. Those losses will be covered to the extent described in the related prospectus supplement by the bankruptcy bond or other credit support, if any.

     To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed mortgage loan, and to the extent those losses are not covered by the pool insurance policy or other credit support for that series, those losses, if any, would affect payments to securityholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See 'Hazard Insurance on the Loans' in this prospectus. Other hazard risks will not be insured and the occurrence of those hazards could adversely affect payments to the securityholders.

     Primary Mortgage Insurance. While the terms and conditions of the primary mortgage insurance policies issued by one primary insurer will differ from those in primary mortgage insurance policies issued by other primary insurers, each primary mortgage insurance policy, in most cases, will pay either:

      the insured percentage of the loss on the related mortgaged property;

      the entire amount of that loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

      at the option of the primary insurer under various primary mortgage insurance policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, after that date, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of the date the mortgage loan would have been discharged in full if the default had not occurred or an approved sale.

The amount of the loss as calculated under a primary mortgage insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of that mortgage loan and accrued and unpaid interest on that mortgage loan and reimbursement of various expenses, less:

      rents or other payments collected or received by the insured, other than the proceeds of hazard insurance, that are derived from the related mortgaged property,

      hazard insurance proceeds in excess of the amount required to restore that mortgaged property and which have not been applied to the payment of the mortgage loan,

      amounts expended but not approved by the primary insurer,

      claim payments previously made on that mortgage loan, and

      unpaid premiums and other amounts.

     As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

      advance or discharge hazard insurance premiums and, as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

      in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

      tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

     The pooling and servicing agreement or servicing agreement for a series, in most cases, will require that the master servicer or servicer maintain, or cause to be maintained, coverage under a primary mortgage insurance policy to the extent this coverage was in place on the cut-off date. In the event that the depositor gains knowledge that, as of the closing date, a mortgage loan had a LTV Ratio at origination in excess of 80% and was not the subject of a primary mortgage insurance policy, was not included in any exception to that standard disclosed in the related prospectus supplement, and that the mortgage loan has a then current LTV Ratio in excess of 80%, then the master servicer or the servicer is required to use its reasonable efforts to obtain and maintain a primary mortgage insurance policy to the extent that this kind of policy is obtainable at a reasonable price.

     Any primary mortgage insurance or primary credit insurance policies relating to loans secured by manufactured homes will be described in the related prospectus supplement.

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

     FHA Insurance and VA Guarantees. The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 234 or Section 235 of the Housing Act. Under
Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Loans insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller paid closing costs for the property, up to specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and
Section 234 programs.

     Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

     The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, and additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

     When entitlement to insurance benefits results from foreclosure, or other acquisition of possession, and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for tax, insurance and similar payments made by it and to deduct amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to loans underlying a series of securities will be described in the related prospectus supplement.

     The Servicemen's Readjustment Act of 1944, as amended, permits a veteran, or in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased on a pro rata basis with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. In spite of the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage on its assignment to the VA.

     Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a primary mortgage insurance policy may be required by the depositor for VA loans in excess of specified amounts. The amount of that additional coverage will be specified in the related prospectus supplement. Any VA guaranty relating to loans underlying a series of securities will be described in the related prospectus supplement.

     Pool Insurance Policy. The master servicer may be required to maintain the pool insurance policy and to present or cause the servicers, if any, to present claims under that policy on behalf of the trustee and the securityholders. See 'Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures.' Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of those policies. The related prospectus supplement will describe any provisions of a pool insurance policy which are materially different from those described in this prospectus.

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

     The responsibilities of the master servicer, the amount of claim for benefits, the conditions precedent to the filing or payment of a claim, the policy provisions and the payment of claims under a pool insurance policy are similar to those described above for primary mortgage insurance policies, subject to the aggregate limit on the amount of coverage. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all mortgage loans in the related trust that have LTV ratios at the time of origination in excess of 80% and that a claim under that primary mortgage insurance policy has been submitted and settled. FHA insurance and VA guarantees will be deemed to be acceptable primary insurance policies under the pool insurance policy. Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which, in most cases, will be:

      the amount of the unpaid principal balance of the defaulted mortgage loan immediately prior to the sale of the mortgaged property,

      the amount of the accumulated unpaid interest on that mortgage loan to the date of claim settlement at the contractual rate of interest, and advances made by the insured as described above less a number of specified payments.

     An approved sale is:

      a sale of the mortgaged property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval,

      a foreclosure or trustee's sale of the mortgaged property at a price exceeding the maximum amount specified by the pool insurer,

      the acquisition of the mortgaged property under the primary mortgage insurance policy by the mortgage insurer, or the acquisition of the mortgaged property by the pool insurer.

     As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and merchantable title to the mortgaged property. If any mortgaged property securing a defaulted mortgage loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to the securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses, and that these expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

     The original amount of coverage under the pool insurance policy will be reduced over the life of the securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer on disposition of all foreclosed mortgaged properties covered by that policy. The amount of claims paid includes expenses incurred by the master servicer as well as accrued interest at the applicable interest rate on delinquent mortgage loans to the date of payment of the claim. See 'Legal Aspects of Loans' in this prospectus. Accordingly, if aggregate net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses will be borne by the trust, and thus will affect adversely payments on the securities. In addition, the exhaustion of coverage under any pool insurance policy may affect the master servicer's or servicer's willingness or obligation to make Advances. If the master servicer or a servicer determines that an Advance relating to a delinquent loan would not be recoverable from the proceeds of the liquidation of that loan or otherwise, it will not be obligated to make an advance for that delinquency since the Advance would not be ultimately recoverable by it. See 'Servicing of Loans -- Advances.'

     Mortgage Insurance for Manufactured Home Loans. A manufactured home loan may be an FHA loan or a VA loan. Any primary mortgage or similar insurance and any pool insurance policy relating to manufactured home loans will be described in the related prospectus supplement.

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

HAZARD INSURANCE ON THE LOANS

     Standard Hazard Insurance Policies for Mortgage Loans. The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy covering the related mortgaged property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. That coverage, in most case, will be in an amount equal to the lesser of the principal balance of that mortgage loan or 100% of the insurable value of the improvements securing the mortgage loan. The pooling and servicing agreement or servicing agreement will provide that the master servicer or servicer shall cause those hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the mortgage loans. The ability of the master servicer or servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to in the next paragraph and under 'Special Hazard Insurance Policy' and 'Other Hazard-Related Insurance; Liability Insurance,' or on the extent to which information in this regard is furnished to the master servicer or the servicer by mortgagors.

     In most cases, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of those terms and conditions are dictated by respective state laws. Those policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in other cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of that mortgage loan, the pooling and servicing agreement or servicing agreement, in most cases, requires the master servicer or servicer to cause to be maintained for that mortgage loan serviced, flood insurance as described under 'Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures.'

     Standard Hazard Insurance Policies for Manufactured Home Loans. The terms of the pooling and servicing agreement or servicing agreement will require the servicer or the master servicer, as applicable, to cause to be maintained for each manufactured home loan one or more standard hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount which is not less than the maximum insurable value of that manufactured home or the principal balance due from the mortgagor on the related manufactured home loan, whichever is less. That coverage may be provided by one or more blanket insurance policies covering losses on the manufactured home loans resulting from the absence or insufficiency of individual standard hazard insurance policies. If a manufactured home's location was, at the time of origination of the related manufactured home loan, within a federally designated flood area, the servicer or the master servicer also will be required to maintain flood insurance.

     If the servicer or the master servicer repossesses a manufactured home on behalf of the trustee, the servicer or the master servicer will either maintain at its expense hazard insurance for that manufactured home or indemnify the trustee against any damage to that manufactured home prior to resale or other disposition.

     Special Hazard Insurance Policy. Although the terms of those policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan, title to which has been acquired by the insured, and to the extent that damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained for that property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay. The amount of this payment is the lesser of (a) the cost of repair or replacement of that property or (b) on transfer of the property to the special hazard insurer, the unpaid principal balance of that loan at the time of acquisition of that property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and expenses incurred by the master servicer or the servicer for that property. If the unpaid principal balance plus accrued interest and various expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance

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

policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, various governmental actions, errors in design, faulty workmanship or materials, except under specific circumstances, nuclear reaction, flood if the mortgaged property is in a federally designated flood area, chemical contamination and other risks.

     Restoration of the property with the proceeds described under (a) in the preceding paragraph is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim that the pool insurance policy may be validly presented for the defaulted loan secured by that property. The payment described under (b) in the preceding paragraph will render unnecessary presentation of a claim relating to that loan under the pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and expenses will not affect the total insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

BANKRUPTCY BOND

     In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan, and, if specified in the related prospectus supplement, any related Additional Collateral, at an amount less than the then outstanding principal balance of that loan. The amount of the secured debt could be reduced to that value, and the holder of that loan thus would become an unsecured creditor to the extent the outstanding principal balance of that loan exceeds the value so assigned to the property, and any related Additional Collateral, by the bankruptcy court. In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding. See 'Legal Aspects of Loans' in this prospectus. If so provided in the related prospectus supplement, the master servicer will obtain a bankruptcy bond or similar insurance contract for proceedings relating to borrowers under the Bankruptcy Code. The bankruptcy bond will cover some losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by that court of the principal amount of a loan and will cover some unpaid interest on the amount of that principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the related prospectus supplement for all loans in the trust secured by single unit primary residences. In most cases, that amount will be reduced by payments made under that bankruptcy bond relating to those loans.

REPURCHASE BOND

     The seller, the depositor or the master servicer may be obligated to repurchase any loan, up to an aggregate dollar amount specified in the related prospectus supplement, for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of that loan. That obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the seller, the depositor or the master servicer.

                                 THE AGREEMENTS

     The following summaries describe specific provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the related agreements. Where particular provisions or terms used in the related agreements are referred to, those provisions or terms are as specified in the related agreements.

ASSIGNMENT OF MORTGAGE ASSETS

     General. The depositor will transfer, convey and assign to the trustee all right, title and interest of the depositor in the mortgage assets and other property to be included in the trust for a series. That assignment will include all principal and interest due on or for the mortgage assets after the cut-off date specified in the related prospectus supplement, except for any Retained Interests. The trustee will, concurrently with that assignment, execute and deliver the securities.

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     Assignment of Private Mortgage-Backed Securities. The depositor will cause private mortgage-backed securities to be registered in the name of the trustee, or its nominee or correspondent. The trustee, or its agent or correspondent, will have possession of any certificated private mortgage-backed securities. In most cases, the trustee will not be in possession of or be assignee of record of any underlying assets for a private mortgage-backed security. See 'The Trust Funds -- Private Mortgage-Backed Securities' in this prospectus. Each private mortgage-backed security will be identified in the mortgage certificate schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private mortgage-backed security conveyed to the trustee. In the related agreement, the depositor will represent and warrant to the trustee regarding the private mortgage-backed securities:

      that the information contained in the mortgage certificate schedule is true and correct in all material respects;

      that, immediately prior to the conveyance of the private mortgage-backed securities, the depositor had good title thereto, and was the sole owner of those private mortgage-backed securities, subject to any Retained Interests;

      that there has been no other sale by it of that private mortgage-backed securities; and

      that there is no existing lien, charge, security interest or other encumbrance, other than any Retained Interest, on those private mortgage-backed securities.

     Assignment of Agency Securities. The depositor will transfer, convey and assign to the trustee, or its nominee or correspondent, all right, title and interest of the depositor in the Agency Securities and other property to be included in the trust for a series. That assignment will include all principal and interest due on or for the Agency Securities after the cut-off date specified in the related prospectus supplement, except for any Retained Interest. The depositor will cause the Agency Securities to be registered in the name of the trustee, or its nominee or correspondent, and the trustee will concurrently authenticate and deliver the securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date and the annual pass-through rate or interest rate for each Agency Security conveyed to the trustee.

     Assignment of Mortgage Loans. In addition, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian:

      the mortgage note for each mortgage loan endorsed without recourse to the order of the trustee or in blank;

      the original mortgage with evidence of recording indicated on that mortgage note, except for any mortgage not returned from the public recording office, in which case a copy of that mortgage will be delivered, together with a certificate that the original of that mortgage was delivered to the recording office; and

      an assignment of the mortgage in recordable form and, if applicable, any riders or modifications to the mortgage note and mortgage, together with other documents as described in the related agreement.

The trustee, or, in some cases, the custodian, will hold those documents in trust for the benefit of the securityholders.

     In most cases, the depositor will, at the time of delivery of the securities, cause assignments to the trustee of the mortgage loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, that recording is not required to protect the trustee's interest in the mortgage loan. As promptly as possible, the depositor will cause that assignments to be so recorded, in which event, the related agreement may require the depositor to repurchase from the trustee any mortgage loan required to be recorded but not recorded within that time, at the price described above for repurchase by reason of defective documentation. In most cases, the enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a mortgage loan to be recorded.

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     For any mortgage loans which are Cooperative Loans, the depositor will cause to be delivered to the trustee, its agent, or a custodian:

      the related original cooperative note endorsed to the order of the trustee,

      the original security agreement, the proprietary lease or occupancy agreement,

      the recognition agreement,

      an executed financing agreement,

      and the relevant stock certificate and related blank stock powers.

The depositor will file in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each Cooperative Loan.

     Each mortgage loan will be identified in the mortgage loan schedule appearing as an exhibit to the related agreement. That mortgage loan schedule will specify, among other things, for each mortgage loan:

      the original principal amount and unpaid principal balance as of the cut-off date;

      the current interest rate;

      the current scheduled payment of principal and interest; the maturity date of the related mortgage note;

      if the mortgage loan is an ARM loan, the minimum mortgage rate, the maximum mortgage rate, if any, and the Periodic Rate Cap; and

      whether the mortgage loan is an Additional Collateral Loan, a Balloon Loan, a Cooperative Loan, a GPM Loan, a GEM Loan, a Buy-Down Loan or a mortgage loan with other than fixed scheduled payments and level amortization.

     Assignment of Manufactured Home Loans. The depositor will cause any manufactured home loans included in the mortgage assets for a series of securities to be assigned to the trustee, together with principal and interest due on or for the manufactured home loans after the cut-off date specified in the related prospectus supplement. Each manufactured home loan will be identified in the loan schedule appearing as an exhibit to the related agreement. That loan schedule will specify, for each manufactured home loan, among other things:

      the original principal balance and the outstanding principal balance as of the close of business on the cut-off date;

      the interest rate;

      the current scheduled payment of principal and interest; and

      the maturity date of the manufactured home loan.

     In addition, for each manufactured home loan, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian, the original manufactured home loan and copies of documents and instruments related to each manufactured home loan and the security interest in the manufactured home securing each manufactured home loan. To give notice of the right, title and interest of the securityholders to the manufactured home loans, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all manufactured home loans as collateral. In most cases, the manufactured home loans will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the manufactured home loans without notice of that assignment, the interest of the securityholders in the manufactured home loans could be defeated. See 'Legal Aspects of Loans -- Manufactured Home Loans.'

     The seller, or other party as described in the related prospectus supplement, will provide limited representations and warranties to the depositor and the trustee concerning the manufactured home loans. Those representations and warranties will include:

      that the information contained in the loan schedule provides an accurate listing of the manufactured home loans and that the information about those manufactured home loans listed in that loan schedule is true and correct in all material respects at the date or dates when that information is furnished;

      that, immediately prior to the conveyance of the manufactured home loans, the depositor had good title to, and was sole owner of, those manufactured home loans, subject to any Retained Interests;

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

      that there has been no other sale by it of those manufactured home loans and that the manufactured home loan is not subject to any lien, charge, security interest or other encumbrance;

      if the master servicer will not directly service the manufactured home loans, each subservicing agreement entered into with a servicer for manufactured home loans comprising the mortgage assets has been assigned and conveyed to the trustee and is not subject to any offset, counterclaim, encumbrance or other charge; and

      the depositor has obtained from each of the master servicer, the servicer, the originator of the manufactured home loans or other entity that is the seller of the related manufactured home loan representations and warranties relating to some information about the origination of and current status of the manufactured home loans, and has no knowledge of any fact which would cause it to believe that those representations and warranties are inaccurate in any material respect. See 'Loan Underwriting Procedures and Standards' in this prospectus.

     Assignment of Participation Securities. The depositor will cause any securities which evidence a participation interest in a loan, obtained under a participation agreement to be assigned to the trustee by delivering to the trustee the participation security, which will be reregistered in the name of the trustee. In most cases, the trustee will not be in possession of or be assignee of record for the loans represented by the participation security. Each participation security will be identified in a participation security schedule which will specify the original principal balance, outstanding principal balance as of the cut-off date, pass-through rate and maturity date for each participation security. In the related agreement, the depositor will represent and warrant to the trustee regarding the participation security:

      that the information contained in the participation security schedule is true and correct in all material respects;

      that, immediately prior to the conveyance of the participation securities, the depositor had good title to and was sole owner of the participation security;

      that there has been no other sale by it of the participation security; and

      that the participation security is not subject to any existing lien, charge, security interest or other encumbrance, other than any Retained Interests.

REPURCHASE AND SUBSTITUTION OF LOANS

     In most cases, if any document in the loan file delivered by the depositor to the trustee, or custodian on behalf of the trustee, is found by the trustee within 90 days of the execution of the related agreement, or promptly after the trustee's receipt of any document permitted to be delivered after the closing date, to be defective in any material respect and the related servicer or seller does not cure that defect within 60 days from the date the master servicer was notified of the defect by the trustee, or within another period specified in the related prospectus supplement, the related servicer or seller if, and to the extent it is obligated to do so under the related servicing agreement or mortgage loan sale agreement will, not later than 90 days or within another period specified in the related prospectus supplement, from the date the seller or the master servicer was notified of the defect by the depositor, the master servicer or the trustee, repurchase the related mortgage loan or any property acquired relating to that repurchase from the trustee. The price to repurchase the related mortgage loan or property is equal to the outstanding principal balance of that mortgage loan, or, in the case of a foreclosed mortgage loan, the outstanding principal balance of that mortgage loan immediately prior to foreclosure, plus accrued and unpaid interest to the date of the next scheduled payment on that mortgage loan at the related mortgage rate.

     In most cases, the master servicer may, rather than repurchase the loan as described above, remove the loan from the trust and substitute in its place one or more other loans provided, however, that:

      for a trust for which no REMIC election is made, that substitution must be effected within 120 days of the date of initial issuance of the securities, and for a trust for which a REMIC election or elections are made, the trustee must have received a satisfactory opinion of counsel that the substitution will not result in a prohibited transactions tax under the Internal Revenue Code or cause the trust to lose its status as a REMIC, or in the case of a trust

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

      consisting of two or more REMICs, that the substitution will not cause that REMIC to lose its status as a REMIC.

     In most cases, any qualified substitute mortgage loan will have on the date of substitution:

      an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted loan, the amount of any shortfall to be deposited to the Certificate Account in the month of substitution for distribution to securityholders;

      an interest rate not lower than and not more than 1% of the interest rate of the deleted loan;

      have a LTV Ratio at the time of substitution no higher than that of the deleted loan at the time of substitution;

      have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted loan; and

      comply with all of the representations and warranties specified in the related agreement as of the date of substitution. The related agreement may include additional requirements relating to ARM loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously.

     In most cases, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a loan document.

     In most cases, the seller, or other party as described in the related prospectus supplement, will make representations and warranties about loans which comprise the mortgage assets for a series. See 'Loan Underwriting Procedures and Standards -- Representations and Warranties' in this prospectus. If the related seller, or other party, cannot cure a breach of those representations and warranties in all material respects within 60 days after notification by the master servicer, the depositor or the trustee of that breach, and if the breach is of a nature that materially and adversely affects interest of the securityholders in that loan, the seller is obligated to cure, substitute or repurchase the affected mortgage loan if those seller is required to do so under the applicable agreement.

REPORTS TO SECURITYHOLDERS

     The master servicer will prepare and will forward or will provide to the trustee for forwarding to each securityholder on each distribution date, or as soon after that distribution date as is practicable, a statement providing, to the extent applicable to any series as specified in the related agreement, among other things:

      as applicable, either (A) the amount of the distribution allocable to principal on the mortgage assets, separately identifying the aggregate amount of any principal prepayments included in that distribution and the amount, if any, advanced by the master servicer or by a servicer or
      (B) the amount of the principal distribution in reduction of stated principal amount of each class and the aggregate unpaid principal amount of each class following that distribution;

      as applicable, either (A) the amount of the distribution allocable to interest on the mortgage assets and the amount, if any, advanced by the master servicer or a servicer or (B) the amount of the interest distribution;

      the amount of servicing compensation for the mortgage assets paid during the Due Period commencing on the due date to which that distribution relates and the amount of servicing compensation during that period attributable to penalties and fees;

      for accrual securities, prior to the Accrual Termination Date in addition to the information specified in (B) of the first clause above of this paragraph, the amount of interest accrued on those securities during the related Interest Accrual Period and added to the principal balance of those securities;

      in the case of floating rate securities, the floating rate applicable to the distribution being made;

      if applicable, the number and aggregate principal balances of loans (A) delinquent for 31 to 60 days, (B) delinquent for 61 days to 90 days and
      (C) delinquent 91 days or more, as of the close of business on the determination date to which that distribution relates;

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

      if applicable, the book value of any REO Property acquired on behalf of securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the distribution date to which that distribution relates;

      if applicable, the amount of coverage under any pool insurance policy as of the close of business on the applicable distribution date;

      if applicable, the amount of coverage under any special hazard insurance policy as of the close of business on the applicable distribution date;

      if applicable, the amount of coverage under any bankruptcy bond as of the close of business on the applicable distribution date;

      in the case of any other credit support described in the related prospectus supplement, the amount of coverage of that credit support as of the close of business on the applicable distribution date;

      in the case of any series which includes a subordinate class, the Subordinated Amount, if any, determined as of the related determination date and if the distribution to the senior securityholders is less than their required distribution, the amount of the shortfall;

      the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to securityholders and the remaining balance of each reserve fund including any Subordination Reserve Fund, if any, on that distribution date, after giving effect to distributions made on that date; and

      any other information as specified in the related agreement.

     In addition, within a reasonable period of time after the end of each calendar year the master servicer, in most cases, will furnish to each securityholder of record at any time during that calendar year a report summarizing the items provided to securityholders as specified in the related agreement to enable securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the securities, if applicable. Information in the distribution date and annual reports provided to the securityholders will not have been examined and reported on by an independent public accountant. However, the master servicer will provide to the trustee a report by independent public accountants concerning the master servicer's servicing of the loans. See 'Servicing of Loans -- Evidence as to Compliance' in this prospectus.

INVESTMENT OF FUNDS

     The Certificate Account, Collection Account or Custodial Account, if any, and any other funds and accounts for a series that may be invested by the trustee or by the master servicer or by the servicer, if any, can be invested only in eligible investments acceptable to each rating agency rating that series, which may include, without limitation:

      direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality of the United States, provided that those obligations are backed by the full faith and credit of the United States;

      commercial paper, having original maturities of not more than nine months, of any corporation incorporated under the laws of the United States or any state of the United States or the District of Columbia which on the date of acquisition has been rated by each rating agency in its highest short-term rating, or the lower category as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each rating agency;

      certificates of deposit, demand or time deposits, federal funds or bankers' acceptances issued by any bank or trust company incorporated under the laws of the United States or of any state of the United States or the District of Columbia. The short-term commercial paper of that bank or trust company, or in the case of the principal depository institution in a depository institution holding company, the long-term unsecured debt obligations of that holding company, at the date of acquisition must have been rated by each rating agency in its highest short-term rating;

      money market funds or mutual funds organized under the Investment Company Act of 1940 rated in the highest rating category by each rating agency;

      repurchase obligation, the collateral of which is held by a third party or the trustee, for any security described in the first clause above of this paragraph provided that the long-term unsecured obligations of

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

      the party agreeing to repurchase those obligations are at the time rated by each rating agency in one of its two highest long-term rating categories; and

      those other investments which do not adversely affect the rating on the securities of that series as confirmed in writing by each rating agency.

     Funds held in a reserve fund or Subordinated Reserve Fund may be invested in eligible reserve fund investments which may include eligible investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the related prospectus supplement.

     Eligible investments or eligible reserve fund investments for a series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account are required to be remitted to the trustee and amounts in the Certificate Account, any reserve fund or the Subordinated Reserve Fund for that series are required or may be anticipated to be required to be applied for the benefit of securityholders of that series.

     Unless provided in the related prospectus supplement, the reinvestment income from the Subordination Reserve Fund, other reserve fund, Servicer Account, Collection Account or the Certificate Account will be property of the trustee, the master servicer or a servicer and not available for distributions to securityholders. See 'Servicing of Loans' in this prospectus.

EVENT OF DEFAULT AND RIGHTS IN THE CASE OF EVENTS OF DEFAULT

     Pooling and Servicing Agreement and Servicing Agreement. Events of default under the pooling and servicing agreement or servicing agreement for each series of certificates or notes, respectively, in most cases, include:

      any failure by the master servicer to remit to the trustee for distribution to the securityholders, or distribution to holders of the equity certificates for a series of notes, of that series any required payment which continues unremedied for five business days, or one business day for other required payments, after the giving of written notice of that failure, requiring the same to be remedied, to the master servicer by the trustee or the depositor for each series of certificates or by the trustee or the issuer for each series of notes, or to the master servicer, the depositor and the trustee for each series of certificates or to the master servicer, the issuer and the trustee for each series of notes by the related holders of securities of that series evidencing at least 25% of Voting Rights of the securities for the series;

      any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related pooling and servicing agreement or servicing agreement which continues unremedied for 30 days after the giving of written notice of that failure:

        to the master servicer by the trustee or the depositor for each series of certificates or by the trustee or the issuer for each series of notes,

        to the master servicer, the depositor and the trustee for each series of certificates, or to the master servicer, the issuer and the trustee for each series of notes by the holders of securities of that series evidencing at least 25% of the Voting Rights of the securities; and

      events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

     In most cases, so long as an event of default remains unremedied under the pooling and servicing agreement or servicing agreement for a series, the trustee for that series or holders of the related securities evidencing at least 51% of the aggregate outstanding principal amount of the securities for that series, the first 51% who provide that notice, or the depositor may terminate all of the rights and obligations of the master servicer as servicer under the pooling and servicing agreement or servicing agreement and in and to the mortgage loans, other than its right as a securityholder or as holder of the equity certificates for a series of notes under the pooling and servicing agreement or servicing agreement, as applicable, which rights the master servicer will retain under all circumstances. The trustee will then succeed to all the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement or servicing agreement. The trustee will also be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together

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

with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the related pooling and servicing agreement or servicing agreement. In most cases, in the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a Fannie Mae- or Freddie Mac-approved mortgage servicing institution with a net worth of at least $10,000,000 or other amount as specified in the related prospectus supplement to act as a successor to the master servicer under the related pooling and servicing agreement or servicing agreement. Pending that appointment, the trustee is obligated to act in that capacity.

     No securityholder of a series, solely by virtue of that holder's status as a securityholder, will have any right under the pooling and servicing agreement or servicing agreement for that series to institute any proceeding for the related pooling and servicing agreement or servicing agreement, unless:

      that holder previously has given to the trustee for that series written notice of default,

      the holders of securities evidencing at least 25% of the aggregate outstanding principal amount of the securities for that series have made written request to the trustee to institute that proceeding in its own name as trustee under that agreement, and the holders of securities evidencing at least 25% of the aggregate outstanding principal amount of the securities for that series have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute that proceeding.

     Indenture. In most cases, an event of default under the indenture will include:

      a default for five days or more, or other period of time described in the related prospectus supplement, in the payment of any principal of or interest on any note or equity certificates of that series;

      failure to perform any other covenant of the issuer in the indenture which continues for a period of 30 days after notice of that covenant is given in accordance with the procedures described in the related prospectus supplement;

      any representation or warranty made by the issuer in the indenture or in any certificate or other writing delivered for or in connection with that representation or warranty or affecting that series having been incorrect in a material respect as of the time made, and the breach is not cured within 30 days after notice of that breach is given in accordance with the procedures described in the related prospectus supplement;

      events of bankruptcy, insolvency, receivership or liquidation of the issuer; or

      any other event of default provided for notes of that series.

     If an event of default for the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount of all the notes of that series to be due and payable immediately. If the notes of that series are accrual securities, the trustee or the holders of that majority may declare that portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, to be due and payable. That declaration may, under various circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

     If following an event of default for any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, despite that acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been that declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless:

      the holders of 100% of the then aggregate outstanding amount of the notes of that series consent to that sale,

      the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of that sale, or

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

      the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of that series.

     In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of liquidation for unpaid fees and expenses. As a result, on the occurrence of that event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of that event of default.

     In the event the principal of the notes of a series is declared due and payable, as described in the second preceding paragraph, the holders of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of that discount that is unamortized.

     No noteholder or holder of an equity certificate of a series, solely by virtue of that holder's status as a noteholder or holder of an equity certificate, will have any right under an owner trust agreement or indenture for that series to institute any proceeding for that agreement unless that holder previously has given to the trustee for that series written notice of default and unless the holders of notes or equity certificates of any class evidencing at least 25% of the aggregate percentage interests constituting that class have made written request on the trustee to institute that proceeding in its own name as trustee under that series and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute for that proceeding.

     Under the terms of the indenture, if an event of default occurs and is continuing, senior securityholders may be entitled to exercise specified rights of the holders of the securities, without the consent of subordinate securityholders, and the subordinate securityholders may exercise those rights only with the prior consent of the senior securityholders.

THE OWNER TRUSTEE

     The identity of the commercial bank, national banking association, banking corporation, savings and loan association or trust company named as the owner trustee for each series of notes will be provided in the related prospectus supplement. The entity serving as owner trustee may have normal banking relationships with the depositor or the master servicer.

THE TRUSTEE

     The identity of the commercial bank, national banking association, banking corporation, savings and loan association or trust company named as the trustee for each series of securities will be provided in the related prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the master servicer. In addition, for the purpose of meeting the legal requirements of various local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust relating to a series of securities. In the event of that appointment, all rights, powers, duties and obligations conferred or imposed on the trustee by the pooling and servicing agreement or indenture relating to that series will be conferred or imposed on the trustee and that separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform various acts, singly on that separate trustee or co-trustee who shall exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee. Those agents shall have any or all of the rights, powers, duties and obligations of the trustee conferred on them by that appointment. However, the trustee shall continue to be responsible for its duties and obligations under the related agreement.

DUTIES OF THE TRUSTEE

     The trustee makes no representations as to the validity or sufficiency of any related agreement, the securities or of any mortgage asset or related documents. If no event of default as described in the applicable agreement has occurred, the trustee is required to perform only those duties specifically required of it under that

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

agreement. On receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of those documents furnished by it or the securityholders to the master servicer under the related agreement.

     The trustee may be held liable for its own grossly negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default. See 'Event of Default and Rights in the Case of Events of Default.' in this prospectus. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

     The trustee may resign, by written notice to the depositor, the master servicer and to all securityholders; provided, that the resignation shall not be effective until a successor trustee is appointed. If no successor trustee has been appointed and has accepted the appointment within 60 days after giving that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The resigning trustee shall not resign and be discharged until the time that the successor trustee is approved by each rating agency. The trustee may also be removed at any time:

      by the depositor, if the trustee ceases to be eligible to continue as trustee under the related pooling and servicing agreement or indenture;

      if the trustee becomes insolvent;

      if a tax is imposed or threatened for the trust by any state in which the trustee or the trust held by the trustee under the related agreement is located; or

      by the holders of securities evidencing at least 51% of the aggregate outstanding principal amount of the securities in the trust on notice to the trustee and to the depositor.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

CERTIFICATE ACCOUNT

     The trustee will establish a Certificate Account in its name as trustee for the securityholders, or if it is so specified in the related prospectus supplement, the Certificate Account may be established by the master servicer in the name of the trustee. The Certificate Account will, in most cases, be an Eligible Account, and the funds held in that account may be invested, pending disbursement to securityholders of the related series, under the terms of the related pooling and servicing agreement or the related servicing agreement and indenture, in eligible investments. The master servicer or the trustee will usually be entitled to receive, as additional compensation, any interest or other income earned on funds in the Certificate Account. There will be deposited into the Certificate Account monthly all funds received from the master servicer and required withdrawals from any reserve funds. In most cases, the trustee is permitted from time to time:

      to make withdrawals from the Certificate Account for each series to remove amounts deposited in that account in error,

      to pay to itself or the master servicer any reinvestment income on funds held in the Certificate Account to the extent it is entitled,

      to remit to the master servicer its Servicing Fee, assumption or substitution fees, late payment charges and other mortgagor charges, reimbursement of Advances and expenses,

      to make deposits to any reserve fund,

      to make regular distributions to the securityholders,

      to clear and terminate the Certificate Account, and

      to make other withdrawals as required or permitted by the related agreements.

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EXPENSE RESERVE FUND

     If specified in the prospectus supplement relating to a series, the depositor may deposit on the related closing date in an Expense Reserve Fund cash or eligible investments which will be available to pay anticipated fees and expenses of the trustee or other agents. The Expense Reserve Fund for a series may also be funded over time through the deposit in the Expense Reserve Fund of all or a portion of cash flow, to the extent described in the related prospectus supplement. The Expense Reserve Fund, if any, will not be part of the trust held for the benefit of the holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more eligible investments.

AMENDMENT OF AGREEMENTS

     The pooling and servicing agreement for each series of certificates may be amended by the depositor, the master servicer, and the trustee for that series, without notice to or consent of the certificateholders:

      to cure any ambiguity;

      to correct or supplement any provision in that pooling and servicing agreement which may be defective or inconsistent with any other provision in that pooling and servicing agreement;

      to make any other provisions regarding matters or questions arising under that pooling and servicing agreement which are not inconsistent with any other provisions of that pooling and servicing agreement; or

      to comply with any requirements imposed by the Internal Revenue Code.

Any of these amendments, other than for the reason described in the last clause of this paragraph, must not adversely affect in any material respect the interests of any certificateholders of that series.

     In most cases, the pooling and servicing agreement for each series of certificates may also be amended by the trustee, the master servicer and the depositor for that series with the consent of the holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the certificates of each class of that series affected by that amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or modifying in any manner the rights of certificateholders of that series. That amendment may not:

      reduce the amount or delay the timing of payments on any certificate without the consent of the holder of that certificate;

      adversely affect the REMIC status, if a REMIC election or elections have been made, for the related trust of a series; or

      reduce the aforesaid percentage of aggregate outstanding principal amount of certificates of each class, the holders of which are required to consent to that amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of certificates affected by that amendment.

     In spite of the foregoing, if a REMIC election or elections have been made for the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or any related REMIC or cause that trust or that REMIC to fail to qualify as a REMIC.

     In most cases, the servicing agreement or indenture for each series of notes may be amended by the parties to that agreement without the consent of any of the noteholders covered by that agreement:

      to cure any ambiguity;

      to correct, modify or supplement any provision in that agreement which may be defective or inconsistent with any other provision in that agreement; or

      to make any other provisions regarding matters or questions arising under the agreement which are not inconsistent with the provisions of that agreement, provided that this action will not adversely affect in any material respect the interests of any noteholder covered by the agreement.

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     In most cases, the servicing agreement or indenture for each series of notes may also be amended by the parties to that agreement with the consent of the holders evidencing not less than 66 2/3% of the aggregate outstanding principal amount of the notes of each class of that series affected by that agreement, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that agreement or modifying in any manner the rights of noteholders of that series. That the amendment may not:

      reduce the amount of or delay the timing of, payments received on any note without the consent of the holder of that note;

      adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in the preceding clause, without the consent of the holders of notes of that class evidencing not less than 66 2/3% of the aggregate outstanding principal amount of the notes of each class of that series affected by that amendment; or

      reduce the aforesaid percentage of aggregate outstanding principal amount of notes of each class, the holders of which are required to consent to that amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of notes affected by that amendment.

VOTING RIGHTS

     The related prospectus supplement will describe the method of determining allocation of voting rights for a series, if other than as described in this prospectus. If specified in the related prospectus supplement, a provider of credit enhancement may be entitled to specified voting rights of the securityholders.

REMIC ADMINISTRATOR

     For any multiple class series of certificates as to which a REMIC election is made, preparation of reports and other administrative duties relating to the trust may be performed by a REMIC Administrator, who may be an affiliate of the depositor.

TERMINATION

     The obligations created by the related agreements for a series will terminate on the distribution to securityholders of all amounts distributable to them under those agreements after:

      the later of the final payment or other liquidation of the last mortgage loan remaining in the trust for that series or the disposition of all property acquired on foreclosure or deed in lieu of foreclosure of any mortgage loan, or the repurchase by the master servicer or the depositor, or other party as specified in the prospectus supplement, from the trustee for that series of all mortgage loans at that time subject to the related agreements and all property acquired in connection with any mortgage loan.

The exercise of that right will effect early retirement of the securities of that series, but the right to so purchase is subject to the aggregate principal balances of the mortgage loans at the time of repurchase being less than a fixed percentage, to be provided in the related prospectus supplement, of the cut-off date aggregate principal balance. In no event, however, will the trust created by the related agreements continue beyond the expiration of 21 years from the death of the last survivor of persons identified in those agreements. For each series, the master servicer or the trustee, as applicable, will give written notice of termination of the related agreements to each securityholder, and the final distribution will be made only on surrender and cancellation of the securities at an office or agency specified in the notice of termination. See 'Description of the Securities -- Optional Termination' in this prospectus.

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                             LEGAL ASPECTS OF LOANS

     The following discussion contains summaries of various legal aspects of housing loans which are general in nature. Because these legal aspects are governed by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete nor to reflect the law of any particular state, nor to encompass the laws of all states in which the properties securing the housing loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

     The mortgage loans, other than Cooperative Loans, comprising or underlying the mortgage assets for a series will be secured by either mortgages or deeds of trust, or deeds to secure debt, depending on the prevailing practice in the state in which the property subject to a mortgage loan is located and may have first, second or third priority. Manufactured housing contracts evidence both the obligation of the obligor to repay the loan evidenced by those manufactured housing contracts and grant a security interest in the related manufactured homes to secure repayment of that loan. However, as manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under various circumstances become subject to real estate title and recording laws. See ' -- Manufactured Home Loans' in this section of the prospectus. In some states, the filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest on the real property encumbered by the mortgage, deed of trust or deed to secure debt. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent, that is, the payment of the indebtedness secured by that mortgage or deed of trust. The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority for those instruments depends on their terms and in some cases the term of separate subordination or intercreditor agreements, the knowledge of the parties to the mortgage and, in most cases, on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee, as described in the next sentence, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In a number of states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee who is the land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes:

      a separate undertaking to make payments on the mortgage note, and an assignment of leases and rents. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor, who is the borrower/homeowner, the beneficiary, who is the lender, and a third-party grantee called the trustee.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, often with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, often with a power of sale, until the debt is repaid. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage, or the deed to secure debt, and, in a number of deed of trust transactions, the directions of the beneficiary.

COOPERATIVE LOANS

     If specified in the prospectus supplement relating to a series of securities, the mortgage loans may include Cooperative Loans. Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the related Cooperative and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien on, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of the financing statements related to that agreement, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. That lien or security

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interest is not, in most cases, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges. That lien or security interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     All Cooperative buildings relating to the Cooperative Loans are usually located in the State of New York. In most cases, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in that Cooperative. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage(s) on the Cooperative's building or underlying land, as is usually the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling those mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is in most cases subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations:

      arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make that final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the mortgage loans, the collateral securing the Cooperative Loans.

     Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most cases, a tenant-stockholder of a Cooperative must make a monthly rental payment to the Cooperative under the proprietary lease, which rental payment represents that tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. In most cases, the lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed under 'Realizing on Cooperative Loan Security', on default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See ' -- Realizing on Cooperative Loan Security' in this section of the prospectus.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

     In general, a 'tenant-stockholder', as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a 'cooperative housing corporation' within the meaning of Section 216(b)(1) of the Internal Revenue Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of specific interest expenses and specific real estate taxes

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allowable as a deduction under Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under that section for any particular year. In the event that this Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Internal Revenue Code for those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Internal Revenue Code, the likelihood that this failure would be permitted to continue over a period of years appears remote.

FORECLOSURE ON MORTGAGE LOANS

     Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt, in most cases, is accomplished by a non-judicial trustee's or grantee's, as applicable, sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property in the case of any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or a deed to secure debt, in some states, prior to a sale the trustee, or grantee, as applicable, must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, prior to that sale, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. In most cases, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest of record in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. In most cases, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under various circumstances a court of equity may relieve the mortgagor from an entirely technical default where that default was not willful.

     Foreclosure of a mortgage, in most cases, is accomplished by judicial action. The action is usually initiated by the service of legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating and serving necessary parties, including borrowers located outside the jurisdiction in which the mortgaged property is located. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Similarly, a suit against the debtor on the mortgage note may take several years and, in most cases, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In the case of foreclosure under a mortgage, a deed of trust, or a deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is in most cases a public sale. However,

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because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee, or grantee, as applicable, for a credit bid less than or equal to the unpaid principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and, in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. After that purchase, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default under those senior mortgages, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a 'due-on-sale' clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, for those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and various governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are often payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are often payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are, in most cases, payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are usually payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

     The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their 'equity of redemption.' The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay various costs of that action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

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REALIZING ON COOPERATIVE LOAN SECURITY

     The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and, in almost all cases, subject to restrictions on transfer as described in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by that tenant-stockholder. In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement often permits the Cooperative to terminate that lease or agreement in the event the borrower defaults in the performance of covenants under that lease or agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement, in most cases, provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate that lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under that proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender, in most cases, cannot restrict and does not monitor, could reduce the amount realized on the sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on that Cooperative Loan.

     Recognition agreements, in most cases, also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing on its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and/or assigning the proprietary lease. That approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize on the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

     Because of the nature of Cooperative Loans, lenders do not require either the tenant-stockholder, that is, the borrower or the Cooperative to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the cooperative dwelling unit in the event of foreclosure.

     A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a 'commercially reasonable' manner. Whether a sale has been conducted in a 'commercially reasonable' manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most cases, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, in most cases, provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. However, if a

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portion of the indebtedness remains unpaid, the tenant-stockholder is usually responsible for the deficiency. See ' -- Anti-Deficiency Legislation and Other Limitations on Lenders' in this section of the prospectus.

RIGHTS OF REDEMPTION

     In some states, after sale under a deed of trust or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, usually ranging from six months to two years, in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only on payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Various states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized on the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee, if there are no trust assets against which that deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies for the security. Consequently, the practical effect of the election requirement, in those states permitting that election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is usually to prevent a beneficiary, grantee, or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale. Various state laws also place a limitation on the mortgagee for late payment charges.

     For mortgage loans secured by collateral in addition to the related mortgaged properties, realization on the additional collateral may be governed by the UCC in effect under the law of the state applicable thereto. Some courts have interpreted the UCC to prohibit or limit a deficiency award in a number of circumstances, including those in which the disposition of the collateral was not conducted in a commercially reasonable manner. In some states, the UCC does not apply to liens on additional collateral consisting of various types of personal property, including, for example, bank accounts and, to some extent, insurance policies and annuities. Realization on that additional collateral will be governed by state laws applicable to that additional collateral rather than by the UCC, and the availability of deficiency awards under those state laws may be limited. Whether realization on any Additional Collateral is governed by the UCC or by other state laws, the ability of secured parties to realize on the additional collateral may be limited by statutory prohibitions that limit remedies for the related mortgage loans. Those prohibitions may affect secured parties either independently or in conjunction with statutory requirements that secured parties proceed against the related mortgaged properties first or against both of those mortgaged properties and the additional collateral concurrently. Some state statutes require secured parties to

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exhaust the security afforded by the mortgaged properties through foreclosure before attempting to realize on the related additional collateral, including any third-party guarantees. Other state statutes require secured parties to foreclose on mortgaged properties and additional collateral concurrently. In states where statutes limit the rights of secured parties to obtain deficiency judgments against borrowers or guarantors following foreclosure on the related mortgaged properties and where secured parties either are required or elect to proceed against those mortgaged properties before proceeding against the related additional collateral, limitations on the amounts of deficiency judgments may reduce the amounts that may be realized by the secured parties on the disposition of that additional collateral. Further, in some states where secured parties may choose whether to proceed against the related mortgaged properties or additional collateral first or against both concurrently, the secured parties, following a proceeding against one, may be deemed to have elected a remedy and may be precluded from exercising remedies for the other. Consequently, the practical effect of the election requirement, in those states permitting that election, is that secured parties will usually proceed against both concurrently or against the mortgaged properties first if prohibited from proceeding against both by state law.

     For Cooperative Loans. In most cases, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under
Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

     Federal Bankruptcy and Other Laws Affecting Creditor's Rights. In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize on collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed on the filing of a bankruptcy petition. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 under the Bankruptcy Code rehabilitative plan to cure a monetary default of a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by permitting the borrower to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property which is not the principal residence of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt. Therefore, for any Additional Collateral Loan secured by property of the debtor in addition to the debtor's principal residence, courts with federal bankruptcy jurisdiction may reduce the amount of each monthly payment, change the rate of interest, alter the repayment schedule, forgive all or a portion of the debt, reduce the lender's security interest to the value of the collateral and otherwise subject that mortgage loan to the cramdown provisions of Chapter 13.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code provides priority to tax liens over the lender's security. This may delay or interfere with the enforcement of rights relating to a defaulted loan. In addition, substantive requirements are imposed on

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lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities on lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans. For mortgage loans secured by collateral in addition to the related mortgaged properties, those tax liens may in some circumstances provide priority over the lien on that additional collateral.

     Some of the mortgage loans known as high cost loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, if those mortgage loans were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels. Purchasers or assignees of any high cost loan could be liable for all claims and subject to all defenses arising under those provisions that the borrower could assert against the originator of that high cost loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. See 'Loan Underwriting Procedures and Standards -- Representations and Warranties.'

LEASEHOLD CONSIDERATIONS

     Mortgage loans may contain leasehold mortgages which are each secured by a lien on the related mortgagor's leasehold interest in the related mortgaged property. Mortgage loans secured by a lien on the borrower's leasehold interest under a ground lease are subject to various risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated, for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee. The leasehold mortgagee would be left without its security. IN THE CASE OF EACH MORTGAGE LOAN SECURED BY A LIEN ON THE RELATED MORTGAGOR'S LEASEHOLD INTEREST UNDER A GROUND LEASE, THAT GROUND LEASE CONTAINS PROVISIONS PROTECTIVE OF THE LEASEHOLD MORTGAGEE. THESE PROVISIONS INCLUDE A PROVISION THAT REQUIRES THE GROUND LESSOR TO GIVE THE LEASEHOLD MORTGAGEE NOTICES OF LESSEE DEFAULTS AND AN OPPORTUNITY TO CURE THEM, A PROVISION THAT PERMITS THE LEASEHOLD ESTATE TO BE ASSIGNED TO THE LEASEHOLD MORTGAGEE OR THE PURCHASER AT A FORECLOSURE SALE AND AFTER THAT ASSIGNMENT TO BE ASSIGNED BY THE LEASEHOLD MORTGAGEE OR THAT PURCHASER AT A FORECLOSURE SALE TO ANY FINANCIALLY RESPONSIBLE THIRD PARTY THAT EXECUTES AN AGREEMENT OBLIGATING ITSELF TO COMPLY WITH THE TERMS AND CONDITIONS OF THE GROUND LEASE AND A PROVISION THAT GIVES THE LEASEHOLD MORTGAGEE THE RIGHT TO ENTER INTO A NEW GROUND LEASE WITH THE GROUND LESSOR ON THE SAME TERMS AND CONDITIONS AS THE OLD GROUND LEASE ON ANY TERMINATION OF THE OLD GROUND LEASE.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or Relief Act, a mortgagor who enters military service after the origination of that mortgagor's mortgage loan, including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that mortgagor's active duty status, unless a court orders otherwise on application of the lender. The Relief Act applies to mortgagors who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on some of the mortgage loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related certificates, and would not be covered by Advances and may not be covered by the applicable form of credit enhancement provided in connection with the related series of certificates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected mortgage loan during the mortgagor's period of active duty status, and, under some circumstances, during an

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additional three month period after that period of active duty status. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related certificates in connection with those certificates. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

     Some of the mortgage loans may be secured by junior mortgages, deeds of trust or deeds to secure debt, which are junior to senior mortgages, deeds of trust or deeds to secure debt which are not part of the trust. The rights of the securityholders, as the holders of a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold on default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure that default and bring the senior loan current, and as a result, reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of that notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

     The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of that property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. In the case of a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

     When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor, as junior loans often do, and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

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DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

     In most cases, the loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of mortgagee. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to some limited exceptions. The Garn-St Germain Act does 'encourage' lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     The Garn-St Germain Act also provides nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, in spite of the fact that a transfer of the property may have occurred. These include intra-family transfers, various transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty on the acceleration of a loan under a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact on the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In addition to limitations imposed by FHA Regulations for contacts partially insured by the FHA under Title I, in some states, there are or may be specific limitations on the late charges that a lender may collect from a borrower for delinquent payments. In some states, there are or may be specific limitations on the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation. In addition, the enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, or OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly for mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize on their security, courts have invoked general equitable principles. In most cases, the equitable principles are designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize on his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice

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require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 , or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31, 1980. Similar federal statutes were in effect for mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to impose interest rate limits by adopting, before April 1, 1983, a law, or constitutional provision, which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Usury limits apply to junior mortgage loans in many states.

ADJUSTABLE INTEREST RATE LOANS

     Alternative mortgage instruments, including adjustable rate mortgage loans and adjustable rate cooperative loans, and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Those restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII.
Title VIII provides that, regardless of any state law to the contrary, state-chartered banks may originate 'alternative mortgage instruments' , including ARM loans, in accordance with regulations promulgated by the Comptroller of the Currency for origination of alternative mortgage instruments by national banks. State chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration, or NCUA, for origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations. State-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, as succeeded by the OTS, for origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of those provisions. Some states have taken this action.

ENVIRONMENTAL LEGISLATION

     Under Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a

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lender can engage and still have the benefit of the secured creditor exemption.
In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all of the operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Those cleanup costs may be substantial. It is possible that those cleanup costs could become a liability of a Trust and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, some federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property, in most cases, are subordinated to the Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the Environmental Lien could be adversely affected.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present on any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make those evaluations prior to the origination of the secured loans. Neither the depositor nor any replacement servicer will be required by any agreement to undertake those evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the depositor will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on that property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties 'known to have an alleged interest in the property,' including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that:

      its mortgage was executed and recorded before the commission of the crime on which the forfeiture is based, or the lender was, at the time of the execution of the mortgage, 'reasonably without cause to believe' that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

NEGATIVE AMORTIZATION LOANS

     A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the

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compounding of interest and the court did not address the applicability of the
Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates and notes offered under this prospectus where Thacher Proffitt & Wood, Brown & Wood LLP or Stroock & Stroock & Lavan LLP is identified in the applicable prospectus supplement as counsel to the depositor. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code, and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, such as banks, insurance companies and foreign investors, some of which may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to under 'REMICs -- Classification of REMICs', are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

      is given for events that have occurred at the time the advice is rendered and is not given for the consequences of contemplated actions, and is directly relevant to the determination of an entry on a tax return.

Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See 'State and Other Tax Consequences.' securityholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered under this prospectus.

     The following discussion addresses securities of two general types:

      REMIC certificates representing interests in a trust that the Trustee will elect to have treated as a 'real estate mortgage investment conduit', or REMIC, under Sections 860A through 860G of the Internal Revenue Code, or the REMIC Provisions, and

      notes representing indebtedness of the issuer for federal income tax purposes.

The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series.

REMICS

     In most cases, as to each series of certificates, the trustee will covenant to elect to treat the trust, or a portion of that trust, as one or more REMICs. The prospectus supplement for each series of certificates will identify all certificates representing 'regular interests' and the 'residual interest' in that REMIC. If a REMIC election or elections will not be made for a trust or some assets of a trust, the federal income tax consequences of the purchase, ownership and disposition of the related certificates will be described in the related prospectus supplement if those certificates are offered by that prospectus supplement.

     The following discussion is based in part on the rules governing original issue discount that are presented in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections, or the OID Regulations, and in part on the REMIC Provisions and the Treasury regulations issued under the REMIC Provisions, which together are referred to as the REMIC Regulations. The OID

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

Regulations do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

     Classification of REMICs

     At the time of the issuance of each series of REMIC certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of that trust, will qualify as a REMIC and the REMIC certificates offered under that REMIC will be considered to evidence ownership of regular interests or residual interests in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for that status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and after that year. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described under ' -- Characterization of Investments in REMIC Certificates.' Although the Internal Revenue Code authorizes the Treasury Department to provide relief in the event of an inadvertent termination of REMIC status, no regulations have been issued implementing this provision. That relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement for each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions.

     Characterization of Investments in REMIC Certificates

     In most cases, the REMIC certificates will be 'real estate assets' within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying those certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as 'real estate assets' within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations. In addition, the REMIC regular certificates will be 'qualified mortgages' within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to a REMIC on that REMIC's startup day in exchange for regular or residual interests in that REMIC.

     The assets of the REMIC will include, in addition to loans, payments on loans, including temporary investments of those proceeds, held pending distribution on the REMIC certificates and may include property acquired by foreclosure held pending sale, a nd amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, or amounts in reserve accounts would be considered to be part of the loans, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the loans for purposes of the foregoing sections. In addition, in some instances loans, including Additional Collateral Loans, may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include Additional Collateral Loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the loans not to qualify for one or more of those characterizations. If so, the related prospectus supplement will describe the loans, including Additional Collateral Loans, that may not be so treated. The REMIC regulations do provide, however, that payments on loans held pending distribution are considered part of the loans for purposes of Section 856(c)(4)(A) of the Internal Revenue Code.

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

     Tiered REMIC Structures

     For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes. At the time of the issuance of that series of REMIC certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the tiered REMICs will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC certificates will be 'real estate assets' within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and 'loans secured by an interest in real property' under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on those certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the tiered REMICs will be treated as one REMIC.

     TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General

     Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income for REMIC regular certificates under an accrual method.

     Original Issue Discount

     Some REMIC regular certificates may be issued with 'original issue discount' within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount, in most cases, will be required to include original issue discount in income as it accrues, in accordance with the 'constant yield' method described in this section, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to REMIC regular certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Internal Revenue Code requires that a reasonable prepayment assumption be used for loans held by, or loans underlying mortgage assets held by, a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used for a REMIC regular certificate must be the same as that used in pricing the initial offering of that REMIC regular certificate. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor, any master servicer nor the trustee will make any representation that the loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than 'qualified stated interest.' 'Qualified stated interest' is interest that is unconditionally payable at least annually, during the entire term of the instrument, at a single fixed rate, at a 'qualified floating rate,' an 'objective rate,' a combination of a single fixed rate and one or more 'qualified floating rates' or one

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

'qualified inverse floating rate,' or a combination of 'qualified floating rates' that does not operate in a manner that accelerates or defers interest payments on that REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion that amount will vary according to the characteristics of that REMIC regular certificates. If the original issue discount rules apply to those certificates, the related prospectus supplement will describe the manner in which those rules will be applied to those certificates in preparing information returns to the certificateholders and the IRS.

     In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is treated as part of the overall cost of that REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that the portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of that REMIC regular certificate. However, the OID Regulations state that all or some portion of that accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether that election could be made unilaterally by a certificateholder.

     In spite of the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of that REMIC regular certificate, by multiplying:

      the number of complete years, rounding down for partial years, from the issue date until that payment is expected to be made, presumably taking into account the prepayment assumption, by a fraction, the numerator of which is the amount of payment, and the denominator of which is the stated redemption price at maturity of that REMIC regular certificate.

Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called 'teaser' interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of that de minimis original issue discount and a fraction, the numerator of which is the amount of that principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See 'Taxation of Owners of REMIC Regular Certificates -- Market Discount' for a description of that election under the OID Regulations.

     Example. A REMIC regular certificate was issued with a de minimis amount of original issue discount. A REMIC regular certificate with a stated redemption price at maturity of $100,000 was issued for $99,261.62 on the closing date. Unless the holder of the REMIC regular certificate makes the election described below in 'Taxation of Owners of REMIC Regular Certificates -- Market Discount,' the holder will include the de minimis original issue discount amount of $738.38 ($100,000.00 -- $99,621.62) into income on a pro rata basis as principal payments on the REMIC regular certificate are received or, if earlier, on disposition of the REMIC regular certificate. If, for example, the holder were to receive a stated principal payment of $10,000 during a taxable year, the holder would include $73.84 in income as shown by the following computation:

Amount of Principal Payment Received........................  $ 10,000
                                                                         = 10%
                                                              --------
Outstanding Stated Principal Amount.........................  $100,000
De Minimis Original Issue Discount Amount...................  $ 738.38
                                                                  x10%
                                                              --------
Portion of De Minimis Original Issue Discount Amount
  Included in Income........................................  $  73.84
                                                              --------
                                                              --------

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

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of that certificate must include in ordinary gross income the sum of the 'daily portions' of original issue discount for each day during its taxable year on which it held that REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

     In most cases, as to each 'accrual period,' each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of that first period, that period begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and (B) the distributions made on that REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over the adjusted issue price of that REMIC regular certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence will be calculated:

      assuming that distributions on the REMIC regular certificate will be received in future periods based on the loans being prepaid at a rate equal to the prepayment assumption, and in the case of mortgage assets other than loans, that distributions will be made with for each mortgage asset in accordance with the prepayment assumption, if any, described in the participation agreement or other organizational document under which that mortgage asset was issued, and using a discount rate equal to the original yield to maturity of the certificate.

For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the loans being prepaid at a rate equal to the prepayment assumption, and in the case of mortgage assets other than loans, that distributions will be made for each mortgage asset in accordance with the participation agreement or other organizational document under which that mortgage asset was issued. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of that certificate, increased by the aggregate amount of original issue discount that accrued for that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases that certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount for that certificate. However, that daily portion will be reduced, if that cost is in excess of the REMIC regular certificate's 'adjusted issue price,' in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on that REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals:

      the adjusted issue price, or, in the case of the first accrual period, the issue price, of that certificate at the beginning of the accrual period which includes that day, plus the daily portions of original issue discount for all days during that accrual period prior to that day, minus any payments of amounts included in the stated redemption price made during that accrual period prior to that day for that certificate.

     Market Discount

     A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining

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

stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain on receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Internal Revenue Code, that certificateholder in most cases will be required to allocate the portion of that distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, that election will apply to all market discount bonds acquired by that certificateholder on or after the first day of the first taxable year to which that election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If that election were made for a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or after that year. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See 'Taxation of Owners of REMIC Regular Certificates -- Premium.' Each of these elections to accrue interest, discount and premium for a REMIC regular certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

     However, market discount for a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if that market discount is less than 0.25% of the remaining stated redemption price of that REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the market discount would be treated in a manner similar to original issue discount of a de minimis amount. See 'Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount.' That treatment may result in market discount being included in income at a slower rate than market discount would be required to be included in income using the method described in the preceding paragraph.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department various rules described in the Committee Report should apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates accrues, at the certificateholder's option:

      on the basis of a constant yield method,

      in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect that regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

     To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which that market discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate in most cases will be required to treat a

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

portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Internal Revenue Code a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. That deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which that market discount is includible in income. If that holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium

     A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of that REMIC regular certificate may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the certificate. If made, that election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument rather than as a separate interest deduction. By analogy to bond premium regulations, any allocable premium in excess of the interest income may be deductible to the extent of prior accruals of interest. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating that certificateholder as having made the election to amortize premium. See 'Taxation of Owners of REMIC Regular Certificates -- Market Discount.' The Committee Report states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code. Those rules presumably will require use of a prepayment assumption in accruing market discount or premium for REMIC regular certificates without regard to whether those certificates have original issue discount.

     Realized Losses

     Under Section 166 of the Internal Revenue Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until that holder's certificate becomes wholly worthless, that is, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount for that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the loans until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear regarding the timing and character of that loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

General

     Although a REMIC is a separate entity for federal income tax purposes, a REMIC, in most cases, is not subject to entity-level taxation, except with regard to prohibited transactions and other transactions. See

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

' -- Prohibited Transactions and Other Possible REMIC Taxes.' Rather, the taxable income or net loss of a REMIC is, in most cases, taken into account by the holder of the REMIC residual certificates. Accordingly, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the REMIC.

     A holder of a REMIC residual certificate, in most cases, will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned that REMIC residual certificate. In most cases, for this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a '30 days per month/90 days per quarter/360 days per year.' The daily amounts so allocated will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income of or allowed as a loss to any REMIC residual certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described under 'Taxable Income of the REMIC' and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be 'portfolio income' for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Internal Revenue Code on the deductibility of 'passive activity losses.'

     A holder of a REMIC residual certificate that purchased that certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds that certificate. Those daily amounts, in most cases, will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations or otherwise, to reduce, or increase the income of a REMIC residual certificateholder that purchased that certificate from a prior holder of that certificate at a price greater than, or less than, the adjusted basis, as defined under 'Basis Rules, Net Losses and Distributions,' that REMIC residual certificate would have had in the hands of an original holder of that certificate. The REMIC Regulations, however, do not provide for those modifications.

     Any payments received by a holder of a REMIC residual certificate in connection with the acquisition of that REMIC residual certificate will be taken into account in determining the income of that holder for federal income tax purposes. Although it appears likely that this payment would be includible in income immediately on its receipt, the IRS might assert that this payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of those payments, holders of REMIC residual certificates should consult their tax advisors concerning the treatment of those payments for income tax purposes.

     The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to 'excess inclusions' and 'noneconomic' residual interests discussed under ' -- Excess Inclusions' and ' -- Noneconomic REMIC Residual Certificates.' The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by those REMIC residual certificateholders for the corresponding period may significantly adversely affect those REMIC residual certificateholders' after-tax rate of return. That disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC residual certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss.

     Taxable Income of the REMIC

     The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by amortization of any premium on issuance, on the REMIC regular certificates, and any other class of REMIC

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

certificates constituting regular interests in the REMIC not offered by this prospectus, amortization of any premium on the loans, bad debt losses for the loans and, except as described below, servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or, if a class of REMIC certificates is not sold initially, their fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount.' The issue price of a REMIC certificate received in exchange for an interest in the loans or other property will equal the fair market value of those interests in the loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the trustee may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income for loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates, that is, under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently as it accrues, on a constant yield basis. See ' -- Taxation of Owners of REMIC Regular Certificates' in this section of the prospectus, which describes a method for accruing that discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

     A loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC's basis in that loan, determined as described above, is less than, or greater than, its stated redemption price. That discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the loans. Premium on any loan to which that election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption. Further, that election would not apply to any loan originated on or before September 27, 1985. Instead, premium on that loan should be allocated among the principal payments on that loan and be deductible by the REMIC as those payments become due or on the prepayment of that loan.

     A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, which includes any other class of REMIC certificates constituting 'regular interests' in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular certificates, which includes any other class of REMIC certificates constituting 'regular interests' in the REMIC not offered by this prospectus, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount,' except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, which includes any other class of REMIC certificates constituting 'regular interests' in the REMIC not offered by this prospectus, described in that Section will not apply.

     If a class of REMIC regular certificates is issued at an issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year relating to the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount.'

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ' -- Prohibited Transactions and Other Possible REMIC Taxes' below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses

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will be allocated as a separate item to the holders of REMIC residual certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See ' -- Possible Pass-Through of Miscellaneous Itemized Deductions.' If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, that excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions

     The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that certificate, increased by amounts included in the income of the REMIC residual certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to that REMIC residual certificateholder.

     A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent that net loss exceeds that REMIC residual certificateholder's adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses may be subject to additional limitations under the Internal Revenue Code, as to which REMIC residual certificateholders should consult their tax advisors.

     Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in that certificate. To the extent a distribution on a REMIC residual certificate exceeds that adjusted basis, it will be treated as gain from the sale of that certificate. Holders of REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in that REMIC residual certificates will not be sufficiently large that those distributions will be treated as nontaxable returns of capital. Their bases in those REMIC residual certificates will initially equal the amount paid for those REMIC residual certificates and will be increased by their allocable shares of the taxable income of the REMIC. However, those bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which that REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent that REMIC residual certificateholders' initial bases are less than the distributions to that REMIC residual certificateholders, and increases in those initial bases either occur after those distributions or, together with their initial bases, are less than the amount of those distributions, gain will be recognized to those REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC residual certificates.

     The effect of these rules is that a REMIC residual certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or on the sale of its REMIC residual certificate. See ' -- Sales of REMIC Certificates,' in this section of the prospectus. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of that REMIC residual certificate to that REMIC residual certificateholder and the adjusted basis that REMIC residual certificate would have had in the hands of an original holder, see ' -- Taxation of Owners of REMIC Residual Certificates -- General.'

     Excess Inclusions

     Any 'excess inclusions' for a REMIC residual certificate will be subject to federal income tax in all events.

     In general, the 'excess inclusions' for a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

      the daily portions of REMIC taxable income allocable to that REMIC residual certificate, over the sum of the 'daily accruals', as defined below, for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder.

The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the 'adjusted issue price' of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the 'long-term Federal rate' in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily

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

accruals for all prior quarters and decreased, but not below zero, by any distributions made for that REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC residual certificates were sold. The 'long-term Federal rate' is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC residual certificateholders, an excess inclusion:

      will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

      will be treated as 'unrelated business taxable income' to an otherwise tax-exempt organization, and will not be eligible for any rate reduction or exemption under any applicable tax treaty for the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors. See, however, ' -- Foreign Investors in REMIC Certificates,' in this section of the prospectus.

     Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that:

      the alternative minimum taxable income of the taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, the alternative minimum taxable of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions.

     Under Treasury regulations yet to be issued, in the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions for those certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of that trust in proportion to the dividends received by those shareholders from that trust. Any amount so allocated will be treated as an excess inclusion for a REMIC residual certificate as if held directly by that shareholder. A similar rule will apply for regulated investment companies, common trust funds and various cooperatives.

     Noneconomic REMIC Residual Certificates

     Under the REMIC Regulations, transfers of 'noneconomic' REMIC residual certificates will be disregarded for all federal income tax purposes if 'a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.' If that transfer is disregarded, the purported transferor will continue to remain liable for any taxes due for the income on that 'noneconomic' REMIC residual certificate. The REMIC Regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents:

      the present value of the expected future distributions, discounted using the 'applicable Federal rate' for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue for the REMIC residual certificate, which rate is computed and published monthly by the IRS, on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and the transferor reasonably expects that for each anticipated excess inclusion the transferee will receive distributions for the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to various restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of that transfer being disregarded. Those restrictions will require each party to a transfer to provide an affidavit that no purpose of that transfer is to impede the assessment or collection of tax, including various representations as to the financial condition of the prospective transferee, as to which the

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

transferor will also be required to make a reasonable investigation to determine that transferee's historic payments of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of that REMIC residual certificate by that purchaser to another purchaser at some future date might be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by that purchaser.

     The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered 'noneconomic' residual interests under the REMIC regulations. However, any disclosure that a REMIC residual certificate will not be considered 'noneconomic' will be based on various assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered 'noneconomic' for purposes of the above-described rules. See
' -- Foreign Investors In REMIC Certificates -- REMIC Residual Certificates' below for additional restrictions applicable to transfers of various REMIC residual certificates to foreign persons.

     Mark-to-Market Rules

     On December 24, 1996, the IRS released Mark-to-Market Regulations relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, any REMIC residual certificate acquired after January 4, 1995 will not be treated as a security and therefore in most cases may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions

     Fees and expenses of a REMIC in most cases will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. In most cases, those fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     For REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder that certificate is an individual, estate or trust, or a 'pass-through entity' beneficially owned by one or more individuals, estates or trusts:

      an amount equal to that individual's, estate's or trust's share of those fees and expenses will be added to the gross income of that holder, and that individual's, estate's or trust's share of those fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.

For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an 'electing large partnership,' 70 percent of that partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will, in most cases, be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners. In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

      3% of the excess of the individual's adjusted gross income over that amount or

      80% of the amount of itemized deductions otherwise allowable for the taxable year.

The amount of additional taxable income reportable by holders of those certificates that are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of that holder of a REMIC certificate that is an individual, estate or trust, or a 'pass-through entity' beneficially owned by one or more individuals, estates or trusts, no

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

deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in that holder's gross income. Accordingly, those REMIC certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Those prospective investors should carefully consult with their own tax advisors prior to making an investment in those certificates.

     Sales of REMIC Certificates

     If a REMIC regular certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC regular certificate. The adjusted basis of a REMIC regular certificate, in most cases, will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by that certificateholder for that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on that REMIC regular certificate received by that certificateholder and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under ' -- Taxation of Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and Distributions.' Except as provided in the following five paragraphs, the gain or loss described will be capital gain or loss provided that REMIC regular certificate is held as a capital asset, which in most cases is property held for investment, within the meaning of Section 1221 of the Internal Revenue Code.

     Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent that gain does not exceed the excess, if any, of:

      the amount that would have been includible in the seller's income for that REMIC regular certificate assuming that income had accrued on that REMIC regular certificate at a rate equal to 110% of the 'applicable Federal rate', in most cases, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to that certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of that certificate, over the amount of ordinary income actually includible in the seller's income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased that certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period that REMIC certificate was held by that holder, reduced by any market discount included in income under the rules described above under ' -- Taxation of Owners of REMIC Regular Certificates -- Market Discount and -- Premium.'

     REMIC regular certificates will be 'evidences of indebtedness' within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC regular certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a 'conversion transaction' within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction, in most cases, is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income, in most cases, will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate 'applicable Federal rate', which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include that net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

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

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC residual certificate reacquires a REMIC residual certificate, or acquires any other residual interest in a REMIC or any similar interest in a 'taxable mortgage pool', as defined in Section 7701(i) of the Internal Revenue Code, during the period beginning six months before, and ending six months after, the date of that sale, the sale will be subject to the 'wash sale' rules of Section 1091 of the Internal Revenue Code. In that event, any loss realized by the REMIC residual certificateholder on the sale will not be deductible, but instead will be added to that REMIC residual certificateholder's adjusted basis in the newly acquired asset.

     Prohibited Transactions and Other Possible REMIC Taxes

     The Internal Revenue Code imposes a Prohibited Transaction Tax. In general, subject to specified exceptions, a prohibited transaction means the disposition of a loan, the receipt of income from a source other than a loan or some other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a Contributions Tax. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to that tax.

     REMICs also are subject to federal income tax at the highest corporate rate on 'net income from foreclosure property,' determined by reference to the rules applicable to real estate investment trusts. 'Net income from foreclosure property,' in most cases, means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. In most cases, it is not anticipated that any REMIC will recognize 'net income from foreclosure property' subject to federal income tax.

     In most cases, to the extent permitted by then applicable laws, any prohibited transactions tax, Contributions Tax, tax on 'net income from foreclosure property' or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee, in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that any of those taxes arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. That tax not borne by the master servicer or the trustee will be charged against the related trust, resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Specific Organizations.

     If a REMIC residual certificate is transferred to a 'disqualified organization' as defined below, a tax would be imposed in an amount, determined under the REMIC Regulations, equal to the product of:

      the present value, which is discounted using the 'applicable Federal rate' for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue for the REMIC residual certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions for that REMIC residual certificate for periods after the transfer and the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of that transfer, the prepayment assumption and any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents. That tax would be, in most cases, imposed on the transferor of the REMIC residual certificate, except that where that transfer is through an agent for a disqualified organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for that tax for a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization, and, as of the time of the transfer, the transferor did not have actual

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knowledge that the affidavit was false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

      residual interests in that entity are not held by disqualified organizations and information necessary for the application of the tax described in this prospectus will be made available.

Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the related pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC residual certificate.

     In addition, if a 'pass-through entity', as defined below, includes in income excess inclusions for a REMIC residual certificate and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

      the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the pass-through entity held by that disqualified organization and the highest marginal federal income tax rate imposed on corporations.

A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity:

      that holder's social security number and a statement under penalty of perjury that the social security number is that of the record holder or a statement under penalty of perjury that the record holder is not a disqualified organization.

For taxable years beginning after December 31, 1997, in spite of the preceding two sentences, in the case of a REMIC residual certificate held by an 'electing large partnership,' all interests in that partnership shall be treated as held by disqualified organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that would be subject to tax under the second preceding sentence is excluded from the gross income of the partnership, in lieu of a deduction in the amount of that tax, in most cases, allowed to pass-through entities.

     For these purposes, a 'disqualified organization' means:

      the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of the foregoing, not including instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Federal Home Loan Mortgage Corporation,

      any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

For these purposes, a 'pass-through entity' means any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E(e)(6) of the Internal Revenue Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, for that interest, be treated as a pass-through entity.

     Termination and Liquidation

     A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment relating of the loans or on a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last distribution on that REMIC residual certificate is less than the REMIC Residual certificateholder's adjusted basis in that certificate, that REMIC residual certificateholder should , but may not, be treated as realizing a loss equal to the amount of that difference, and that loss may be treated as a capital loss. If the REMIC adopts a plan of complete liquidation, within the meaning of Section 860F(a)(4)(A)(i) of the Internal Revenue Code, which may be accomplished by designating in the REMIC's final tax return a date on which that adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on that date, the REMIC will not be

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subjected to any 'prohibited transactions taxes' solely on account of that qualified liquidation, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of regular and residual certificates within the 90-day period.

     Reporting and Other Administrative Matters

     Solely for purposes of the administrative provisions of the Internal Revenue Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. In most cases, the trustee will file REMIC federal income tax returns on behalf of the REMIC, will hold at least a nominal amount of REMIC residual certificates, and will be designated as and will act as the 'tax matters person' for the REMIC in all respects.

     The trustee, as the tax matters person or as agent for the tax matters person, subject to various notice requirements and various restrictions and limitations, in most cases will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will, in most cases, be required to report that REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the trustee, as the tax matters person or as agent for the tax matters person, and the IRS concerning that REMIC item. Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a REMIC residual certificateholder's return. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other information.

     Reporting of interest income, including any original issue discount, for REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports in most cases are required to be sent to various trusts and individual holders of REMIC regular interests and the IRS; holders of REMIC regular certificates that are corporations, trusts described in Sections 664(c) and 4947(a)(1) of the Internal Revenue Code, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information provided in the following paragraph on request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC regular certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date among other things, and requiring that information to be reported to the IRS. Reporting for the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets, will be made as required under the Treasury regulations, in most cases on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, those regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See ' -- Taxation of Owners of REMIC Regular Certificates -- Market Discount.'

     The responsibility for complying with the foregoing reporting rules will be borne by the trustee.

     Backup Withholding as to REMIC Certificates

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the 'backup withholding tax' under Section 3406 of the Internal Revenue Code at a rate of 31% if recipients of those payments fail to furnish to the payor various information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from that tax. Final Withholding Regulations, which are, in most cases, effective for payments made after December 31, 2000, consolidate and modify the

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current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisors regarding the application of the Final Withholding Regulations. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against that recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates

     A REMIC Regular certificateholder that is not a United States person, as defined below, and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not, in most cases, be subject to United States federal income or withholding tax relating to a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with various identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of that certificateholder. The Final Withholding Regulations consolidate and modify the current certification requirements and means by which a non-United States person may claim exemption from United States federal income tax withholding. All holders that are non-United States persons should consult their tax advisors regarding the application of the Final Withholding Regulations, which are effective for payments made after December 31, 2000. For these purposes, United States person means a citizen or resident of the United States, a corporation or partnership or entity treated as a partnership or corporation for United States Federal income tax purposes created or organized in, or under the laws of, the United States, any state of the United States or the District of Columbia except, in the case of a partnership, to the extent provided in regulations, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply for a REMIC regular certificate held by a REMIC Residual certificateholder that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on that United States shareholder's allocable portion of the interest income received by that controlled foreign corporation.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. In most cases, transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

NOTES

     On or prior to the date of the related prospectus supplement for the proposed issuance of each series of notes, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and related documents and on issuance of the notes, for federal income tax purposes:

      the notes will be treated as indebtedness and

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      the issuer, as created under the terms and conditions of the owner trust agreement, will not be characterized as an association, or publicly traded partnership, taxable as a corporation or as a taxable mortgage pool.

     Status as Real Property Loans

     Notes held by a domestic building and loan association will not constitute 'loans . . . secured by an interest in real property' within the meaning of Internal Revenue Code section 7701(a)(19)(C)(v); and (ii) notes held by a real estate investment trust will not constitute 'real estate assets' within the meaning of Internal Revenue Code section 856(c)(4)(A) and interest on notes will not be considered 'interest on obligations secured by mortgages on real property' within the meaning of Internal Revenue Code section 856(c)(3)(B).

     Taxation of Noteholders

     Notes in most cases will be subject to the same rules of taxation as REMIC regular certificates issued by a REMIC, as described above, except that:

      income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and the special rule treating a portion of the gain on sale or exchange of a REMIC regular certificate as ordinary income is inapplicable to the notes. See ' -- REMICs -- Taxation of Owners of REMIC Regular Certificates' and
      ' -- Sales of REMIC Certificates.'

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in 'Material Federal Income Tax Consequences,' potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus. State tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors as to the various tax consequences of investments in the securities offered under this prospectus.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA, or ERISA plans. Section 4975 of the Internal Revenue Code imposes similar prohibited transaction restrictions on qualified retirement plans described in Section 401(a) of the Internal Revenue Code and on individual retirement accounts, or IRAs, described in Section 408 of the Internal Revenue Code (these qualified plans and IRAs, together with ERISA Plans, are referred to in this section as Plans).

     Some employee benefit plans, such as governmental plans as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of those plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is a qualified retirement plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules presented in Section 503 of the Internal Revenue Code.

     In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving parties in interest, unless a statutory, regulatory or administrative exemption is available. Parties in interest that participate in a prohibited transaction may be subject to a penalty, or an excise tax, imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, unless a statutory, regulatory or administrative exemption is available.

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     ERISA Plan Asset Regulations. Transactions involving a trust that issues securities offered under this prospectus might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code for a Plan that purchases the securities, if the underlying mortgage assets and other assets included in the trust are deemed to be assets of the Plan. The U.S. Department of Labor, or DOL, has promulgated ERISA Plan Asset Regulations defining the term 'Plan Assets' for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code. Under the ERISA Plan Asset Regulations, in most cases, when a Plan acquires an 'equity interest' in another entity, such as the trust, the underlying assets of that entity may be considered to be ERISA plan assets unless exceptions apply. In addition to several exceptions not applicable to an entity like the trust, a Plan's Assets will not include an undivided interest in each asset of an entity in which that Plan makes an equity investment if benefit plan investors, that is, ERISA plans and employee benefit plans not subject to ERISA, do not own, in the aggregate, 25% or more in value of any class of equity securities issued by the entity. Neither ERISA plans nor persons investing ERISA plan assets should acquire or hold securities in reliance on the availability of any exception under the ERISA Plan Asset Regulations. The ERISA Plan Asset Regulations provide that the term 'equity interest' means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no 'substantial equity features.' Under the ERISA Plan Asset Regulations, ERISA plan assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan, such as a certificate or a note with 'substantial equity features,' and, because of the factual nature of some of the rules presented in the ERISA Plan Asset Regulations, ERISA plan assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest, such as the trust. Without regard to whether the notes are characterized as equity interests, the purchase, sale and holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuer, the applicable trustee or any of their respective affiliates is or becomes a party in interest for that Plan.

     Any person who has discretionary authority or control respecting the management or disposition of ERISA plan assets, and any person who provides investment advice for such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust constitute ERISA plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or some affiliates of those entities may be deemed to be a Plan 'fiduciary' and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Internal Revenue Code for the investing Plan. In addition, if the mortgage assets and other assets included in a trust constitute ERISA plan assets, the purchase of certificates by a Plan, as well as the operation of the trust, may constitute or involve a prohibited transaction under ERISA or the Internal Revenue Code.

     The ERISA Plan Asset Regulations provide that where a Plan acquires a 'guaranteed governmental mortgage pool certificate,' the Plan's assets include that certificate but do not solely by reason of the Plan's holdings of that certificate include any of the mortgages underlying that certificate. The ERISA Plan Asset Regulations include in the definition of a 'guaranteed governmental mortgage pool certificate' Freddie Mac Certificates, GNMA Certificates and Fannie Mae Certificates. Accordingly, even if those Agency Securities included in a trust were deemed to be assets of Plan investors, the mortgages underlying those Agency Securities would not be treated as assets of those ERISA plans. Private mortgage-backed securities are not 'guaranteed governmental mortgage pool certificates' within the meaning of the ERISA Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in this prospectus and in the related prospectus supplement before purchasing those certificates.

     Prohibited Transaction Exemption. The DOL has granted to DLJ Prohibited Transaction Exemption 90-83, or the Exemption, which in most cases exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions under
Section 4975(a) and (b) of the Internal Revenue Code, transactions relating to the servicing and operation of mortgage pools and the purchase, sale, holding and disposition of mortgage pass-through securities underwritten by an underwriter, provided that conditions listed in the Exemption are satisfied. For purposes of this Exemption, the term 'underwriter' includes (a) DLJ, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DLJ and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or
(b) is a manager or co-manager for a class of securities. 'Securities' potentially covered by the Exemption would include certificates, notes that are treated as 'equity

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

interests' under the ERISA Plan Asset Regulations, and interests issued by a trust that elects to be treated as a REMIC or FASIT.

     The Exemption provides six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief under the Exemption. First, the acquisition of securities by a Plan or with ERISA plan assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other securities of the same trust. Third, the securities at the time of acquisition by or with ERISA plan assets must be rated in one of the three highest generic rating categories by Standard and Poor's, a Division of the McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Company or Fitch IBCA, Inc., or, together, the Rating Agencies. Fourth, the trustee cannot be an affiliate of any other member of the Restricted Group, as defined below. Fifth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor under the assignment of the assets to the related trust must represent not more than the fair market value of those obligations, and the sum of all payments made to and retained by the master servicer, any servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related agreement and reimbursement of that person's reasonable expenses in connection therewith. Sixth, the Exemption requires that the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Restricted Group consists of the depositor, the related seller, any underwriter, the trustee, the servicer, any obligor with respect to contracts including the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of these parties.

     The Exemption also requires that a trust meet the following requirements:

     (1) The trust must consist solely of assets of a type that have been included in other investment pools;

     (2) Securities in those other investment pools must have been rated in one of the three highest categories of one of the Rating Agencies for at least one year prior to the Plan's acquisition of securities; and

     (3) Securities in those other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any Plan's acquisition of securities.

     A fiduciary of any Plan or other investor of ERISA plan assets contemplating purchasing a certificate or note must make its own determination that the general conditions described above will be satisfied for that certificate or note.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code) in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition in the secondary market of securities by ERISA plans or with ERISA plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition of a certificate or note by a Plan or with ERISA plan assets of an 'Excluded Plan', as defined below, by any person who has discretionary authority or renders investment advice for ERISA plan assets of that Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

      the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the Company or an underwriter and a Plan when the person who has discretionary authority or renders investment advice for the investment of the relevant ERISA plan assets in the securities is (a) a mortgagor as to 5% or less of the fair market value of the assets of the related trust or (b) an affiliate of that person,

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      the direct or indirect acquisition or disposition of securities in the secondary market by a Plan or an entity investing ERISA plan assets, and the holding of securities by a Plan or an entity investing ERISA plan assets.

     Further, if specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code for transactions in connection with the servicing, management and operation of the trusts. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trusts, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through
(D) of the Internal Revenue Code if those restrictions would otherwise apply merely because a person is deemed to be a party in interest for an investing Plan (or the investing entity holding ERISA plan assets) by virtue of providing services to the Plan (or by virtue of having specified relationships to that person) solely as a result of the ownership of securities by a Plan or the investment of ERISA plan assets in securities.

     On July 21, 1997, the DOL amended the Exemption to extend exemptive relief to various mortgage-backed and asset-backed securities transactions using Funding Accounts for trusts issuing pass-through certificates. For the securities, the amendment in most cases allows mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by a trust (the Pre-Funding Limit), to be transferred to that trust within a 90-day or three-month period following the closing date (the Pre-Funding Period) instead of requiring that all those mortgage loans be either identified or transferred on or before the closing date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

      the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the Pre-Funding Limit) must be less than or equal to 25%;

      all obligations transferred after the closing date (the subsequent mortgage loans) must meet the same terms and conditions for eligibility as the original mortgage loans used to create the trust, which terms and conditions have been approved by one of the exemption rating agencies;

      the transfer of those subsequent mortgage loans to the trust during the Pre-Funding Period must not result in the securities to be covered by the Exemption receiving a lower credit rating from a Rating Agency on termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust;

      solely as a result of the use of pre-funding, the weighted average annual percentage interest rate, or Average Interest Rate, for all of the mortgage loans and subsequent mortgage loans in the trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the mortgage loans which were transferred to the trust on the closing date;

      in order to ensure that the characteristics of the subsequent mortgage loans are substantially similar to those of the original mortgage loans:

        the characteristics of the subsequent mortgage loans must be monitored by an insurer or other credit support provider which is independent of the depositor; or

        an independent accountant retained by the depositor must provide the depositor with a letter, with copies provided to the exemption rating agency rating the securities, the underwriter and the trustee, stating whether or not the characteristics of the subsequent mortgage loans conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing that letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the trust as of the closing date;

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      the Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier in various circumstances if the Funding Accounts falls below the minimum level specified in the agreement or an event of default occurs;

      amounts transferred to any Funding Accounts and/or capitalized interest accounts used in connection with the pre-funding may be invested only in permitted investments;

        the prospectus or prospectus supplement must describe any pre-funding account and/or capitalized interest account used in connection with the Funding Account, the duration of the Pre-Funding Period; the percentage and/or dollar amount of the Pre-Funding Limit for the trust; and that the amounts remaining in the funding account at the end of the Pre-Funding Period will be remitted to certificateholders as repayments of principal;

        the trustee, or any agent with which the trustee contracts to provide trust services, must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA. The trustee, as legal owner of the trust, must enforce all the rights created in favor of securityholders of the trust, including employee benefit plans subject to ERISA.

     Before purchasing a certificate or note, a fiduciary of a Plan or other investor of ERISA plan assets should itself confirm:

      that the securities constitute 'certificates' for purposes of the Exemption and that the specific and general conditions provided in the Exemption and the other requirements provided in the Exemption would be satisfied.

In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other Plan investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities by or with ERISA plan assets.

     Any fiduciary or other Plan investor which proposes to purchase securities on behalf of or with ERISA plan assets should consult with its counsel concerning the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the Exemption or any other prohibited transaction exemption in connection with that purchase. In particular, in connection with a contemplated purchase of securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, that fiduciary or other Plan investor should consider the potential availability of the Exemption or Prohibited Transaction Class exemption (PTCE) 83-1, or PTCE 83-1, for various transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief for securities evidencing interests in trusts which include Cooperative Loans and may not provide exemptive relief for securities having particular cash-flow characteristics that may be issued by a trust. In addition, that fiduciary or other Plan investor should consider the availability of PTCE 96-23, regarding transactions effected by 'in-house asset managers', PTCE 95-60, regarding investments by insurance company general accounts, PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, and PTCE 84-14, regarding transactions effected by 'qualified professional asset managers.' The prospectus supplement for a series of securities may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, for the securities offered by that prospectus supplement. There can be no assurance that any of these exemptions will apply for any particular Plan's or other Plan investor's investment in the securities or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with that investment.

     In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides some exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Internal Revenue Code, for transactions involving an insurance company general account. Under Section 401(c) of ERISA, the DOL published Proposed 401(c) Regulations on December 22, 1997, however the required final regulations have not been issued as of the date of this prospectus. The Proposed 401(c) Regulations provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute ERISA plan assets. Section 401(c) of

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ERISA provides that, until the date which is 18 months after the Proposed 401(c)
Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code on the basis of a claim that the assets of an insurance company general account constitute ERISA plan assets, unless:

      as otherwise provided by the Secretary of Labor in the Proposed 401(c) Regulations to prevent avoidance of the regulations, or an action is brought by the Secretary of Labor for breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to ERISA plans on or before December 31, 1998 for which the insurance company does not comply with the Proposed 401(c) Regulations may be treated as ERISA plan assets.

In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as ERISA plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the securities should consult with their legal counsel about the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the securities after the date which is 18 months after the date the Proposed 401(c) Regulations become final.

     Representations from ERISA Plans Investing in Securities. The exemptive relief afforded by the Exemption, or any similar exemption that might be available, will not apply to the purchase, sale or holding of some securities, such as subordinate securities or any securities which are not rated in one of the three highest generic rating categories by the exemption rating agencies. Therefore, transfers of any securities which would cause the assets of the trust to be deemed ERISA plan assets the purchase, holding or transfer of which would not be covered by the Exemption or PTCE 83-1, to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing ERISA plan assets to effect that acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer. This opinion will not be at the expense of the depositor, the trustee or the master servicer, and it will state that the purchase of those securities by or on behalf of that Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Internal Revenue Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement.

     In lieu of that opinion of counsel, the transferee may provide a certification substantially to the effect that the purchase of securities by or on behalf of that Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the agreement and that the following statements are correct:

      the transferee is an insurance company;

      the source of funds used to purchase that securities is an 'insurance company general account' (as that term is defined in PTCE 95-60);

      the conditions provided in Sections I and III of PTCE 95-60 have been satisfied; and

      there is no Plan for which the amount of that general account's reserves and liabilities for contracts held by or on behalf of that Plan and all other ERISA plans maintained by the same employer, or any 'affiliate' of that employer, as defined in PTCE 95-60, or by the same employee organization exceed 10% of the total of all reserves and liabilities of that general account, as determined under PTCE 95-60, as of the date of the acquisition of those securities.

     An opinion of counsel or certification will not be required for the purchase of securities registered through DTC. Any purchaser of a security registered through DTC will be deemed to have represented by that purchase that either (a) the purchaser is not a Plan and is not purchasing those securities on behalf of, or with ERISA plan assets of, any Plan or (b) the purchase of those securities by or on behalf of, or with ERISA plan assets of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement.

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

     Tax Exempt Investors. A Tax Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is 'unrelated business taxable income,' or UBTI, within the meaning of Section 512 of the Internal Revenue Code. All 'excess inclusions' of a REMIC allocated to a REMIC residual certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See 'Material Federal Income Tax
Consequences -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions.'

     Consultation With Counsel. Any fiduciary of a Plan or other Plan investor that proposes to acquire or hold securities on behalf of a Plan or with ERISA plan assets should consult with its counsel about the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code to the proposed investment and the availability of the Exemption, PTCE 83-1 or any other prohibited transaction exemption.

                                LEGAL INVESTMENT

     Each class of securities offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. In most cases, securities of any series will constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, so long as they are rated by a rating agency in one of its two highest categories and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities. This group includes, but is not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems, created under or existing under the laws of the United States or of any State, including the District of Columbia and Puerto Rico, whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities. Any class of securities that represents an interest in a trust that includes junior mortgage loans will not constitute 'mortgage related securities' for purposes of SMMEA.

     Under SMMEA, if a State enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of those entities in relation to 'mortgage related securities,' the securities will constitute legal investments for entities subject to that legislation only to the extent provided in that legislation. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of that legislation affect the validity of any contractual commitment to purchase, hold or invest in 'mortgage related securities,' or require the sale or other disposition of those securities so long as that contractual commitment was made or those securities acquired prior to the enactment of that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage-related securities without limitations as to the percentage of their assets represented by those mortgage-related securities, federal credit unions may invest in mortgage-related securities, and national banks may purchase mortgage-related securities for their own account without regard to the limitations applicable to investment securities provided in 12 U.S.C. 24 (Seventh), subject in each case to the regulations as the applicable federal regulatory authority may prescribe.

     On April 23, 1998, the Federal Financial Institutions Examination Council issued the 1998 Policy Statement applicable to all depository institutions, providing guidelines for investments in 'high-risk mortgage securities.' The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the NCUA and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in 'high-risk' mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

     The OTS has issued Thrift Bulletin 13a, entitled 'Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,' or TB 13a, which is effective as of December 1, 1998 and applies to thrift

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

institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position to conduct:

      a pre-purchase portfolio sensitivity analysis for any 'significant transaction' involving securities or financial derivatives, and a pre-purchase price sensitivity analysis of any 'complex security' or financial derivative.

For the purposes of TB 13a, 'complex security' includes, among other things, any collateralized mortgage obligation or REMIC security, other than any 'plain vanilla' mortgage pass-through security, that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features. One or more classes of certificates offered by this prospectus and by the related prospectus supplement may be viewed as 'complex securities'. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of 'complex securities with high price sensitivity' be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

     Some classes of securities offered by this prospectus, including any class that is not rated in one of the two highest categories by at least one rating agency, will not constitute 'mortgage related securities' for purposes of SMMEA. Those classes of securities will be identified in the related prospectus supplement. Prospective investors in those classes of securities, in particular, should consider the matters discussed in the following paragraph.

     There may be other restrictions on the ability of some investors either to purchase various classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments under SMMEA or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction applicable to that investor.

                                 LEGAL MATTERS

     Some specific legal matters in connection with the securities offered by this prospectus will be passed on for the depositor and for the underwriters by Thacher Proffitt & Wood, New York, New York, Brown & Wood LLP, New York, New York or Stroock & Stroock & Lavan LLP, New York, New York.

                                 THE DEPOSITOR

     The depositor was incorporated in the State of Delaware on April 14, 1988 and is a wholly-owned subsidiary of Donaldson, Lufkin & Jenrette Inc., a Delaware corporation. The principal executive offices of the depositor are located at 277 Park Avenue, 9th Floor, New York, New York 10172. Its telephone number is (212) 892-3000.

     The depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to those trusts. The depositor has one class of common stock, all of which is owned by Donaldson, Lufkin & Jenrette Inc.

     Neither the depositor, its parent nor any of the depositor's affiliates will ensure or guarantee distributions on the securities of any series.

     As described in this prospectus, the only obligations of the depositor will be under various representations and warranties relating the mortgage assets. See 'Loan Underwriting Standards -- Representations and Warranties' and 'The Agreements -- Assignment of Mortgage Assets' in this prospectus. The depositor will have no ongoing servicing responsibilities or other responsibilities for any Mortgage Asset. The depositor does

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

not have nor is it expected in the future to have any significant assets with which to meet any obligations for any trust. If the depositor were required to repurchase or substitute a loan, its only source of funds to make the required payment would be funds obtained from the seller of that loan, or if applicable, the master servicer or, the servicer. See 'Risk Factors' in this prospectus.

                                USE OF PROCEEDS

     The depositor will apply all or substantially all of the net proceeds from the sale of each series offered by this prospectus and by the related prospectus supplement to purchase the mortgage assets, to repay indebtedness which has been incurred to obtain funds to acquire the mortgage assets, to establish the reserve funds, if any, for the series and to pay costs of structuring, guaranteeing and issuing the securities. In some cases, securities may be exchanged by the depositor for mortgage assets. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of those additional offerings will be dependent on a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                              PLAN OF DISTRIBUTION

     The securities offered by this prospectus and by the related prospectus supplements will be offered in series may be sold directly by the depositor or may be offered through the underwriters through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

     The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of these methods. The methods are as follows:

      by negotiated firm commitment or best efforts underwriting and public re-offering by the underwriters;

      by placements by the depositor with institutional investors through dealers; and

      by direct placements by the depositor with institutional investors.

     In addition, if specified in the related prospectus supplement, a series of securities may be offered in whole or in part in exchange for the loans, and other assets, if applicable, that would comprise the trust for those securities.

     If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters related to the offer and sale of a particular series of securities will be named on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the securities, the underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with those securities, and any discounts or commissions received by them from the depositor and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of securities will provide that the obligations of the underwriters will be subject to various conditions precedent, that the underwriters will be obligated to purchase those securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in connection with those civil liabilities.

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     The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

     The depositor anticipates that the securities offered by this prospectus will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be 'underwriters' within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to that reoffer or sale.

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                                    GLOSSARY

     1998 POLICY STATEMENT -- The revised supervisory statement setting for the guidelines for investments in 'high risk mortgage securities'. The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the NCUA and the OTS with an effective date of May 26, 1998.

     401(C) REGULATIONS -- The unissued final regulations, for proposed regulations of the DOL published on December 22, 1997, Section 401(c) of ERISA.

     ACCRUAL TERMINATION DATE -- For a class of accrual securities, the distribution date on which all securities of the related series with final scheduled distribution dates earlier than that of that class of accrual securities have been fully paid, or another date or period as may be specified in the related prospectus supplement.

     ADDITIONAL COLLATERAL -- Marketable securities, insurance policies, annuities, certificates of deposit, cash, accounts or other personal property and, in the case of Additional Collateral owned by any guarantor, may consist of real estate.

     ADDITIONAL COLLATERAL LOAN -- A mortgage loan that, in addition to being secured by the related mortgaged property, is secured by other collateral owned by the related mortgagors or are supported by third-party guarantees secured by collateral owned by the related guarantors.

     ADVANCE -- A cash advance by the master servicer or a servicer for delinquent payments of principal of and interest on a loan, and for the other purposes specified in this prospectus and in the related prospectus supplement.

     AGENCY SECURITIES -- Mortgage-backed securities issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies.

     AVAILABLE DISTRIBUTION AMOUNT -- The amount in the Certificate Account, including amounts deposited in that account from any reserve fund or other fund or account, eligible for distribution to securityholders on a distribution date.

     BALLOON LOAN -- A mortgage loan with payments similar to a conventional loan, calculated on the basis of an assumed amortization term, but providing for a Balloon Payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than that assumed amortization term.

     BALLOON PAYMENT -- The payment of all outstanding principal and interest made at the end of the term of a Balloon Loan.

     BI-WEEKLY LOAN -- A mortgage loan which provides for payments of principal and interest by the borrower once every two weeks.

     BUY-DOWN FUND -- A custodial account, established by the master servicer or the servicer for a Buy-Down Loan, that meets the requirements described in this prospectus.

     BUY-DOWN LOAN -- A level payment mortgage loan for which funds have been provided by a person other than the mortgagor to reduce the mortgagor's scheduled payment during the early years of that mortgage loan.

     BUY-DOWN PERIOD -- The period in which the borrower is not obligated to pay the full scheduled payment otherwise due on a Buy-Down Loan.

     BUY-DOWN MORTGAGE RATE -- For any Buy-Down Loan, the hypothetical reduced interest rate on which scheduled payments are based.

     BUY-DOWN AMOUNTS -- For any Buy-Down Loan, the maximum amount of funds that may be contributed by the Servicer of that Buy-Down Loan.

     CALL CERTIFICATE -- Any Certificate evidencing an interest in a Call Class.

     CALL CLASS -- A class of certificates under which the holder will have the right, at its sole discretion, to terminate the related trust resulting in early retirement of the certificates of the series.

     CALL PRICE -- In the case of a call as to a Call Class, a price equal to 100% of the principal balance of the related certificates as of the day of that purchase plus accrued interest at the applicable pass-through rate.

     CERTIFICATE ACCOUNT -- For a series, the account established in the name of the trustee for the deposit of remittances received from the master servicer relating to the mortgage assets in a trust.

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     COLLECTION ACCOUNT -- For a series, the account established in the name of the master servicer for the deposit by the master servicer of payments received from the mortgage assets in a trust, or from the servicers, if any.

     CONTRIBUTIONS TAX -- The imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

     COOPERATIVE -- A corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.

     COOPERATIVE DWELLING -- An individual housing unit in a building owned by a cooperative.

     COOPERATIVE LOAN -- A housing loan made for a Cooperative Dwelling and secured by an assignment by the borrower/tenant-stockholder, of a security interest in shares issued by the applicable Cooperative.

     DESIGNATED SELLER TRANSACTION -- A series of securities where the mortgage loans included in the trust are delivered either directly or indirectly to the depositor by one or more unaffiliated sellers identified in the related prospectus supplement.

     DISQUALIFIED PERSONS -- For these purposes means:

           the United States, any State or political subdivision of the United States or any State, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but would not include instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or Freddie Mac,

           any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code, any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code,

           an 'electing large partnership,' as described in Section 775 of the Code, or any other person so designated by the trustee based on an opinion of counsel that the holding of an ownership interest in a REMIC certificate by that person may cause the related trust or any person having an ownership interest in the REMIC certificate, other than that person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a REMIC certificate to that person.

     ELIGIBLE ACCOUNT -- An account maintained with a federal or state chartered depository institution:

           the short-term obligations of which are rated by each rating agency in its highest rating at the time of any deposit in that account,

           insured by the FDIC to the limits established by that Corporation, the uninsured deposits in which account are otherwise secured in a way that, as evidenced by an opinion of counsel delivered to the trustee prior to the establishment of that account, the holders of the securities will have a claim as to the funds in that account and a perfected first priority security interest against any collateral securing those funds that is superior to claims of any other depositors or general creditors of the depository institution with which that account is maintained a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity, or an account or accounts of a depository institution acceptable to the rating agencies.

Eligible Accounts may bear interest.

     ENVIRONMENTAL LIEN -- A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

     ESCROW ACCOUNT -- An account, established and maintained by the master servicer or the servicer for a loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premium and other comparable items that are required to be paid to the mortgagee are deposited.

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     FUNDING ACCOUNT -- An account established for the purpose of purchasing additional loans.

     GEM LOAN -- A fixed rate, fully amortizing mortgage loan providing for monthly payments based on a 10-to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of those increases being applied to principal, and with further provision for level payments thereafter.

     GPM FUND -- A trust account established by the master servicer or the servicer of a GPM Loan into which funds sufficient to cover the amount by which payments of principal and interest on that GPM Loan assumed in calculating payments due on the securities of the related multiple class series exceed scheduled payments on that GPM Loan.

     GPM LOAN -- A mortgage loan providing for graduated payments, having an amortization schedule:

           requiring the mortgagor's monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period of time after which the monthly installments became fixed for the remainder of the mortgage term, providing for deferred payment of a portion of the interest due monthly during that period of time, and providing for recoupment of the interest deferred through negative amortization whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note.

     INSURANCE PROCEEDS -- Amounts paid by the insurer under any of the insurance policies covering any loan or mortgaged property.

     INTEREST ACCRUAL PERIOD -- The period specified in the related prospectus supplement for a multiple class series, during which interest accrues on the securities or a class of securities of that series for any distribution date.

     LIQUIDATION EXPENSES -- Expenses incurred by the master servicer, or the related servicer, in connection with the liquidation of any defaulted mortgage loan and not recovered under a primary mortgage insurance policy.

     LIQUIDATED MORTGAGE LOAN -- A defaulted mortgage loan as to which the master servicer has determined that all amounts which it expects to recover from or on account of that mortgage loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise have been recovered.

     LIQUIDATION PROCEEDS -- Amounts received by the master servicer or servicer in connection with the liquidation of a mortgage, net of liquidation expenses.

     MARK-TO-MARKET REGULATIONS -- The final regulations of the IRS, released on December 24, 1996, relating to the requirement that a securities dealer mark to market securities held for sale to customers.

     PARTIES IN INTEREST -- For a Plan, persons who have specified relationships to the Plans, either 'Parties in Interest' within the meaning of ERISA or Disqualified Persons within the meaning of the Internal Revenue Code.

     PERIODIC RATE CAP -- For any ARM loan, the maximum amount by which mortgage rate of that ARM loan may adjust for any single adjustment period.

     PRE-FUNDING PERIOD -- For the securities, the period in which supporting payments of the related mortgage loans, having a value equal to no more than 25% of the total principal amount of those securities, to be transferred to the related trust instead of requiring that the related mortgage loans be either identified or transferred on or before the Closing Date, which period will be no longer than 90 days or three months following the Closing Date.

     PRE-FUNDING LIMIT -- For the securities, the ratio of the amount allocated to the Funding Account to the total principal amount of the securities, which must be less than or equal to 25%.

     QUALIFIED INSURER -- A mortgage guarantee or insurance company duly qualified as a mortgage guarantee or insurance company under the laws of the states in which the mortgaged properties are located, duly authorized and licensed in those states to transact the applicable insurance business and to write the insurance provided.

     REO PROPERTY -- Real property which secured a defaulted loan which has been acquired on foreclosure, deed in lieu of foreclosure or repossession.

     RETAINED INTEREST -- For a mortgage asset, the amount or percentage specified in the related prospectus supplement which is not sold by the depositor or seller of the mortgage asset and, therefore, is not included in the trust for the related series.

     RESTRICTED GROUP -- The group consisting of any underwriter, the master servicer, any servicer, any subservicer, the trustee and any obligor for assets of a trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust as of the date of initial issuance of the securities.

     SERVICER ACCOUNT -- An account established by a servicer, other than the master servicer, who is directly servicing loans, into which that servicer will be required to deposit all receipts received by it relating to the mortgage assets serviced by that servicer.

     SERVICING FEE -- The amount paid to the master servicer on a given distribution date, in most cases, determined on a loan-by-loan basis, and calculated at a specified per annum rate.

     SUBORDINATED AMOUNT -- The amount, if any, specified in the related prospectus supplement for a series with a class of subordinate securities, that the subordinate securities are subordinated to the senior securities of the same series.

     SUBORDINATION RESERVE FUND -- The subordination reserve fund, if any, for a series with a class of subordinate securities, established under the related pooling and servicing agreement or indenture.

     SUBSEQUENT MORTGAGE LOAN -- Additional mortgage loans transferred to the related trust after the closing date.

     SUBSIDY FUND -- For any loan, a custodial account, which may be interest-bearing, complying with the requirements applicable to a Collection Account in which the master servicer will deposit subsidy funds.

     TAX-EXEMPT INVESTOR -- Tax-qualified retirement plans described in
Section 401(a) of the Internal Revenue Code and on individual retirement accounts described in Section 408 of the Internal Revenue Code.

     TAX-FAVORED PLANS -- An ERISA plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code.

     UNITED STATES PERSON -- 'United States person' means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state of the United States or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence.

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

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     You should carefully consider the Risk Factors beginning on Page 3 in this prospectus.

     This prospectus together with the accompanying prospectus supplement will constitute the full prospectus.

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

                      FIRST NATIONWIDE TRUST SERIES 1999-4


                         DLJ MORTGAGE ACCEPTANCE CORP.
                                   Depositor

                     FIRST NATIONWIDE MORTGAGE CORPORATION
                              Seller and Servicer

                           HEADLANDS MORTGAGE COMPANY
                                     Seller


                       MORTGAGE PASS-THROUGH CERTIFICATES

                                 SERIES 1999-4

                                 $1,100,001,848
                                 (APPROXIMATE)


                          ---------------------------

                             PROSPECTUS SUPPLEMENT

                          ---------------------------


                          DONALDSON, LUFKIN & JENRETTE

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

    WE ARE NOT OFFERING THE SERIES 1999-4 MORTGAGE PASS-THROUGH CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

    WE DO NOT CLAIM THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATES STATED ON THE RESPECTIVE COVERS.

    DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE SERIES 1999-4 MORTGAGE PASS-THROUGH CERTIFICATES AND FOR THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE SERIES 1999-4 MORTGAGE PASS-THROUGH CERTIFICATES WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS FOR NINETY DAYS FOLLOWING THE DATE OF THIS PROSPECTUS SUPPLEMENT.

                                August 26, 1999



                            STATEMENT OF DIFFERENCES
                            ------------------------

The trademark symbol shall be expressed as ............................ 'TM'
The service mark symbol shall be expressed as ......................... 'sm'
The section symbol shall be expressed as .............................. 'SS'